UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material under Rule 14a-12

NCI BUILDING SYSTEMS, INC.
(Name of Registrant as Specified In Its Charter)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how much it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

April 22, 2019
Dear Stockholder:
You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. EDT on Thursday, May 23, 2019, at the Umstead Hotel and Spa located at 100 Woodland Pond Drive, Cary, North Carolina 27513. At this meeting you will be asked to:
(1)
Proposal 1:   Elect the four (4) Class II directors named in the accompanying proxy statement to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified or until their resignation;

(2)
Proposal 2:   Provide an advisory vote on the frequency of the advisory vote on executive compensation;

(3)
Proposal 3:   Provide an advisory vote on executive compensation;

(4)
Proposal 4:   Ratify the appointment of Grant Thornton LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

(5)
Proposal 5:   Approve the Company’s Third Amended and Restated Certificate of Incorporation (the “Amendment”) to change the name of the Company from “NCI Building Systems, Inc.” to “Cornerstone Building Brands, Inc.” (the “Name Change”);

(6)
Proposal 6:   Approve the proposed amendment of the Company’s 2003 Long-Term Stock Incentive Plan to increase the number of shares of the Company’s common stock available for awards thereunder by an additional 6,200,000 shares; and

(7)
Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting of Stockholders. Therefore, whether or not you expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope or submit your proxy using the telephone or Internet procedures that may be provided to you at your earliest convenience. Please note that using any of these methods will not prevent you from attending the meeting and voting in person.
Very truly yours,
/s/ James S. Metcalf

JAMES S. METCALF
Chairman and Chief Executive Officer

NCI BUILDING SYSTEMS, INC.
5020 Weston Parkway
Suite 400
Cary, North Carolina 27513

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2019

The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at the Umstead Hotel and Spa, located at 100 Woodland Pond Drive, Cary, North Carolina 27513, on Thursday, May 23, 2019, at 10:00 a.m. EDT. The Annual Meeting of Stockholders will be held for the following purposes:
(1)
Proposal 1:   Elect the four (4) Class II directors named in the accompanying proxy statement to serve until the 2022 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified or until their resignation

(2)
Proposal 2:   Provide an advisory vote on the frequency of the advisory vote on executive compensation;

(3)
Proposal 3:   Provide an advisory vote on executive compensation;

(4)
Proposal 4:   Ratify the appointment of Grant Thornton LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for the fiscal year ending December 31, 2019;

(5)
Proposal 5:   Approve Company’s Third Amended and Restated Certificate of Incorporation to change the name of the Company from “NCI Building Systems, Inc.” to “Cornerstone Building Brands, Inc.”;

(6)
Proposal 6:   Approve the proposed amendment of the Company’s 2003 Long-Term Stock Incentive Plan to increase the number of shares of the Company’s common stock available for awards thereunder by an additional 6,200,000 shares; and

(7)
Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

Only stockholders of record at the close of business on April 8, 2019 are entitled to notice of, and to vote at, the meeting or any reconvened meeting following any adjournment or postponement thereof.
We are first sending this proxy statement and the enclosed proxy form to stockholders on or about April 22, 2019.
We believe that it is desirable that as large a proportion as possible of the stockholders’ interests be represented at our Annual Meeting. Whether or not you plan to attend our Annual Meeting, we request that you properly date and sign the enclosed form of proxy and promptly return it to us using the enclosed addressed and stamped envelope. If you are present at the meeting and wish to do so, you may revoke the proxy and vote in person. If, however, you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.
By order of the Board of Directors,
/s/ Todd R. Moore

TODD R. MOORE
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
Cary, North Carolina
April 22, 2019

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held May 23, 2019
The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report to Stockholders are available at www.edocumentview.com/NCS.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held May 23, 2019

i

NCI BUILDING SYSTEMS, INC.
5020 Weston Parkway
Suite 400
Cary, North Carolina 27513
(888) 975-9436

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD MAY 23, 2019
This proxy statement is furnished to stockholders of NCI Building Systems, Inc. (“NCI,” the “Company,” “we,” and “us”) in connection with the solicitation of proxies to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held on May 23, 2019 at 10:00 a.m. EDT. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting. Stockholders have a choice of voting over the Internet, at www.investorvote.com/NCS, by telephone using the number 1-800-652-8683, or using a traditional proxy card. The deadline for voting by telephone or electronically is 5:00 p.m. EDT, on May 22, 2019.
If you give a proxy on the enclosed form, or by telephone or the Internet, you may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering written notice of revocation to the Corporate Secretary of NCI, (2) signing, dating and delivering to the Corporate Secretary of NCI a later dated proxy at our principal executive offices, which are located at 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, or (3) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.
If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.
We are first sending this proxy statement and the enclosed proxy form to stockholders on or about April 22, 2019.
ACTION TO BE TAKEN AT ANNUAL MEETING
When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:
•
FOR Proposal 1, the election as directors of the nominees listed under “Election of Directors;”

•
FOR Proposal 2, an advisory vote on the frequency of holding an advisory vote on executive compensation;

•
FOR Proposal 3, an advisory vote on executive compensation;

•
FOR Proposal 4, the ratification of Grant Thornton LLP as NCI’s independent registered public accountants for the fiscal year ending December 31, 2019 (“Fiscal 2019”);

•
FOR Proposal 5, the amendment and restatement of the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company from “NCI Building Systems, Inc.” to “Cornerstone Building Brands, Inc.”;

•
FOR Proposal 6, the amendment of the Company’s 2003 Long-Term Stock Incentive Plan to increase the number of shares of the Company’s common stock available for awards thereunder by an additional 6,200,000 shares; and

•
At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

As of the date hereof, our Board of Directors (our “Board”) is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), represented by the proxies in accordance with their judgment on those matters.
SOLICITATION OF PROXIES
Our Board is soliciting proxies from the holders of record of our Common Stock at the close of business on April 8, 2019. We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting, and no other person or persons will bear those costs either directly or indirectly.
The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material.
Our transfer agent, Computershare Trust Company, N.A., will assist us in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. For these services, we estimate that we will pay approximately $45,000 in the aggregate for fees and expenses. In addition, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to beneficial owners of our Common Stock.
OUTSTANDING CAPITAL STOCK
The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is April 8, 2019. At the close of business on that date, we had 125,514,093 shares of Common Stock issued and outstanding and entitled to be voted at the Annual Meeting. Each share of Common Stock outstanding on the record date is entitled to one vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
Unless otherwise noted, the following tables set forth, as of April 8, 2019 (the “Ownership Date”), the number of shares of our equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of our equity securities, (2) each director and nominee for director, (3) each of our executive officers identified under the caption “Executive Compensation,” and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the Common Stock. Unless otherwise noted, the mailing address of each person or entity named below is 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513.
	Beneficial Ownership(1)
Name of Beneficial Owner or Group	Number of Shares of Common Stock	Percent
CD&R Pisces Holdings, L.P.(2)	39,128,929	31.17
Clayton, Dubilier & Rice Fund VIII, L.P.(3)	22,744,823	18.12
CD&R Friends & Family Fund VIII, L.P.(3)	56,940	*
GG Shareholders(4)	16,739,403	13.34
Kathleen J. Affeldt(5)	38,316	*
George L. Ball(5)	150,791	*
John L. Buckley(5)	—	*
Gary L. Forbes(5)	100,016	*
John J. Holland(5)	66,779	*
Lawrence J. Kremer(5)	45,707	*
John Krenicki(2)(3)(6)	—	*
Bradley S. Little(5)	29,812	*
George Martinez(5)	77,804	*
James Metcalf(5)	137,772	*
Timothy O’Brien(5)	—	*
Shawn K. Poe(5)	—	*
Donald R. Riley(5)	128,904	*
Nathan K. Sleeper(2)(3)(6)	—	*
Arthur W. Steinhafel(5)	—	*
Katy K. Theroux(5)	48,146	*
Jonathan L. Zrebiec(2)(3)(6)	—	*
All directors and executive officers as a group (20 persons)(6)(7)	1,140,342	.91

*
Less than 1%.

(1)
Includes shares beneficially owned by the listed persons, including unvested restricted stock granted in December 2018 and prior years, shares owned under our 401(k) Profit Sharing Plan and phantom units owned under our Deferred Compensation Plan, but does not include any of the restricted stock units or the performance share units granted to the listed persons in December 2015, December 2016, December 2017 or November 2018 (see “Compensation Discussion & Analysis — Long-Term Incentive Compensation”). If a person has the right to acquire beneficial ownership of any shares by exercise of options or by reason of the vesting of restricted stock units previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he or she owns. Those shares are not included in the computations for any other person. Please see the tables accompanying footnotes 5 and 8 below for additional information regarding equity compensation awards held by the listed persons.

(2)
CD&R Investment Associates X, Ltd. (“CD&R Pisces GP”) is the general partner of CD&R Pisces Holdings, L.P. (“CD&R Pisces”).

CD&R Pisces GP, as the general partner of CD&R Pisces, may be deemed to beneficially own the shares of Common Stock shown as beneficially owned by CD&R Pisces. CD&R Pisces GP expressly disclaims beneficial ownership of the Common Stock of which CD&R Pisces has beneficial ownership.
Investment and voting decisions with respect to the shares of Common Stock held by CD&R Pisces or CD&R Pisces GP are made by an investment committee comprised of more than ten individuals (the “CD&R Pisces Investment Committee”). All members of the CD&R Pisces Investment Committee disclaim beneficial ownership of the shares of Common Stock shown as beneficially owned by CD&R Pisces.
CD&R Pisces GP expressly disclaims beneficial ownership of the shares held by CD&R Pisces and the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Krenicki, Sleeper and Zrebiec. Each of CD&R Pisces and CD&R Pisces GP expressly disclaim beneficial ownership of the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Krenicki, Sleeper and Zrebiec. CD&R, LLC expressly disclaims beneficial ownership of the shares held by CD&R Pisces.
The address for CD&R Pisces and CD&R Pisces GP is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.
(3)
Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “CD&R Fund VIII Investors.”

Does not include 120,626 restricted shares of Common Stock and 20,424 restricted stock units issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. John Krenicki, Nathan K. Sleeper and Jonathan L. Zrebiec.
The general partner of each of the CD&R Fund VIII Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.
CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors. Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of Common Stock shown as beneficially owned by the CD&R Fund VIII Investors. Such persons expressly disclaim such beneficial ownership.
Investment and voting decisions with respect to the shares of Common Stock held by each of the CD&R Fund VIII Investors are made by an investment committee comprised of more than ten individuals (the “CD&R Fund VIII Investment Committee”). All members of the CD&R Fund VIII Investment Committee disclaim beneficial ownership of the shares of Common Stock shown as beneficially owned by the CD&R Fund VIII Investors.
Each of CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by the CD&R Fund VIII Investors and the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Krenicki, Sleeper and Zrebiec. The CD&R Fund VIII Investors expressly disclaim beneficial ownership of the restricted shares held by CD&R, LLC as assignees of director compensation payable to Messrs. Krenicki, Sleeper and Zrebiec. CD&R, LLC expressly disclaims beneficial ownership of the shares held by the CD&R Fund VIII Investors.
The address for the CD&R Fund VIII Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(4)
Unless otherwise indicated, Atrium Intermediate Holdings, LLC (“Atrium Intermediate”) and GGC BP Holdings, LLC (“GGC BP”) are referred to collectively as the “GG Shareholders.”

Golden Gate Capital Opportunity Fund, L.P. (“GGCOF”), Golden Gate Capital Opportunity Fund-A, L.P. (“GGCOF-A”), GGCOF Co-Invest, L.P. (“GGCOF Co-Invest”), GGCOF Executive Co-Invest, L.P. (“Executive Co-Invest”) and GGCOF IRA Co-Invest, L.P. (“IRA Co-Invest”, together with GGCOF, GGCOF-A, GGCOF Co-Invest and Executive Co-Invest, the “Funds”) hold all of the equity interests in GGC BP.
Atrium Window Holdings, LLC (“Atrium Holdings”) and Atrium Window Parent, LLC (“Atrium Parent”) are the members of Atrium Intermediate. Atrium Parent is the controlling unitholder of Atrium Holdings. GGC Atrium Window Holdings, LLC (“GGC Atrium”) is the controlling unitholder of Atrium Parent. GGC BP is the controlling unitholder of GGC Atrium.
GGC Opportunity Fund Management, L.P. (“Fund GP”) is the general partner of each of GGCOF and GGCOF-A. GGC Opportunity Fund Management GP, Ltd. (“Ultimate GP”) is the general partner of Fund GP. GGCOF Co-Invest Management, L.P. (“Co-Invest GP”) is the general partner of GGCOF Co-Invest, IRA Co-Invest and Executive Co-Invest. Fund GP is the general partner of Co-Invest GP.
Ultimate GP is governed by its board of directors and has ultimate voting and dispositive authority over the ownership interests of the following entities in the Company: GGC BP, Atrium Holdings, Atrium Intermediate, Atrium Parent and GGC Atrium (collectively, the “Atrium Entities”). Each of the Atrium Entities, the Funds, Fund GP and Co-Invest GP has shared dispositive power with each other with respect to the Common Stock.
The address for the GG Shareholders, Atrium Holdings, Atrium Parent, GGC Atrium, the Funds, Fund GP, Ultimate GP and Co-Invest GP is c/o Golden Gate Private Equity, Inc., One Embarcadero Center, 39th Floor, San Francisco, California 94111.
The information set forth in this footnote (4) was derived from a general statement of acquisition of beneficial ownership on Schedule 13D filed on November 23, 2018 with respect to the GG Shareholders, Atrium Holdings, Atrium Parent, GGC Atrium, the Funds, Fund GP, Ultimate GP and Co-Invest GP.
(5)
The number of shares of Common Stock beneficially owned by each person reflected in the table above includes options exercisable on the Ownership Date or that would become exercisable within 60 days after the Ownership Date, but excludes (i) options not exercisable within 60 days after the Ownership Date and (ii) unvested restricted stock units and performance share units. The number of options, unvested shares of restricted stock units, and unvested performance shares units beneficially owned by each person shown in the table above is shown in the table below. For more information about outstanding options, restricted stock units, and performance share units, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

	Options		Unvested Restricted Stock Units (not included in the table above)	Unvested Performance Share Units (not included in the table above)
	Exercisable Within 60 Days (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)
Kathleen J. Affeldt	—	—	6,808	—
George L. Ball	—	—	6,808	—
John L. Buckley	—	190,099	95,049	47,524
Gary L. Forbes	14,163	—	6,808	—
John J. Holland	37,259	—	6,808	—
Lawrence J. Kremer	9,234	—	6,808	—
John Krenicki(6)	—	—	—	—
Bradley S. Little	—	28,604	25,409	14,239
George Martinez	—	—	6,808	—
James Metcalf	—	307,481	153,470	76,870
Timothy O’Brien	—	—	6,808	—
Shawn K. Poe	—	156,049	78,024	39,012
Donald R. Riley	—	204,988	158,180	135,775
Nathan K. Sleeper(6)	—	—	—	—
Arthur W. Steinhafel	—	190,099	95,049	47,524
Katy K. Theroux	—	122,393	76,211	56,497
Jonathan L. Zrebiec(6)	—	—	—	—
(6)
Does not include 61,930,692 shares of Common Stock held by investment funds associated with or designated by CD&R, LLC, 120,626 restricted shares of Common Stock issued to CD&R, LLC, or 20,424 restricted stock units issued to CD&R, LLC, as assignee of compensation payable to Messrs. Krenicki, Sleeper and Zrebiec. Messrs. Krenicki, Sleeper and Zrebiec are members of our Board and executives of CD&R, LLC. Messrs. Krenicki, Sleeper and Zrebiec disclaim beneficial ownership of the shares held by CD&R, LLC and by investment funds associated with or designated by CD&R, LLC.

(7)
The number of shares of Common Stock beneficially owned by the directors and executive officers as a group reflected in the table above includes shares beneficially owned by the additional officers listed in the table below. As with the officers and directors listed individually in Note 5, the number of shares of Common Stock beneficially owned by the directors and executive officers as a group and reflected in the table above includes options exercisable on the Ownership Date or that would become exercisable within 60 days after the Ownership Date, but excludes (i) options not exercisable within 60 days after the Ownership Date and (ii) unvested restricted stock units and performance share units. The number of options, unvested shares of restricted stock units, and unvested performance shares units beneficially owned by these additional officers is shown in the table below. For more information about outstanding options, restricted stock units and performance share units, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

	Options		Unvested Restricted Stock Units (not included in the table above)	Unvested Performance Share Units (not included in the table above)
	Exercisable Within 60 Days (included in the table above)	Not Exercisable Within 60 Days (not included in the table above)
Brian P. Boyle	—	60,817	30,408	15,204
John L. Kuzdal	150,148	96,539	78,962	30,590
Todd R. Moore	—	100,210	61,790	53,297

QUORUM AND VOTING
The presence in person or by proxy of the holders of a majority of the voting power of the stock entitled to vote at an Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. All routine matters will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote on the matter, a quorum being present.
At a Special Meeting of shareholders of NCI held on November 15, 2018 (the “Special Shareholder Meeting”), NCI’s shareholders approved, among other items, (i) the Agreement and Plan of Merger (the “Merger Agreement”) among NCI, Ply Gem Parent, LLC, a Delaware limited liability company (“Ply Gem”), and for certain limited purposes set forth in the Merger Agreement, CD&R, LLC, pursuant to which, at the closing of the merger, Ply Gem was merged with and into NCI, with NCI continuing its existence as a corporation organized under the laws of the State of Delaware (the “Merger”) and (ii) the issuance in the Merger of 58,709,067 shares of Common Stock in the aggregate, on a pro rata basis, to the holders of all of the equity interests in Ply Gem, including CD&R Pisces and the GG Shareholders (the “Stock Issuance”). The Merger was consummated on November 16, 2018 pursuant to the Merger Agreement.
Pursuant to the terms of the Merger Agreement, on November 16, 2018, the Company entered into a stockholders agreement (the “New Stockholders Agreement”) between the Company, CD&R Pisces, the CD&R Fund VIII Investors (together with CD&R Pisces, the “CD&R Investors”), Atrium Intermediate, GGC BP, and AIC Finance Partnership, L.P., a Cayman Islands exempted limited partnership (“AIC”, and together with Atrium Intermediate and GGC BP, each individually, a “Golden Gate Investor,” and collectively, the “Golden Gate Investors”).
Pursuant to the New Stockholders Agreement, among other matters, the CD&R Investors are entitled to nominate for election, fill vacancies and appoint five out of twelve initial members of NCI’s post-Merger Board and, thereafter, so long as the CD&R Investors beneficially own at least 7.5% of the outstanding shares of Common Stock, to nominate for election, fill vacancies and appoint replacements for a number of Board members in proportion to the CD&R Investors’ percentage beneficial ownership of outstanding Common Stock, but never to exceed one less than the number of independent, non-CD&R-affiliated directors serving on the Board. The New Stockholders Agreement contains voting agreements between the Company and each of the CD&R Investors and the Golden Gate Investors (the Golden Gate Investors, together with the CD&R Investors, the “Investors”), including the requirement that each Investor shall vote all of the shares of Common Stock that it beneficially owns (a) in favor of all director nominees, other than CD&R Investor Nominees (as defined in the New Stockholders Agreement) or director nominees proposed by a Golden Gate Investor, nominated by the Board for election by the stockholders of the Company in accordance with the terms of the New Stockholders Agreement and the By-laws (as defined below), (b) as recommended by the Board on certain enumerated proposals, including any and all proposals relating to or concerning compensation or equity incentives for directors, officers or employees of the Company adopted in the ordinary course of business consistent with past practice.
Those nominees receiving a plurality of all of the votes cast on Proposal 1 at the Annual Meeting shall be elected to our Board. Pursuant to the New Stockholders Agreement, the CD&R Investors and the GG Shareholders, which own or beneficially own shares of Common Stock representing approximately 49.4% and 13.3%, respectively, of our outstanding voting power as of April 8, 2019, are required to vote for the election as directors each of the nominees listed under “Election of Directors,” other than Mr. Zrebiec.
The total number of votes cast on Proposal 2, regarding the frequency of required stockholder approval of the Company’s compensation philosophy, policies and procedures described in the Compensation Discussion & Analysis, or “CD&A” must represent at least the majority of the outstanding voting power of NCI entitled to vote on the proposal on the record date for determining stockholders entitled to vote at the Annual Meeting. The CD&R Investors, which own or beneficially own shares of Common Stock representing approximately 49.4% of our outstanding voting power as of April 8, 2019, have expressed their intention to vote for a frequency of  “every year” (an annual vote) in Proposal 2.

The total number of votes cast on Proposal 3, for approval of our compensation philosophy, policies and procedures described in the CD&A, and the compensation of our Named Executive Officers (as defined in the CD&A section of this proxy statement), must represent at least the majority of the outstanding voting power of NCI entitled to vote on the proposal on the record date for determining stockholders entitled to vote at the Annual Meeting. The CD&R Investors, which own or beneficially own shares of Common Stock representing approximately 49.4% of our outstanding voting power as of April 8, 2019, have expressed their intention to vote in favor of Proposal 3.
The total number of votes cast on Proposal 4, for ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for Fiscal 2019, must represent at least the majority of the votes cast in person or by proxy at the Annual Meeting. The CD&R Investors, which own or beneficially own shares of Common Stock representing approximately 49.4% of our outstanding voting power as of April 8, 2019, have expressed their intention to vote in favor of Proposal 4.
The total number of votes cast on Proposal 5, for approval of the Third Amended and Restated Certificate of Incorporation to effectuate the Name Change, must represent at least the majority of the outstanding voting power of NCI entitled to vote on the proposal on the record date for determining stockholders entitled to vote at the Annual Meeting. The CD&R Investors, which own or beneficially own shares of Common Stock representing approximately 49.4% of our outstanding voting power as of April 8, 2019, have expressed their intention to vote in favor of Proposal 5.
In accordance with rules of the New York Stock Exchange, or “NYSE”, approval of Proposal 6, to amend the LTIP, requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. The CD&R Investors, which own or beneficially own shares of Common Stock representing approximately 49.4% of our outstanding voting power as of April 8, 2019, have expressed their intention to vote in favor of the amendment of the LTIP.
Abstentions are counted for the purpose of determining the presence of a quorum at the Annual Meeting. An abstention has no effect on Proposal 1. With respect to Proposals 2, 3, 4, 5 and 6, an abstention has the same effect as a vote against these proposals.
Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under the NYSE rules, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. The NYSE’s Rule 452 precludes brokers from voting on non-discretionary proposals without specific instructions from the beneficial owner.
If you are a beneficial owner, your bank, broker, dealer, custodian or other nominee is permitted to vote your shares only with regard to Proposal 4 to ratify the appointment of the independent registered public accounting firm, even if the holder does not receive voting instructions from you. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum. For purposes of electing directors, a broker non-vote will not affect the outcome of the elections.
CHANGE IN FISCAL YEAR END
As previously disclosed in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on November 20, 2018, on November 16, 2018 our Board of Directors approved and changed the Company’s fiscal year from a 52 or 53 week period with the Company’s fiscal year end on the Sunday closest to October 31 to a fiscal year of the 12-month period of January 1 to December 31 of each calendar year, to commence with the fiscal year ending December 31, 2019 (the “Fiscal Year Change”). Accordingly, our fiscal period now begins on January 1 and ends on December 31 of each year. This change resulted in a transition period of approximately two months, from October 29, 2018 to December 31, 2018 (the “Transition Period”), for which we filed a Transition Report on Form 10-QT with the SEC on February 11, 2019.

PROPOSAL 1: ELECTION OF DIRECTORS
Our Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Sixth Amended and Restated By-Laws (the “By-Laws”), together with the New Stockholders Agreement, provide that the number of directors on our Board initially following the consummation of the Merger shall be fixed at twelve, and shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our Board. The number of members constituting our Board is currently fixed at twelve, including one vacancy as of the date hereof.
In accordance with our Certificate of Incorporation and By-Laws, our Board is divided into three classes, as nearly equal in number as reasonably possible, and members are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office or until a successor is duly elected and qualified. Except as otherwise provided by the New Stockholders Agreement, under our By-Laws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on our Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority of the votes that can be cast by directors then in office, though less than a quorum, and directors so chosen hold office until the Annual Meeting of stockholders at which the term of office of the class to which the director has been elected expires. The terms of office of each of the Class II directors expire at this Annual Meeting and the terms of office of each of the Class I and Class III directors expire at the Annual Meetings in 2021 and 2020, respectively. Under our By-Laws, no person may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall have surpassed the age of 75; however, those directors who are then serving on the board of directors and have already reached the age of 75 as of November 16, 2017 may stand for election as a director if, on the date of any annual or special meeting held for the purpose of electing directors, such person shall not have surpassed the age of 78.
Four Class II directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2022, or until their respective successors are duly elected and qualified or until their resignation. If, at the time of or prior to our Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. Our Board has no reason to believe that any substitute nominee or nominees will be required. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. No proxy will be voted for a greater number of persons than the number of nominees named herein.
Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of our company for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.
Described in the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on the Board. There are no family relationships among any of our directors or executive officers.
Nominees for Election as Director
Class II Nominees for Election as Directors Who Will Serve Until the Annual Meeting to be Held in 2022:
Gary L. Forbes
Mr. Forbes, age 75, has served as a director since December 1991. Mr. Forbes serves on the Executive Committee, Affiliate Transactions Committee, and is the Chair of the Audit Committee of our Board of

Directors. In addition, Mr. Forbes is our designated Audit Committee financial expert. Mr. Forbes was a Senior Vice President of Equus Total Return, Inc., an investment company, from November 1991 until his retirement in March 2010. Mr. Forbes was a director of Consolidated Graphics, Inc., a publicly traded commercial printing company, where he served on its audit committee, from 1993 until January 2014. Mr. Forbes previously served on the board of directors of Carriage Services, Inc., a publicly traded funeral services company, from May 2007 to February 2009. Mr. Forbes earned a B.B.A. in Accounting from the University of Texas at Austin and is a certified public accountant.
Director Qualifications: Mr. Forbes’ background has provided our Board of Directors with valuable financial and accounting expertise as our financial expert on the Audit Committee of our Board of Directors. Additionally, having served as a member of our Board of Directors since 1991, Mr. Forbes has a deep historical understanding of our business, operations and culture.
George Martinez
Mr. Martinez, age 77, has served as a director since March 2003. He serves on the Audit Committee and the Affiliate Transactions Committee of our Board of Directors. Mr. Martinez is the Chairman and Chief Executive Officer of Allegiance Bancshares, Inc., a publicly traded bank holding company (ABTX Nasdaq) which owns Allegiance Bank, a Texas banking association headquartered in Houston, Texas that opened for business in October 2007. He has been active as a bank executive in Houston for over 40 years and is the former Chairman of Sterling Bancshares, Inc., a publicly traded bank holding company (SBIB Nasdaq). Mr. Martinez served as President of Chrysalis Partners, LLC, a performance consulting firm, from 1999 to 2008. He serves his community on the boards of directors of the University of St. Thomas and Collaborative for Children. Mr. Martinez has a B.A. in Business Administration and Economics from Rice University.
Director Qualifications: Mr. Martinez’s background and experience in performance consulting and as an executive in the banking industry allow him to provide to the Board valuable financial, accounting and operational expertise. Additionally, having served as a member of our Board of Directors since 2003, Mr. Martinez has a high degree of familiarity with our business, operations and culture.
James S. Metcalf
Mr. Metcalf, age 61, has served as a director since May 2017, as the Chairman of our Board of Directors since January 1, 2018 and as our Chief Executive Officer since November 16, 2018. He serves on the Executive Committee, the Routine Transaction Committee, and the Affiliate Transactions Committee of our Board of Directors. Mr. Metcalf retired in October 2016 as the Chairman, President and Chief Executive Officer of USG Corporation. At the time of his retirement, he had served as Chairman since December 2011 and had served as Chief Executive Officer and President since January 2011. From January 2006 through January 2011, he was President and Chief Operating Officer of USG. Prior to that, Mr. Metcalf held many positions at USG including president, Building Systems; president and chief executive officer, L&W Supply; senior vice president, Sales and Marketing, USG Interiors, Inc.; vice president, National Accounts, United States Gypsum Company; director, Retail Marketing, USG Corporation; director, Retail Sales, USG Interiors, Inc.; and national accounts manager, United States Gypsum Company. Mr. Metcalf is a director of Tenneco Inc. Mr. Metcalf is a policy advisory board member for the Joint Center for Housing Studies at Harvard University. Mr. Metcalf holds a bachelor’s degree from The Ohio State University. He also holds a master’s degree in business administration from Pepperdine University and Stanford University SEP.
Director Qualifications: Mr. Metcalf’s extensive career in a building materials company, including his former role as a chief executive officer and chairman of its board of directors, provides him with the necessary skills to be Chairman of our Board of Directors. As a result of his experience, he has a deep understanding of the industry in which we participate and insight into corporate governance practices, strategy, operations, finance, technology, innovation, and compensation policies and practices generally and, as our Chief Executive Officer for the last five months, our Company in particular.
Jonathan L. Zrebiec
Mr. Zrebiec, age 39, has served as a director since November 2009. Mr. Zrebiec is a partner of CD&R, LLC, the successor to the investment managing business of CD&R, Inc., which he joined in 2004. He serves on the Routine Transaction Committee of our Board of Directors. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He currently serves as a director of Atkore International Group, Inc., a public company, Wilsonart International Holdings LLC, Brand Energy & Infrastructure Services, Inc., Core & Main LP and SunSource Holdings, Inc. Mr. Zrebiec was a director of Roofing Supply Group, LLC from May 2012 to September 2015 and was a director of Hussmann International, Inc. from October 2011 to April 2016. Mr. Zrebiec holds a B.S. in Economics from the University of Pennsylvania and holds an M.B.A. from Columbia University.
Director Qualifications: Mr. Zrebiec’s experience in the financial and investing community provides our Board with insight into business strategy, improving financial performance and the economic environment in which we operate. Mr. Zrebiec is a CD&R Investor Nominee (as defined in the New Stockholders Agreement).
Vote Required
The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for approval of each of the nominees for Class II director in this Proposal 1. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.
Directors Remaining in Office
Class I Directors Who Serve Until the Annual Meeting to Be Held in 2021:
John Krenicki
Mr. Krenicki, age 56, has served as lead director since November 16, 2018. He serves on the Compensation Committee, as Chair of the Nominating & Corporate Governance Committee and as Chair of the Executive Committee of our Board of Directors. Mr. Krenicki served as Lead Director of Ply Gem Holdings, Inc. from April 16, 2018 until the consummation of the Merger. He is currently a Director at Devon Energy Corp. Mr. Krenicki served as Vice Chairman of GE and as President and Chief Executive Officer of GE Energy (“GE”) from July 2005 until December 2012. His responsibilities included oversight of GE’s oil and gas, power and water and energy management businesses. He also serves as chairman of Brand Industrial Services Inc., Wilsonart International Holdings LLC, and PowerTeam Services. He was a Member of GE’s Corporate Executive Council and the GE Capital Board of Directors. He previously served as chairman of ServiceMaster Global Holdings and CHC Group and as a director of Hess Corp. He is a member of the National Petroleum Council. He earned a B.S. degree in Mechanical Engineering from the University of Connecticut. He received an M.S. degree in Management from Purdue University.
Director Qualifications: Mr. Krenicki’s leadership roles in diverse manufacturing and services enterprises bring to our Board of Directors an understanding of the global business environment, investment judgment, and valuable insight into the operations of large, complex manufacturing operations.
Lawrence J. Kremer
Mr. Kremer, age 77, has served as a director since October 2009. Mr. Kremer serves on the Affiliate Transactions Committee of our Board of Directors. Mr. Kremer retired in 2007 from Emerson Electric Co., having served as Corporate Vice President of Global Materials. Prior to that, Mr. Kremer was employed by Whirlpool Corporation, a worldwide producer of appliances, as Senior Vice President of International Operations and Global Materials. Mr. Kremer currently serves as a director of Fifth Third Bank Southern Region and St. Mary’s Hospital System, a Midwest Regional Hospital. Mr. Kremer previously served as Chairman of the Board of Trustees of the University of Evansville. Mr. Kremer holds a B.S. and an M.B.A. from the University of Evansville.

Director Qualifications: Mr. Kremer’s leadership roles in global manufacturing bring to our Board of Directors an understanding of the global business environment and valuable insight into the operations of large, complex manufacturing operations.
John J. Holland
Mr. Holland, age 69, has served as a director since November 2009. He serves on the Audit Committee, the Nominating & Corporate Governance Committee and the Affiliate Transactions Committee of our Board of Directors. Mr. Holland served as the President of the International Copper Association from February 2012 until his retirement in November 2015. The International Copper Association is a marketing association for the copper industry. Mr. Holland has been the President of Greentree Advisors, LLC since October 2004. Mr. Holland was the President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation, a privately held steel manufacturing firm, from 2008 until 2009. Prior to that, Mr. Holland was the Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004 and as President from 1999 to 2001. Mr. Holland currently serves as a director and on the audit committee of Cooper Tire & Rubber Co., and as a director and on the audit and compensation committees of Saia, Inc. (formerly SCS Transportation, Inc.). Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas and is a certified public accountant.
Director Qualifications: Mr. Holland’s extensive career in the metal building industry, including his role as a chief executive officer of a public company, provides the Board with perspective on the particular strategic, manufacturing, sales and marketing, compensation and personnel issues faced by companies in our industry. Further, Mr. Holland’s extensive financial and accounting background as a former chief financial officer and a certified public accountant provides the Audit Committee with valuable expertise.
Class III Directors Who Serve Until the Annual Meeting to Be Held in 2020:
Timothy O’Brien
Mr. O’Brien, age 55, has served as a director since November 16, 2018. He serves on the Nominating & Corporate Governance Committee of our Board of Directors. Mr. O’Brien has served as the President and Chief Executive Officer of Wilsonart Engineered Surfaces since January 2013. Prior to joining Wilsonart, Tim served as Vice President and General Manager of SABIC Innovative Plastic, responsible for the engineering resins business in the Americas and Europe. SABIC Innovative Plastics, a business unit of Saudi Basic Industries Corporation (“SABIC”), was founded in 2007 with the acquisition of GE Plastics. Prior to SABIC, Tim began his career at General Electric as a Sales Representative for GE Lighting. Throughout his 24-year career at GE, he also held roles of increasing responsibility in Sales, Production Management and General Management, including Vice President of Sales and Distribution Operations for the Asia Pacific, based in Singapore. Mr. O’Brien ultimately served as Senior Vice President for Commercial Finance with GE Capital until 2003, running a global computer leasing business. Mr. O’Brien earned his Bachelor’s Degree from Northeastern University in Massachusetts and his MBA from Baldwin Wallace College in Ohio.
Director Qualifications: Mr. O’Brien’s leadership roles in global manufacturing bring to our Board of Directors an understanding of the global business environment and valuable insight into the operations of large, complex manufacturing operations.
Kathleen J. Affeldt
Ms. Affeldt, age 70, has served as a director since November 2009. Ms. Affeldt serves on the Nominating & Corporate Governance Committee, the Executive Committee, the Affiliate Transactions Committee, and is the Chair of the Compensation Committee of our Board of Directors. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that board’s compensation committee. She also served as a director of Sally Beauty Holdings, Inc., and as the chair of that board’s compensation committee. She currently serves as a director of BTE Technologies, Inc., and as a director and chair of the compensation committee of HD Supply Holdings, Inc. Ms. Affeldt attended the State University of New York and Hunter College in New York City, majoring in Business Administration.
Director Qualifications: Ms. Affeldt’s experience in large, multinational companies in general, as well as in the human resources field in particular, provides our Board of Directors with insight into the attraction, motivation and retention of personnel. Additionally, her service on the boards of other public companies brings to our Board of Directors valuable insight into the strategic, financial and personnel challenges faced by companies similar to NCI.
George L. Ball
Mr. Ball, age 60, has served as a director since February 2014. He serves on the Audit Committee, the Compensation Committee, the Executive Committee, the Affiliate Transactions Committee, and is the Chair of the Routine Transaction Committee of our Board of Directors. Mr. Ball is the Chief Financial Officer of Parsons Corporation, a global engineering and construction services company that was established in 1944. Mr. Ball joined Parsons in 1995 and has held varying positions of increasing responsibility and was promoted to Chief Financial Officer in 2008. Mr. Ball was formerly a senior accountant with Coopers & Lybrand LLP, now known as PricewaterhouseCoopers LLP. Mr. Ball currently serves as a director of Wells Fargo Real Estate Investment Corporation, a publicly traded real estate investment trust, and is a member of its audit committee. Mr. Ball earned his B.S. in Accounting from Drexel University.
Director Qualifications: Mr. Ball’s background and experience as an executive in a large, multinational engineering and construction services company provides the Board with perspective on strategic, financial, compensation, management development and sales issues. Mr. Ball’s extensive experience and financial and accounting background as a chief financial officer provides the Audit Committee with valuable experience. Mr. Ball’s extensive financial experience and knowledge of compensation program design provide the Compensation Committee with valuable experience.
Nathan K. Sleeper
Mr. Sleeper, age 45, has served as a director since October 2009. Mr. Sleeper serves on the Compensation Committee and the Executive Committee of our Board of Directors. Mr. Sleeper is a partner of CD&R, LLC, having joined CD&R, Inc. in 2000. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He has also been employed by Tiger Management. He currently serves as a director of PowerTeam Services LLC, Wilsonart International Holdings LLC, Brand Energy & Infrastructure Services, Inc., Beacon Roofing Supply, Inc., a public company, SunSource Holdings, Inc., and Core & Main LP. Mr. Sleeper was a director of Atkore International Group, Inc., a public company, HD Supply Holdings, Inc., a public company, Hussmann International, Inc., U.S. Foods, Inc., Hertz Global Holdings, a public company, and CHC Group Ltd. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.
Director Qualifications: Mr. Sleeper’s broad experience in the financial and investment communities brings to our Board of Directors important insights into business strategy and areas to improve our financial performance.

PROPOSAL 2: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON EXECUTIVE COMPENSATION
In addition to the advisory “Say on Pay” vote, under the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), stockholders are entitled, at least once every six years, to indicate on an advisory basis their preference regarding how frequently the Company should solicit a related non-binding advisory vote on the compensation of our Named Executive Officers, as disclosed pursuant to the SEC’s compensation disclosure rules, such as Proposal 3 included in this Proxy Statement. By voting on this Proposal 2, stockholders may indicate whether the advisory “Say on Pay” vote should occur every three years, every two years or every year or may abstain from voting. After careful consideration of this Proposal 2, our Board of Directors has determined that an advisory vote on executive compensation that occurs every year (an annual vote) is the most appropriate option for our Company, and therefore our Board of Directors recommends that you support a frequency period of every year for the advisory vote on executive compensation.
Setting a one-year period for holding this stockholder advisory vote will enhance stockholder communication by providing a clear, simple means for our Company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote once every year will be the most effective timeframe for us to timely respond to stockholders’ feedback about the appropriateness of executive pay levels.
The vote with regard to Proposal 2 will determine the schedule on which future “Say on Pay” proposals like Proposal 3 are presented to stockholders. At our 2014 Annual Meeting, our stockholders approved, on an advisory basis, the three-year option for how frequently stockholders’ advisory votes to approve executive compensation of the Company’s Named Executive Officers shall take place.
Text of the Resolution to be Adopted
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to the resolution set forth below.
“RESOLVED, that the option of once every one year, two years, or three years that receives the highest number of votes cast for this resolution will determine the frequency with which NCI Building Systems, Inc. will hold a stockholder “Say on Pay” advisory vote to approve the compensation of the Named Executive Officers, as disclosed pursuant to the Securities and Exchange Commission’s compensation disclosure rules (which disclosure shall include the Compensation Discussion and Analysis, the 2018 Summary Compensation Table, and the other related tables and disclosures).”
Vote Required
The period receiving the greatest number of votes as set forth in Proposal 2 will determine the period of time to be used for future “Say on Pay” votes. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT, IN PROPOSAL 2, STOCKHOLDERS VOTE FOR A FREQUENCY OF “ONE YEAR” FOR FUTURE NON-BINDING “SAY ON PAY” STOCKHOLDER VOTES ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION
Introduction
Our Board of Directors recognizes that executive compensation is an important matter for our stockholders. As described in detail in the “Report of the Compensation Committee” and the “Compensation Discussion and Analysis” section of this proxy statement, the Compensation Committee is tasked with the implementation of our executive compensation philosophy, and the core of that philosophy has been and continues to be to pay our executives based on our performance. In particular, the Compensation Committee strives to attract, retain and motivate exceptional executives, to reward past performance measured against established goals and provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders. To do so, the Compensation Committee uses a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to our long-range, strategic business goals. It is always the intention of the Compensation Committee that our executive officers be compensated competitively and consistently with our strategy, sound corporate governance principles, and stockholder interests and concerns.
As described in the CD&A, we believe our compensation program is effective, appropriate and strongly aligned with the long-term interests of our stockholders and that the total compensation package provided to our Named Executive Officers (including potential payouts upon a termination or change in control) are reasonable and not excessive. As you consider this Proposal 3, we urge you to read the CD&A section of this proxy statement for additional details on executive compensation, including the more detailed information about our compensation philosophy and objectives and the past compensation of our Named Executive Officers, and to review the tabular disclosures regarding Named Executive Officer compensation together with the accompanying narrative disclosures in the “Executive Compensation” section of this proxy statement.
We believe that the stockholders, by voting for directors individually as described in Proposal No. 1, have had a clear ability to express their approval or disapproval of the performance of our directors and, specifically the directors serving on the Compensation Committee; however, under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to approve, on an advisory basis, the compensation of our Named Executive Officers. This non-binding advisory vote, commonly known as a “Say on Pay” vote, gives our stockholders the opportunity to express their views on our Named Executive Officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this proxy statement.
Pursuant to Proposal 2, the Board has recommended a frequency of  “one year” for the Say on Pay vote, with the vote for the current year being taken pursuant to this Proposal 3. At our 2017 Annual Meeting, our stockholders approved, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of our Named Executive Officers. We welcome the opportunity to again give our stockholders an opportunity to provide us with such a vote on executive compensation at our 2019 Annual Meeting.
As an advisory vote, Proposal 3 is not binding on our Board of Directors or the Compensation Committee, will not overrule any decisions made by our Board of Directors or the Compensation Committee, or require our Board of Directors or the Compensation Committee to take any specific action. Although the vote is non-binding, our Board of Directors and the Compensation Committee value the opinions of our stockholders, and will carefully consider the outcome of the vote when making future compensation decisions for our Named Executive Officers. In particular, to the extent there is any significant vote against our Named Executive Officers’ compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns, and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Text of the Resolution to be Adopted
We are asking stockholders to vote “For” the following resolution:
RESOLVED, that the stockholders approve, on an advisory basis, the compensation philosophy, policies and procedures and the compensation of the Named Executive Officers as disclosed in the proxy statement for NCI Building Systems, Inc.’s 2019 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the SEC, including the CD&A, the 2018 Summary Compensation Table and the other related tables and disclosures.
Vote Required
The affirmative vote of stockholders holding at least a majority of the shares of all of our voting securities entitled to vote on the proposal on the record date for determining stockholders entitled to vote at the 2019 Annual Meeting is required for approval of Proposal 3. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS, IN PROPOSAL 3, AN ADVISORY VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL 4: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
General
The Audit Committee has appointed the firm of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019, subject to ratification by our stockholders. Grant Thornton LLP has served as our independent registered public accounting firm since January 8, 2019, commencing with the transition period from October 29, 2018 through December 31, 2018. Ernst & Young LLP served as our independent registered public accounting firm until January 8, 2019. Representatives of Grant Thornton LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting. Representatives of Ernst & Young LLP are not expected to be present at the Annual Meeting.
Dismissal of previous independent registered public accounting firm:
On January 8, 2019, the Audit Committee of our Board of Directors approved the dismissal of Ernst & Young LLP as the Company’s independent registered public accounting firm. The reports of Ernst & Young LLP on the Company’s consolidated financial statements as of October 28, 2018 and October 29, 2017 and for each of the three fiscal years in the period ended October 28, 2018, did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.
During each of the fiscal years in the period ended October 28, 2018 and the subsequent period through January 8, 2019, (i) there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, any of which, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such fiscal years; and (ii) there were no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).
Engagement of new independent registered public accounting firm:
Following approval of the Audit Committee of our Board of Directors, on January 8, 2019, the Company entered into an engagement letter with Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the transition period ended December 31, 2018 and the year ending December 31, 2019. The decision to change the Company’s principal independent accountants was the result of a competitive request for proposal process undertaken by the Company under the supervision of the Audit Committee of our Board of Directors.
During the fiscal years ended October 28, 2018 and October 29, 2017 and through the appointment of Grant Thornton LLP on January 8, 2019, neither the Company nor anyone on its behalf consulted with Grant Thornton regarding:
(i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, nor did Grant Thornton LLP provide a written report or oral advice to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or
(ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions), or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Vote Required
If a majority of the votes cast in person or by proxy at the Annual Meeting are voted in favor of this proposal, the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019 will be ratified. If the appointment of Grant Thornton LLP is not ratified, the Audit Committee will reconsider the appointment. No matter the outcome of this Proposal 4, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and NCI.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF GRANT THORNTON LLP’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2019.

PROPOSAL 5: AMENDMENT AND RESTATEMENT OF OUR ARTICLES OF INCORPORATION
TO CHANGE OUR CORPORATE NAME
Overview
Our Certificate of Incorporation currently specifies the Company’s name as “NCI Building Systems, Inc.” On April 2, 2019, the Board of Directors adopted a resolution, subject to stockholder approval, to amend and restate the Certificate of Incorporation to change our corporate name to “Cornerstone Building Brands, Inc.” The proposed Third Amended and Restated Certificate of Incorporation, including the amendment approved by the Board on April 2, 2019, is set forth in Annex A to this proxy statement. Pursuant to Sections 6.1(a)(x) and 6.1(b) of the New Stockholders Agreement, the CD&R Investors consented to the Name Change on April 2, 2019. Should this amendment be approved by the stockholders, following the filing of the Third Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, the Company will begin doing business as Cornerstone Building Brands, Inc. Our Board of Directors has discretion to abandon the Name Change prior to its effectiveness.
In connection with, and subject to, the Name Change, we will change our NYSE trading symbol to “CNR” and will change our CUSIP number.
Reasons for Name Change
We are proposing to change our name from NCI Building Systems, Inc. to Cornerstone Building Brands, Inc. Our Board of Directors’ primary reason for approving and recommending the Name Change is part of our rebranding and marketing efforts focused on our newly acquired businesses following the consummation of the Merger. Following the Merger, the Company now operates in the residential and nonresidential construction markets. We believe that changing the name to Cornerstone Building Brands, Inc. will better convey the Company’s strategy and its operations in both the residential and nonresidential construction markets.
Implementation of Name Change
By approving this proposal, the shareholders will authorize the Board of Directors to amend and restate the Certificate of Incorporation to effectuate the Name Change and to change all references in the Certificate of Incorporation from “Amended and Restated Certificate of Incorporation” to “Third Amended and Restated Certificate of Incorporation.
The amendment embodies the first paragraph changing the text to:
“FIRST. The name of the Corporation is Cornerstone Building Brands, Inc.”
Management expects formal implementation of the Name Change with the Delaware Secretary of State to be completed as soon as practicable after the effective date of the shareholder vote in favor of this Proposal 5.
The above summary of the Third Amended and Restated Certificate of Incorporation is qualified by reference to the full text thereof, which is attached as Annex A to this proxy statement.
Potential Effects of Proposed Name Change
The Name Change will affect all holders of our Common Stock uniformly. The name change is not intended to, and will not, affect any stockholder’s percentage ownership interest in our Company. The Name Change will not change the terms of our Common Stock. After the Name Change, the shares of our Common Stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to our Common Stock now authorized. Our Common Stock will remain fully paid and non-assessable.

Vote Required
The affirmative vote of stockholders holding at least a majority of the shares of all of our voting securities entitled to vote on the proposal on the record date for determining stockholders entitled to vote at the 2019 Annual Meeting is required for approval of Proposal 5. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE THIRD AMENDED AND RESTATED CERTIFICATE OF INCORPORATION TO EFFECTUATE THE NAME CHANGE OF THE COMPANY.

PROPOSAL 6: APPROVE THE PROPOSED AMENDMENT TO THE
2003 LONG-TERM STOCK INCENTIVE PLAN
We are asking our stockholders to approve an amendment (the “Plan Amendment”) to the Company’s 2003 Long-Term Stock Incentive Plan (as amended and restated through January 27, 2018, the “Incentive Plan”), to amend the Incentive Plan to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 6,200,000 shares of Common Stock. Currently, a maximum of 13,350,000 shares of Common Stock are reserved for awards under the Incentive Plan, of which 2,395,666 shares remain available for future grants as of April 8, 2019. Accordingly, if our stockholders approve the Plan Amendment, a total of 8,595,666 shares of Common Stock will be available for grant as awards under the Incentive Plan. No other changes to the Incentive Plan are proposed. If our stockholders do not approve the Plan Amendment, the Incentive Plan will remain in effect in its current form, and no shares will be added to the number reserved for future grant.
Our Board unanimously approved the Plan Amendment on April 10, 2019, subject to approval by our stockholders. Our stockholders originally approved the Incentive Plan at the annual meeting of stockholders held on March 14, 2003, and our stockholders approved amended and restated plans at the annual meetings of stockholders held on March 12, 2008, February 19, 2010, February 26, 2013, and February 28, 2018. The Plan Amendment and the full text of the Incentive Plan are set forth in Annexes B and C, respectively to this proxy statement, which are hereby incorporated by reference into this discussion (and the discussion in this proposal is qualified in its entirety by the full text of the Plan Amendment and the Incentive Plan).
At last year’s annual meeting of stockholders, our stockholders approved an amendment increasing the number of shares available under the Incentive Plan by 1,950,000 shares of Common Stock, which the Company then estimated would provide sufficient shares for our equity-compensation program needs for approximately four years after the effective date of the amendment. Subsequent to stockholder approval of that share increase, the Company consummated multiple merger and acquisition transactions (most notably, the Merger with Ply Gem), which more than tripled the number of Company employees from approximately 5,250 employees to approximately 19,700 employees. This significant increase in our employee population materially expanded the pool of employees eligible to participate in our equity compensation program and, as a result, additional shares are needed to maintain our equity compensation program under the Incentive Plan.
If stockholders do not approve the amendment to the Incentive Plan, we expect the number of shares reserved for awards to be substantially depleted by the end of the 2020 fiscal year. Moreover, based on the historic burn rate as calculated below and our expectations for upcoming grants, we do not expect the number of our currently available awards to be sufficient to fulfill the needs for our fiscal year 2020 annual grants.
Our Board believes the additional 6,200,000 shares that would be available for grant under the Incentive Plan, if the Plan Amendment is approved, would provide sufficient shares for our equity compensation program needs, including awards that may be made in connection with future corporate transactions, for approximately two years after the effective date of the Plan Amendment. This estimate is based on our burn rate during the Transition Period as described below, taking into account estimates for our substantially larger award-eligible employee population, anticipated growth, use of performance awards and the need for flexibility around the types of awards that may need to be granted (although actual grants could be materially different from this estimate). In addition, changes in the value of our stock price, which cannot be reliably forecasted, may meaningfully impact the number of shares required to meet our equity compensation program needs.
The Board considered various aspects of our equity compensation program under the Incentive Plan in approving the Plan Amendment, including the number of shares reserved under the Incentive Plan, the number of shares currently available for awards under the Incentive Plan, the Company’s historic grant practices and expectations for future grants, the cost of issuing additional shares, the impact of share dilution on our existing shareholders and the central role of equity-based incentive compensation in our executive compensation program. The Board believes that the proposed increase in the number of shares available for issuance under the Incentive Plan is necessary for retaining the flexibility to grant equity-based incentive compensation at optimal levels to motivate and reward the Company’s employees for their contributions to the success of the Company and the growth in value of our stock, and to support the continued growth of the Company through potential future acquisition transactions.
If the Plan Amendment is not approved by our stockholders, our future ability to issue equity-based awards will be limited. As a result, our ability to align employee compensation with stockholders would be constrained. In addition, the inability to maintain our equity award program could impede our ability to attract and retain qualified employees and, under current accounting rules, result in increased volatility of reported earnings if it is necessary to replace stock-settled awards with cash-settled awards.
Incentive Plan Share Utilization Rate and Overhang
Following is a calculation of our share utilization or burn rate over the last three fiscal years and the Transition Period:
	Transition Period(1)	FY 2018	FY 2017	FY 2016
(a) Restricted shares, restricted stock units and performance stock units granted(1)	2,599,164	690,805	705,765	937,356
(b) Shares underlying options granted(1)	3,082,175	0	10,424	28,535
(c) Net increase in diluted shares due to equity awards (a+b)(2)	5,681,339	690,805	716,189	965,891
(d) Weighted-average basic shares outstanding	107,813,000	66,260,000	70,629,000	72,411,000
(e) Burn rate (c/d)(3)	5.27%	1.04%	1.01%	1.33%

(1)
Includes Founders Awards (see “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in the Transition Period to NEOs — Founders Awards”). In order to better align the goals of the Company’s management team and provide a unified incentive structure, the Company, in consultation with FW Cook, determined that our 2019 annual grant of long-term incentives to our key executive officers should be combined with the Founders Awards granted to these individuals.

(2)
Reflects the gross number of shares underlying awards made to employees during the respective year (or portion thereof in the case of the Transition Period).

(3)
Not adjusted for forfeitures, withholding and expirations (which would reduce burn rate if taken into account).

The Board recognizes that the increase in the number of shares under the Incentive Plan will result in additional dilution or “overhang” for our stockholders. As commonly calculated, the total potential overhang resulting from the Plan Amendment would be approximately 10.6%, with the incremental overhang resulting from the share increase equal to approximately 4.4%. This overhang is calculated as follows, in each case as of the record date of April 8, 2019:
(a) Incremental Share Request Subject to Shareholder Approval	6,200,000
(b) Shares underlying outstanding awards(1)	6,252,093
(c) Shares currently available under the 2003 Long-Term Incentive Plan	2,395,666
(d) Total shares authorized for, or outstanding under, equity awards (a + b + c)	14,847,759
(e) Total shares outstanding	125,514,093
(f) Fully Diluted Overhang (d/(d+e))	10.6%

(1)
Of such shares, 3,086,216 are underlying option awards.

We note that the number of shares remaining available for grant as described above differs from those reported below under Equity Compensation Plan Information, because that information, required by SEC disclosure rules, is dated as of December 31, 2018, and therefore does not take into account year-to-date grants for 2019.

The following table includes information regarding all outstanding equity awards (i.e., awards under the Incentive Plan, awards under any predecessor plans and the Founders Awards granted as inducement/make-whole awards on a non-plan basis) and shares available for future awards under the Incentive Plan as of April 8, 2019 (and without giving effect to the Plan Amendment under this Proposal No. 6):
Total shares underlying outstanding options and warrants	3,086,216
Weighted average exercise price of outstanding options and warrants	12.08
Weighted average remaining contractual life of outstanding options and warrants	9.13
Total shares subject to outstanding, unvested full-value awards	3,165,877
Total shares currently available for grant	2,395,666
Governance Highlights of the Incentive Plan
The Incentive Plan incorporates certain compensation governance provisions that reflect best practices. These provisions are not impacted by the Plan Amendment, and include:
•
No payment of dividends, dividend equivalents and other distributions in respect of unvested stock-based awards;

•
Minimum 100% fair market value exercise price for options and stock appreciation rights;

•
No repricing of options or stock appreciation rights and no buyout of underwater options or stock appreciation rights without stockholder approval;

•
No dividend equivalents on options or stock appreciation rights;

•
No “liberal” share recycling of any awards;

•
No evergreen provision;

•
No “liberal” change in control definition;

•
No excise tax gross-up on change in control benefits; and

•
Clawback provisions.

Summary of the Incentive Plan
The following summary of the Incentive Plan is qualified by reference to the full text thereof, which is attached as Annex C to this proxy statement. The Incentive Plan’s primary purpose is to promote the success of our business by serving as a means to attract and retain qualified personnel, provide additional incentives to employees, directors and consultants, increase participants’ interest in our welfare.
General
The Compensation Committee of our Board administers the Incentive Plan. In the future, the Board or other committees may be allocated some or all of the Compensation Committee’s duties. The Compensation Committee consists solely of two or more directors who are independent in accordance with Rule 16b3 under the Securities Exchange Act and, to the extent required, with the Internal Revenue Code, or “Code”. The Compensation Committee is authorized to:
•
interpret the Incentive Plan and all awards;

•
establish and amend rules and regulations for the Incentive Plan’s operation;

•
select recipients of awards;

•
determine the form, amount and other terms and conditions of awards;

•
modify or waive restrictions on awards;

•
amend awards; and

•
grant extensions and accelerate awards.

Our officers and other employees, directors and consultants, in addition to those of our subsidiaries, are eligible to be selected to participate in the Incentive Plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. The Compensation Committee has the sole discretion to select participants from among the eligible persons. As of December 31, 2018, the Company had 10 directors, 8 officers, approximately 133 employees and consultants or other service providers to the Company who are, in each case, eligible to participate in the Incentive Plan.
Before giving effect to the Plan Amendment, the aggregate number of shares of Common Stock which may be issued under the Incentive Plan with respect to awards may not exceed 13,350,000. The Plan Amendment would increase this number of shares by 6,200,000 to 19,550,000. No awards relating to any of these additional shares will be granted unless our stockholders approve the Plan Amendment. The proposed 19,550,000 share limit (giving effect to the Plan Amendment) is subject to adjustment for certain transactions affecting the Common Stock. Each share issued pursuant to awards under the Incentive Plan (whether issued prior to or following the date of stockholder approval of the Plan Amendment) will be counted against the share limit as one full share. If an award is cancelled, forfeited, or expires unexercised, the number of shares of Common Stock under such award will be added back to the shares available for grant under the Incentive Plan. The number of shares available for grant under the Incentive Plan shall not be increased by (a) any shares not issued or delivered as a result of a net settlement of an award, (b) any shares withheld to pay an exercise price or withholding taxes related to an award, or (c) shares of our Common Stock repurchased on the open market with the proceeds of an option exercise.
No individual may be granted, in any fiscal year, awards under the Incentive Plan covering or relating to an aggregate of more than 3,000,000 shares of our Common Stock and no individual shall receive payment for cash awards made under the Incentive Plan during any fiscal year aggregating in excess of $3,000,000. In addition, no non-employee director of the Company may be granted, in any fiscal year, cash and non-cash compensation with an aggregate value in excess of  $500,000.
The Incentive Plan provides for the grant of:
•
stock options, including incentive stock options and nonqualified stock options;

•
stock appreciation rights, in tandem with stock options or freestanding;

•
restricted stock awards;

•
restricted stock unit awards;

•
performance share awards;

•
phantom stock awards; and

•
cash awards.

The Compensation Committee may grant awards individually, in combination, or in tandem. The Compensation Committee may also authorize the assumption of awards granted by other entities that are acquired by us or otherwise.
All awards will be evidenced by award agreements, as determined by the Compensation Committee. The award will be effective on the date of grant unless the Compensation Committee specifies otherwise.
The exercise or measurement price will be at least equal to the fair market value of our Common Stock. The fair market value generally is determined to be the closing sales price quoted on the NYSE on the day of the grant of the award.
Awards will normally terminate on the earlier of  (i) ten years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than death, disability or retirement, (iii) one year after death or (iv) one year (for incentive stock options) or five years (for other awards) after disability or retirement.

Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as the Compensation Committee may approve.
Awards may be paid in cash, shares of our Common Stock or a combination, in a lump sum or installments, as determined by the Compensation Committee.
A participant’s breach of the terms of the Incentive Plan or the award agreement will result in a forfeiture of the award.
Options
Options granted under the Incentive Plan may be:
•
incentive stock options, as defined in the Code; or

•
nonqualified options, which do not qualify for treatment as incentive stock options.

The Compensation Committee selects the recipients of options and sets the terms of the options, including:
•
the number of shares for which an option is granted;

•
the term of the option; and

•
the time(s) when the option can be exercised.

The Compensation Committee determines how an option may be exercised, whether for cash or securities. The exercise price of an option may not be less than the fair market value of a share of our Common Stock on the grant date, and the option term may be no longer than ten years. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through FINRA dealers. The fair market value of Common Stock an employee may purchase during any calendar year by exercise of incentive stock options is limited to $100,000. No dividends, dividend equivalents or other distributions are payable in respect of options until the options are exercised and settled into shares of our Common Stock.
An option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of an option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.
Stock Appreciation Rights
A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of Common Stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our Common Stock on the grant date, and the term of a stock appreciation right may be no longer than ten years. Stock appreciation rights may be granted separately or in tandem with the grant of an option.
A stock appreciation right granted in tandem with a nonqualified option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the Incentive Plan. At any time it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

Restricted Stock
A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of our Common Stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as:
•
restricted stock is granted (or upon payment of the purchase price for restricted stock); and

•
issuance of the restricted stock is recorded by our transfer agent.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock becomes vested, ratably over a specified period of time or upon the participant’s death, disability or retirement, the occurrence of a change in control (in certain circumstances), or other appropriate event as determined by the Compensation Committee.
A participant will have the right to vote the shares of Common Stock, except that unless otherwise provided in an award agreement, the participant will not be entitled to delivery of the Common Stock until all restrictions lapse.
If a participant’s employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Compensation Committee, to:
•
repurchase the unvested shares at their purchase price; or

•
require forfeiture of those shares if acquired at no cost.

Restricted Stock Unit Awards
A restricted stock unit award is an award denominated in units evidencing the right to receive shares of our Common Stock, subject to vesting or such other terms and conditions as determined by the Compensation Committee. Prior to vesting, the recipient has no voting or dividend rights with respect to the shares evidenced by a restricted stock unit award, however, the Compensation Committee may award cash dividend equivalents with respect to a restricted stock unit award. Upon vesting or satisfaction of any other conditions established by the Compensation Committee, the recipient of a restricted stock unit award becomes entitled to receive a share of our Common Stock with respect to each restricted stock unit.
Performance Share Awards
The Compensation Committee may grant performance share awards, which are rights to receive shares of our Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.
Payment will be made after the performance period based on the achievement of the performance measures as determined by the Compensation Committee.
Phantom Stock Awards
The Compensation Committee may grant phantom stock awards, which are rights to receive the fair market value of shares of our Common Stock, or the increase in the fair market value, during a period of time. The award may vest over a period of time specified by the Compensation Committee. Payment will be made following the prescribed period and may be made in cash, shares of our Common Stock or a combination as the Compensation Committee determines.
Cash Awards
The Compensation Committee may grant cash awards, which are bonuses paid in cash that are based solely upon the attainment of one or more performance goals that have been established by the Compensation Committee. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee.

Performance Awards
At the discretion of the Compensation Committee, any of the above-described awards may be designated a performance award. Cash awards may only be designated as performance awards. Performance awards will be contingent upon performance measures applicable to a particular period, as established by the Compensation Committee, based upon any one or more of the following:
•
revenue or increased revenue;

•
net income measures (including, but not limited to, income after capital costs, economic profit and income before or after taxes);

•
profit measures (including, but not limited to, gross profit, operating profit, net profit before taxes and adjusted pre-tax profit);

•
stock price measures (including, but not limited to, growth measures and total stockholder return);

•
price per share of Common Stock;

•
market share;

•
earnings;

•
earnings per share or adjusted earnings per share (actual or growth in);

•
earnings before interest, taxes, depreciation and amortization (EBITDA);

•
earnings before interest and taxes (EBIT);

•
economic value added (or an equivalent metric);

•
market value added;

•
debt to equity ratio;

•
cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);

•
return measures (including, but not limited to, return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);

•
operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);

•
expense measures (including, but not limited to, overhead costs and general and administrative expense);

•
changes in working capital;

•
margins;

•
stockholder value;

•
total stockholder return;

•
proceeds from dispositions;

•
total market value;

•
customer satisfaction or growth;

•
employee satisfaction; and

•
corporate values measures (including ethics compliance, environmental and safety).

Such performance measures may apply to the grantee, to one or more business units, divisions or subsidiaries of the Company or the applicable sector of the Company, or to the Company as a whole. Goals may also be based upon performance relative to a peer group of companies. The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. To the extent not required to preserve deductibility under Section 162(m) of the Code, the Committee may select other criteria not included in the preceding list. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.
Provisions Relating to a Change in Control, Death, Disability and Retirement
The Incentive Plan provides certain benefits in the event of a change in control, including accelerated vesting and payment if awards are not assumed, substituted or continued by a successor or as may otherwise be determined by the Compensation Committee. A change in control is deemed to have occurred if:
•
with respect to awards granted before May 31, 2016, if any person acquires beneficial ownership of 20% or more of our voting securities;

•
granted on or after May 31, 2016, if any person acquires beneficial ownership of 25% or more of our voting securities, unless the acquisition was not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company;

•
as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board; or

•
we merge or consolidate with, or transfer substantially all of our assets to, another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former stockholders; or a tender or exchange offer results in the acquisition of 30% or more of our outstanding voting securities.

However, a change in control would not be deemed to occur if a person that already controls us acquires more of our voting securities. Upon the occurrence of a change in control in which awards are not honored, assumed, continued, substituted or replaced, or a participant’s death, disability or retirement, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.
Limitation on Payment of Dividends and Dividend Equivalents
Notwithstanding anything to the contrary, during the period of restriction of shares of restricted stock, and prior to the vesting and settlement of restricted stock unit awards and performance share awards, all dividends and dividend equivalents or other distributions paid with respect to such awards will be retained by the Company. Such dividends and dividend equivalents or other distributions will revert to the Company if the awards revert to the Company or are not settled into shares of our Common Stock. Upon the expiration of the period of restriction or upon settlement, all such dividends and dividend equivalents or other distributions made on such awards and retained by the Company will be paid, without interest, to the relevant participant. No dividends, dividend equivalents or other distributions are payable in respect of options, stock appreciation rights or phantom stock awards until the options are exercised and settled into shares of our Common Stock.
Other Modifications
In the event of specified changes in our capital structure, the Compensation Committee will have the power to adjust the number and kind of shares authorized by the Incentive Plan (including any limitations on individual awards) and the number, option price or kinds of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments to awards under the Incentive Plan.
No Repricing of Options or Stock Appreciation Rights
Outstanding options and stock appreciation rights may not be amended to reduce their exercise price, or cancelled in exchange for cash or other awards with an exercise price that is less than the exercise price of the original options or stock appreciation rights, or otherwise be subject to any action that would be treated as a repricing, without stockholder approval.

Awards Subject to Clawback Policy
Awards under the Incentive Plan are subject to the Company’s Clawback Policy and any successor policy that the Company may adopt in the future. As such, they may be subject to the requirement that the awards be repaid to the Company after they have been distributed to the participant. See “Compensation Discussion & Analysis — Compensation Philosophy and Objectives of NCI’s Compensation Program.”
Federal Income Tax Consequences
The Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.
The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.
The statutory holding period lasts until the later of:
•
two years from the date the option is granted; or

•
one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.

If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:
•
the fair market value of the Common Stock on the date of exercise minus the option price; or

•
the amount realized on disposition minus the option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.
The exercise of an option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.
If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by NCI to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.
In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.
Under Section 83(b) of the Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the employee for the stock.
Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, restricted stock units, phantom stock or a cash award. At the time the employee receives the payment for the stock appreciation right, performance shares, restricted stock units, phantom stock or cash award, the fair market value of shares of Common Stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income.
Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Incentive Plan.
The exercisability of an option or a stock appreciation right, the payment of performance share or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment, discussed under “Golden Parachute Tax and Code Section 280G” below. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.
Certain Tax Code Limitations on Deductibility
As in effect prior to the commencement of our Transition Period, Section 162(m) of the Code generally disallowed a federal income tax deduction to any publicly held corporation for compensation paid in excess of  $1.0 million in any taxable year to the chief executive officer or any of the three other most highly compensated executive officers (other than the chief financial officer) who are employed by the corporation on the last day of the taxable year, but did not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. As of the Transition Period, however, these deductions generally are no longer available to the Company as a result of the 2017 Tax Cuts and Jobs Act (the “Act”), which eliminated the “performance based compensation” exception to the Section 162(m) deduction limitations (except for certain “grandfathered” arrangements that qualify for transition relief under the Act), beginning with the next tax year that commences after December 31, 2017 (which, in NCI’s case, began with the Transition Period).
We have structured and intend to implement the Incentive Plan so that resulting compensation would be performance-based compensation for so long as deductions for such compensation remain available. However, we may, in our sole discretion, determine that in one or more cases it is in our best interests not to satisfy the requirements for the performance-based exception. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.
Golden Parachute Tax and Code Section 280G
The Incentive Plan may, in certain circumstances, provide for immediate vesting of all then outstanding unvested awards upon a change in control. If the vesting of the award is accelerated as the result of a change in control, all or a portion of the value of the award at that time might be a “parachute payment” under Section 280G of the Code for certain employees. Section 280G of the Code generally provides that if compensation received by the grantee that is contingent on a change in control equals or exceeds three times the grantee’s average annual compensation for the five taxable years preceding the change in control (a “parachute payment”), the Company will not be entitled to a deduction, and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payment in excess of the grantee’s average annual compensation. Section 280G of the Code generally applies to employees or other individuals who perform services for the Company if, within the 12-month period preceding the change in control, the individual is an officer of the Company, a stockholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company.
Additional Medicare Tax
An employee will also be subject to a 3.8% tax on the lesser of  (i) the recipient’s “net investment income” for the relevant taxable year and (ii) the excess of the recipient’s modified adjusted gross income for the taxable year over a certain threshold (between $125,000 and $250,000, depending on the recipient’s circumstances). The recipient’s net investment income generally includes net gains from the disposition of shares. Employees are urged to consult their tax advisors regarding the applicability of this Medicare tax to their income and gains in respect of their investment in the shares.
Code Section 409A
The Incentive Plan permits the grant of various types of incentive awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. We intend that awards under the Incentive Plan either be exempt from, or satisfy the requirements of, Section 409A and the Incentive Plan is intended to be administered and interpreted in accordance with Section 409A.
THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE INCENTIVE PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

New Plan Benefits
Awards under the Incentive Plan, as amended by Plan Amendment, will remain subject to the Compensation Committee’s discretion. As a result, we cannot determine the number or type of awards that will be granted to any participant under the Incentive Plan for the 2019 fiscal year or in subsequent fiscal years. The stock options, RSUs and PSUs granted under the Incentive Plan for our 2018 fiscal year and the Transition Period, which would not have changed if the Plan Amendment had been in place during those time periods, were as follows:
Name and Position	Dollar Value ($)(1)	Number of Shares Under Awards
James S. Metcalf	6,762,461	549,250
Donald R. Riley	6,798,367	482,709
Shawn K. Poe	3,320,714	273,085
Bradley S. Little	831,455	60,739
John L. Buckley	4,045,292	332,672
Katy K. Theroux	3,152,690	242,084
Arthur W. Steinhafel	4,045,292	332,672
Current executive officers as a group	32,099,617	2,522,164
Current non-employee directors as a group	1,764,976	123,878
Employees and other service providers (other than executive officers) as a group	48,187,462	3,726,102

(1)
Dollar value reflects the gross number of stock options, RSUs and PSUs granted by the Company, multiplied by the closing price per share of our Common Stock on the applicable grant date. PSUs are based on assumed target performance.

EQUITY COMPENSATION PLAN INFORMATION
The following sets forth information relating to our equity compensation plans as of December 31, 2018:
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	3,439,407(1)	$12.00	2,675,939
Equity compensation plans not approved by security holders	2,931,123(2)	$12.16	0
Total	6,370,530(3)	$12.08	2,675,939

(1)
Includes 1,692,680 shares subject to outstanding stock options, 1,110,698 shares subject to outstanding RSUs and 636,029 shares subject to outstanding PSUs based on assumed target performance, unless performance is otherwise known.

(2)
Represents 1,604,466 shares subject to outstanding stock options, 925,561 shares subject to outstanding RSUs and 401,096 shares subject to outstanding PSUs based on assumed target performance granted to legacy Ply Gem employees as “Founders Award” in November 2018. The Founders Awards granted to legacy Ply Gem employees are “employment inducement awards” as described in the employment inducement exemption to New York Stock Exchange Rule 303A.08 (see “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in Fiscal 2019 to NEOs — Founders Awards”).

(3)
The weighted average remaining contractual life of outstanding options is 9.42 years.

Vote Required
In accordance with NYSE rules, approval of Proposal 6 requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. Abstentions have the same effect as a vote against this proposal. Broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on this proposal represent over 50% of the stock entitled to vote on this proposal.
Recommendation of Our Board of Directors
OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT TO THE INCENTIVE PLAN.

MANAGEMENT
Our current executive officers are as follows:
Name	Position
James S. Metcalf	Chairman and Chief Executive Officer
Brian P. Boyle	Senior Vice President, Chief Accounting Officer and Treasurer
John L. Buckley	President, Siding Business Unit — Residential
Todd R. Moore	Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
Shawn K. Poe	Executive Vice President, Chief Financial Officer
Donald R. Riley	Chief Executive Officer, Commercial Business Unit and Head of Supply Chain & Technology
Arthur W. Steinhafel	President, U.S. Windows Business Unit — Residential
Katy K. Theroux	Executive Vice President, Chief Human Resources Officer
Information concerning the business experience of Mr. James S. Metcalf is provided under the section titled “Proposal 1: Election of Directors.”
Brian P. Boyle, age 46, has served as Senior Vice President, Chief Accounting Officer and Treasurer since November 16, 2018. Mr. Boyle was Ply Gem Industries, Inc.’s Chief Accounting Officer and Treasurer from 2016 until November 16, 2018. Prior to this role, Mr. Boyle served as Ply Gem’s Corporate Controller from 2008 to 2016 participating in Ply Gem’s initial public offering process in 2013. Prior to joining Ply Gem, Mr. Boyle was a senior manager in the audit practice with PricewaterhouseCoopers LLP in Raleigh, NC working predominantly with manufacturing clients. Mr. Boyle graduated from the University of North Carolina-Chapel Hill in 1995 with a BSBA and a Master of Accounting.
John L. Buckley, age 54, has served as our President, Siding Business Unit — Residential (formerly known as the Siding Division) since November 16, 2018. Prior to that, Mr. Buckley served as Ply Gem Industries, Inc.’s President of Siding, Fencing and Stone group from 2012 until November 16, 2018. Mr. Buckley joined Ply Gem in 1999, and prior to his appointment as President of the Siding, Fencing and Stone group he had served as Senior Vice President of Sales for Ply Gem’s siding and accessories subsidiaries. Prior to joining Ply Gem, Mr. Buckley worked for CertainTeed from 1991 to 1999, holding a variety of sales management positions. Mr. Buckley currently serves as the Chairman of the VSI Board of Directors and Chairman of the VSI Steering Committee and Primary Marketing Committee. Mr. Buckley received a BA in communications from the University of Michigan in 1986, and a MSA from Madonna University in 1991.
Todd R. Moore, age 59, has served as our Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary since May 2017. Mr. Moore served as our Executive Vice President and General Counsel from December 2007 to May 2017, and as our Vice President and General Counsel from March 2003 to December 2007. Mr. Moore has served as a Vice President and General Counsel of all NCI divisions since January 1999 and as our Corporate Secretary since March 2005. Before joining NCI in January 1999, Mr. Moore was a partner in the Trial Section of Gardere Wynne Sewell LLP, a law firm based in Texas. Mr. Moore has a B.A. in Political Science from Southern Methodist University and a J.D. from the University of Tulsa College of Law. He is licensed to practice law in the State of Texas.
Shawn K. Poe, age 57, has served as Executive Vice President, Chief Financial Officer since November 16, 2018. Mr. Poe was Chief Financial Officer and Executive Vice President of Ply Gem Holdings, Inc. from August 2004 until November 16, 2018. He served as Vice President of Finance of Ply Gem Holdings Inc. from March 2000 to August 2004. He served as Corporate Controller and various other accounting positions at Nordyne, Inc., joining in 1990. Mr. Poe graduated from Southeast Missouri State University in 1984 with a BS in Accounting. Mr. Poe graduated from Fontbonne College in 1994 with an MBA.

Donald R. Riley, age 56, has served as our Chief Executive Officer, Commercial Business Unit (formerly known as the NCI Division) and Head of Supply Chain & Technology since November 2018. Mr. Riley served as our Chief Executive Officer from July 2017 to November 2018, as President from January 2016 to November 2018 and as President of our Group Business Segment from December 2014 to January 2016. Mr. Riley has also served on the Board of Directors and on its Executive Committee from July 2017 to November 2018. Before joining NCI, Mr. Riley was employed by Probuild Holdings, LLC, a supplier of building materials to production builders, custom builders, local contractors and project oriented consumers, where he served as Executive Vice President from November 2011 to November 2014. As Executive Vice President, Mr. Riley managed the supply chain, manufacturing, construction services, marketing, pricing, information technology, strategy and business project management office functions. Prior to joining Probuild Holdings, Mr. Riley was employed by Mohawk Industries, Inc., a floor covering company, from September 2004 to November 2011, serving in various capacities such as Chief Information Officer, Senior Vice President Logistics, and Interim Flooring Executive Vice President Customer Experience. At Mohawk Industries, Mr. Riley was responsible for its global information systems, North America logistic functions, and the flooring segment’s customer service function. Mr. Riley has a B.S. in Engineering from the University of Tennessee at Knoxville.
Arthur W. Steinhafel, age 50, has served as President, U.S. Windows Business Unit — Residential (formerly known as the U.S. Windows Division) since November 16, 2018. Prior to that, Mr. Steinhafel served as Ply Gem Industries, Inc.’s President of U.S. Windows and Doors group from 2013 to November 15, 2018. Mr. Steinhafel joined Ply Gem in 2010, and prior to his appointment to President of the Ply Gem’s U.S. Window and Door group had served as Senior Vice President of Sales for Ply Gem’s U.S. Window and Door group. Prior to joining Ply Gem, Mr. Steinhafel worked for Atrium Windows from 2008 to 2010 as President of the Central Region and for Peachtree Window Companies in various capacities from 1999 to 2007. Mr. Steinhafel received a BS in Industrial Technology from the University of Wisconsin-Stout in 1992.
Katy K. Theroux, age 50, has served as our Executive Vice President, Chief Human Resources Officer since November 2018. Ms. Theroux served as our Executive Vice President, Corporate Marketing and Chief Human Resources Officer from July 2017 to November 2018, and as our Vice President, Chief Human Resources officer from September 2014 to June 2017. Before joining NCI, Ms. Theroux was employed by 1WORLDSYNC, where she served as Chief Marketing and Administrative Officer from 2012 to 2013, and was responsible for the integration of two multinational technology services companies. Prior to joining 1WORLDSYNC, Ms. Theroux served as Senior Vice President, Customer Engagement & Solutions for its parent, GS1 US and 1SYNC from 2007 to 2012, and was responsible for customer support, marketing, human resources and facilities shared services for all operating units. Ms. Theroux also served as its Chief Human Resources Officer from 2006 to 2012. Ms. Theroux served as Chairman of the Board of Peirce College until June 2015. Ms. Theroux has a B.S. from Syracuse University and an M.B.A. from Saint Peter’s University.

COMPENSATION DISCUSSION & ANALYSIS
Introduction
This Compensation Discussion & Analysis (“CD&A”) provides information regarding NCI’s compensation programs for our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), our former CEO, our former interim CFO, and our three other most highly compensated executive officers during the Transition Period. The CD&A is also intended to place in perspective the information for the Transition Period contained in the executive compensation tables that follow this discussion.
Throughout this discussion, the following individuals are referred to collectively as the “Named Executive Officers” or “NEOs” and are included in the Summary Compensation Table that follows this discussion:
•
James S. Metcalf, Chairman and Chief Executive Officer;

•
Shawn K. Poe, Chief Financial Officer;

•
Donald R. Riley, former President and Chief Executive Officer, and current Chief Executive Officer, Commercial Business Unit and Head of Supply Chain & Technology;

•
Bradley S. Little, former interim Chief Financial Officer and Treasurer, and current Senior Vice President, Finance, Commercial Business Unit;

•
John L. Buckley, President, Siding Business Unit — Residential;

•
Arthur W. Steinhafel, President, U.S. Windows Business Unit — Residential; and

•
Katy K. Theroux, Executive Vice President, Chief Human Resources Officer.

Summary of Compensation Matters for the Transition Period
As noted above, this CD&A describes our Named Executive Officers’ compensation during the Transition Period (October 29 to December 31, 2018) resulting from the Fiscal Year Change. Given the brevity of the Transition Period, the Company did not attempt to make significant changes to our overall compensation program for the period described herein. However, as further described in Item 11 of Amendment No. 1 to the Company’s Annual Report on Form 10-K filed with the SEC on February 25, 2019 (the “Fiscal 2018 CD&A”), certain compensation-related events occurred during the Transition Period in connection with the completion of the Merger announced in Fiscal 2018. This CD&A should be read in conjunction with the Fiscal 2018 CD&A for a comprehensive understanding of our executive compensation program.
During the Transition Period, the following events occurred:
•
The Company granted equity awards to certain key employees considered critical to the success of the combined company, including our NEOs, which consisted of options, restricted stock units and performance share units. See “Executive Compensation” — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Fiscal 2018 and Transition Period Long-Term Incentive Awards.”

•
The Company appointed Mr. Metcalf as its Chairman and Chief Executive Officer and Mr. Poe as its Chief Financial Officer. In connection with these appointments, the Company entered into employment agreements with each of Mr. Metcalf and Mr. Poe. For a description of the material terms of the employment agreements and for a discussion of enhanced severance benefits upon certain terminations in connection with a change in control of the Company, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.” Shortly following the Transition Period, Mr. Poe announced that he would resign as the Company’s CFO, effective as of May 31, 2019. The Company has commenced a search for a new CFO, considering both internal and external candidates.

At our most recent shareholder advisory vote on executive compensation at our 2017 Annual Meeting, more than 98% of the votes cast on the advisory “say-on-pay” resolution were voted in favor of the compensation philosophy, policies and procedures and the compensation of the NEOs as disclosed in our 2017 proxy statement. The Compensation Committee viewed the result of this advisory vote as strongly supportive of our pay-for-performance philosophy. Our Compensation Committee continually evaluates NCI’s compensation practices so as to best align the interests of our senior executives and our stockholders and will continue to do so such that they remain aligned with our compensation objectives. Our Board, Compensation Committee and management team all value the opinions of our stockholders and are committed to considering their opinions in making these important decisions. In light of these results, the Compensation Committee maintained many of our existing executive compensation programs during the Transition Period, and made such changes to the long-term incentive compensation program that the Compensation Committee determined were necessary to align the goals of the Company’s management team and provide a unified incentive structure following the Merger. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”
Compensation Philosophy and Objectives of NCI’s Compensation Program
Our executive compensation philosophy remains that executive pay should be linked to the performance of NCI and the individual executives. Our Compensation Committee has established the following objectives for our executive compensation programs:
•
attract, retain and motivate exceptional executives;

•
reward performance measured against established goals;

•
provide incentives for future performance; and

•
align executives’ long-term interests with the interests of our stockholders.

In support of these goals, we designed our compensation programs to reward excellent short-term performance and to encourage executives’ commitment to NCI’s long-term, strategic business goals. Long-term incentives balance the emphasis on long-term versus short-term business objectives and reinforce that one should not be achieved at the expense of the other. We believe that long-term incentive compensation helps to further NCI’s compensation objectives, including the retention of high-performing, experienced executives whose interests are strongly aligned with the interests of stockholders. Further, a multi-year vesting period for grants of restricted stock or restricted stock units, stock options and performance share units helps to ensure that the value received by executives depends on the strong financial and stock price performance of NCI over time. We balance short- and long-term compensation through salary and performance bonuses, and the grant of restricted stock or restricted stock units, stock options, and performance share units, respectively. Our goal is to increase the proportion of long-term compensation as an executive’s responsibility and accountability for company results increases.
NCI has a clawback policy (the “Clawback Policy”) designed to better align our compensation practices with our stockholders’ interests by providing a mechanism to recover incentive compensation that is based on inaccurate financial information. Our Clawback Policy, which covers all current and former executive officers (including the NEOs), allows for recovery of cash, equity or other incentive compensation in the event NCI is required to prepare a material financial restatement due to noncompliance with any financial reporting requirement under the U.S. securities laws, where the noncompliance is the result of misconduct. The Clawback Policy applies to all incentive compensation that is earned or vested after the date the policy was adopted (regardless of when granted) and which is determined in whole or in part based on application of performance measures. Upon a determination that the Clawback Policy will be applied, the Board may recover up to the excess of the amount of the compensation actually received by a covered officer over the amount that would have been received if the restatement had not occurred, for the three completed fiscal years preceding the fiscal year in which the Board determines the restatement is necessary. The Board, with input from the Compensation Committee and the Audit Committee, has sole discretion to determine whether and how to apply the Clawback Policy. In determining whether to recover compensation, the Board may take into account any and all factors that it determines to be appropriate and relevant under the circumstances, including the likelihood and costs of recovery, compliance with applicable law, the ability of the executive officer to repay such amount, the tax consequences of the original payment and/or the recoupment to the executive officer (including whether recoupment shall be on a pre-tax or post-tax basis), and any other potentially adverse consequences for the Company or the executive officer arising from seeking enforcement of the policy.
To further align the interests of our senior management team with those of our stockholders, we also have implemented stock ownership guidelines that require each of our NEOs to acquire and hold a number of shares of our common stock having a value equal to a multiple of his or her annual salary. See “Compensation Discussion & Analysis — Stock Ownership Guidelines.”
We also have an “anti-hedging” policy, which prohibits our executive officers and non-employee directors from engaging in transactions designed to hedge the economic risks associated with ownership of Company securities, and from pledging Company securities as collateral for loans. For purposes of this policy, securities held by CD&R, LLC and its affiliated investment funds are not considered to be owned or held by a non-employee director who is affiliated with CD&R, LLC.
Determination and Administration of Compensation Programs and Amounts
Decisions regarding executive compensation are based primarily on the assessment by the Compensation Committee of each Named Executive Officer’s leadership and operational performance and potential to enhance long-term value to NCI’s stockholders. Since Fiscal 2014 (with the exception of Fiscal 2016), the Compensation Committee has retained a compensation consultant, Frederic W. Cook & Co. (“FW Cook”), to assist it in its comprehensive review of NCI’s executive compensation program. During the Transition Period, FW Cook continued to advise the Compensation Committee regarding compensation packages for new hires and promotions and other governance related matters, as well as our director compensation arrangements (see “Executive Compensation — Compensation of Directors”). The Compensation Committee also relies on its judgment, prior experience, and the judgment of our CEO, Mr. Metcalf, about each individual Named Executive Officer in determining the amount and combination of compensation elements and whether each payment or award appropriately encourages and rewards performance. Key factors considered by the Compensation Committee in this regard include:
•
actual performance compared to pre-established financial, operational and strategic goals for NCI and the Named Executive Officer’s reporting unit;

•
the nature, scope and level of the Named Executive Officer’s responsibilities;

•
individual contribution to NCI’s financial results, particularly with respect to key measures such as cash flow, revenue, earnings and return on assets (“ROA”);

•
effectiveness in leading our initiatives to enhance quality and value provided to customers; and

•
individual contribution to a culture of honesty, integrity and compliance with our Code of Business Conduct and Ethics and applicable laws.

The Compensation Committee also considered each Named Executive Officer’s current salary and prior-year bonus, if any, the appropriate balance between incentives for long-term and short-term performance, and internal “pay equity” — in other words, the relative differences in compensation among the executive officers.
Role of Management and Independent Advisors
The Compensation Committee meets regularly in separate executive sessions without management personnel present and also requests periodically that our officers or employees attend meetings. During the Transition Period, Mr. Metcalf and other senior executives attended certain Compensation Committee meetings at the committee’s request to advise the committee regarding our performance and to recommend proposed modifications to our compensation and benefits. Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our Named Executive Officer compensation programs. Management’s role includes recommending plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and administering plans in support of the Compensation Committee. The Compensation Committee also relied to a certain extent on Mr. Metcalf’s evaluations of other Named Executive Officers whose day-to-day performance was not as visible to the committee as it was to Mr. Metcalf.
The Compensation Committee’s charter provides that it may retain advisors, including compensation consultants, in its sole discretion. In engaging FW Cook, the Compensation Committee determined that FW Cook did not have any economic interest or other relationship that would create a conflict with its services to the Compensation Committee.
In assessing compensation elements and making compensation decisions for our executive officers, our Compensation Committee considers the executive compensation practices of a peer group of companies of similar size to the Company in related industries. As disclosed in the Fiscal 2018 CD&A, our Compensation Committee substantially updated the compensation peer group in November 2018 with the assistance of FW Cook in order to reflect changes to the Company’s size, projected revenue and scope of business resulting from the Merger. The following peer group was used in making compensation decisions for our NEOs during the Transition Period:
A. O. Smith Corporation	HD Supply Holdings, Inc.	Universal Forest Products, Inc.
Beacon Roofing Supply, Inc.	JELD-WEN Holding, Inc.	Valmont Industries, Inc.
BMC Stock Holdings, Inc.	Lennox International, Inc.	Vulcan Materials Company
Builders FirstSource, Inc.	Martin Marietta Materials, Inc.	WESCO International, Inc.
EMCOR Group, Inc.	Masco Corporation
Fortune Brands Home & Security, Inc.	Owens Corning
Following the Merger, the Company fell near the median of the peer group in terms of size, projected revenue, operating income, and net income, and below the twenty-fifth percentile in terms of market capitalization.
Based on (1) FW Cook’s Fiscal 2018 report, (2) discussions with and recommendations by Mr. Metcalf during the Transition Period and (3) our pay-for-performance policies, the Compensation Committee determined to largely maintain our existing executive compensation programs during the Transition Period. During the Transition Period, however, the Compensation Committee determined to make certain changes to the long-term incentive program in connection with the Merger to align the goals of the Company’s management team and provide a unified incentive structure, including changes to the types of awards granted, timing of awards and to the vesting criteria and schedules of such awards (see “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in the Transition Period to NEOs — Founders Awards”).
Elements of Executive Compensation
The principal elements of compensation provided to our Named Executive Officers consist of a base salary supplemented with the opportunity to earn a bonus under NCI’s annual cash bonus program (the “Bonus Program”) and long-term incentive compensation under the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan (As Amended and Restated effective January 27, 2018) (the “Incentive Plan”). In connection with the Merger, in November 2018 the Company granted long-term incentive awards that consisted of stock options, restricted stock units and performance share units. See “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Fiscal 2018 and Transition Period Long-Term Incentive Awards.”
We also maintain retirement plans for certain of our employees, including a deferred compensation plan (a “Deferred Compensation Plan” or “DCP”) under which our Named Executive Officers can elect to defer a portion of their base salary and bonus. In addition, we provide limited perquisites that enhance our ability to be competitive in attracting and retaining talented executive officers and allow executive officers more time to focus on business objectives.
Base Salary
The Compensation Committee annually reviews base salaries and makes adjustments in light of competitive data regarding compensation from other companies as well as a Named Executive Officer’s responsibilities, experience and performance levels relative to other executives and the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. Because the rate of any increase in base salary levels helps to provide incentives for continuous improvement in individual performance, we view individual factors as more significant than overall company performance in a particular year when determining base salary levels. Base salary also provides the foundation for calculating other benefits such as annual cash bonus and discretionary and restoration matching under the Deferred Compensation Plan and 401(k) plan so the executive’s individual performance has a significant impact on both salary and the benefits derived from salary.
In November 2018, certain of our NEOs received increases in base salary based on a review of market data provided by FW Cook and in light of increased responsibilities resulting from the Merger. Mr. Riley’s base salary was increased from $750,000 to $900,000, and Ms. Theroux’s base salary was increased from $400,000 to $450,000. In addition, in connection with the Merger, Mr. Little was granted a one-time cash retention bonus of  $222,500 in Fiscal 2018, of which $74,093 was paid on the Closing Date, and the remainder of which will become payable in May 2019 subject to Mr. Little’s continued employment through such date.
The Company entered into employment agreements effective as of the Closing Date with each of Mr. Metcalf and Mr. Poe in connection with their appointments to their respective positions with the Company. Mr. Metcalf’s employment agreement provides for an annual base salary of not less than $1,100,000, and Mr. Poe’s provides for an annual base salary of  $525,000. For a description of the material terms of the employment agreements and for a discussion of enhanced severance benefits upon certain terminations in connection with a change in control of the Company, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
Named Executive Officer	Transition Period Base Salary(1)
James S. Metcalf	$1,100,000
Shawn K. Poe	$525,000
Donald R. Riley	$900,000
Bradley S. Little	$265,000
John L. Buckley	$500,000
Arthur W. Steinhafel	$500,000
Katy K. Theroux	$450,000

(1)
Reflects annual rate of base salary.

Annual Bonus
Short-term annual cash incentive compensation ordinarily is provided through our Bonus Program, under which annual cash bonuses may be paid to executives to reward their contributions to our business during the year. In Fiscal 2014, our stockholders approved our Senior Executive Bonus Plan, which continues to remain in effect. As a result of the Fiscal Year Change, however, the Company did not award bonuses under our Bonus Program during the Transition Period. Instead, cash bonuses for the Transition Period will be included in our Fiscal 2019 annual bonus program and paid to these participants (except former Ply Gem executives, as described below) following Fiscal 2019.
Former Ply Gem executives, including Mr. Poe, Mr. Buckley, and Mr. Steinhafel, did not participate in the Senior Executive Bonus Program during the Transition Period. Instead, these executives received bonuses in respect of the Ply Gem Management Incentive Compensation Program based on performance criteria established for Ply Gem for the period from January 1 to December 31, 2018 (including the Transition Period). Mr. Poe, Mr. Buckley, and Mr. Steinhafel were eligible for short-term annual cash incentive compensation under the Ply Gem annual incentive program. These former Ply Gem executives will not be eligible for additional bonus compensation in respect of the Transition Period. Beginning in Fiscal 2019, former Ply Gem executives will be eligible to participate in NCI’s Bonus Program.

Long-Term Incentive Compensation
Generally
Our long-term incentive compensation is provided under the Incentive Plan, a stockholder-approved equity-based compensation plan that allows NCI to grant a variety of awards, including stock options, restricted stock, restricted stock units, stock appreciation rights, performance share awards, phantom stock awards and performance-based and other cash awards. Long-term incentive grants have typically been made in December of each year. In connection with the Merger, however, long-term incentive grants to our Named Executive Officers were made in November 2018 (see “Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in the Transition Period to NEOs”).
We believe that equity awards to our Named Executive Officers must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in NCI. The value of the equity awards granted to Named Executive Officers is based on individual performance assessments of each of the Named Executive Officers as well as other members of executive management.
Long-Term Incentive Awards Granted to NEOs in 2018 — Treatment of Fiscal 2018 Awards in Connection with the Merger
In December 2017, our Compensation Committee made its annual grant of long-term incentives to certain NEOs, referred to below as the “FY 2018 Awards.” Of the total value granted to an NEO, 40% of the value of the award consisted of restricted stock units and 60% of the value of the award consisted of performance share units. The performance share units were scheduled to vest in part based on satisfaction of performance goals measured over a period of two consecutive fiscal years ending with the 2019 fiscal year, and in part based on the achievement of performance goals measured over a period of three consecutive fiscal years, ending with the 2020 fiscal year, in each case subject to continued employment.
The Merger was a “change in control” under the Incentive Plan. Accordingly, consistent with the terms of the Incentive Plan, in connection with the Merger:
•
the performance share units (“PSUs”) were converted to restricted stock units at target level that vest on the first December 15th (or the first business day thereafter) following the end of the Company’s 2019 fiscal year (see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements); and

•
the time-vesting restricted stock units (“RSUs”) will become vested if, during the two years following the Merger, the NEO’s employment is terminated by NCI without cause or the NEO resigns with good reason.

Upon any future change in control, awards that remain outstanding will be assumed or replaced by economically equivalent alternative awards of the successor to NCI in the change in control, or will fully vest only to the extent that they are not assumed or replaced with alternative awards (see “Executive Compensation — Potential Payments upon Termination or Change in Control — FY 2017 Awards and FY 2018 Awards”).
The number of FY 2018 Awards granted to each NEO and the number of each NEO’s PSUs converted to RSUs is set forth in the following table:
Named Executive Officer	Number of Time-Vesting RSUs Granted in FY 2018	Number of PSUs Granted in FY 2018 and Converted to RSUs
James S. Metcalf	—	—
Shawn K. Poe	—	—
Donald R. Riley	49,593	74,389
Bradley S. Little	4,960	7,439
John L. Buckley	—	—
Arthur W. Steinhafel	—	—
Katy K. Theroux	11,159	16,738

Long-Term Incentive Awards Granted in the Transition Period to NEOs
On November 16, 2018, in connection with the closing of the Merger, the Company granted equity awards (the “Founders Awards”) to certain key employees considered critical to the success of the combined company, including each of our NEOs. The Founders Awards consist of  (i) options to purchase shares of the Company’s common stock with a per share exercise price of  $12.16 and having a 10-year term (the “Founders Options”), (ii) restricted stock units (the “Founders RSUs”), each representing the right to acquire on vesting one share of the Company’s common stock, and (iii) except for Mr. Little, performance share units (the “Founders PSUs”), each representing the right to acquire a number of shares of the Company’s common stock to be determined based upon the achievement of performance metrics as measured during the three years following the grant date, subject to the grantee’s continued employment with the Company. The Founders Options and the Founders RSUs vest in five equal installments following the grant date, subject to the grantee’s continued employment with the Company.
We believe that the combination of Founders Options, Founders RSUs and Founders PSUs and their accompanying vesting schedules will align the interests of our NEOs and shareholders, reward our NEOs for delivering the intended benefits of the Merger, and help us retain executives who are critical to the successful execution of our business strategy. The Founders Awards to Mr. Buckely, Mr. Metcalf, Mr. Poe and Mr. Steinhafel are “employment inducement awards” as described in the employment inducement exemption to New York Stock Exchange Rule 303A.08. The Founders Awards, although not granted pursuant to the Incentive Plan, are subject to the same terms and provisions as awards of the same type granted under the Incentive Plan unless otherwise expressly set forth in each Award (see the Company’s Registration Statement on Form S8 filed on November 19, 2018).
In order to better align the goals of the Company’s management team and provide a unified incentive structure, the Company, in consultation with FW Cook, determined that our annual grant of long-term incentives to our key executive officers should be combined with the Founders Awards granted to these individuals. As a result, the Founders Awards granted to the NEOs also included the officer’s annual grant of long-term incentive awards for Fiscal 2019.
The NEOs received the following Founders Awards on November 16, 2018:
Named Executive Officer	Number of Founders Options Granted	Number of Founders RSUs Granted	Number of Founders PSUs Granted
James S. Metcalf	307,481	153,740	76,870
Shawn K. Poe	156,049	78,024	39,012
Donald R. Riley	204,988	102,493	51,246
Bradley S. Little	28,604	19,736	—
John L. Buckley	190,099	95,049	47,524
Arthur W. Steinhafel	190,099	95,049	47,524
Katy K. Theroux	122,393	61,196	30,598
Retirement Benefits
Our executive officers, including our NEOs, are eligible to participate in our tax-qualified 401(k) plan. In addition, we believe that benefit programs that address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans are critical in attracting and retaining quality executives. Therefore, we have adopted a Deferred Compensation Plan that allows key employees to defer a portion of their annual salary and annual cash bonus, subject to certain specified maximum deferral amounts. The DCP also provides discretionary matching contributions in certain circumstances. For the Transition Period, we determined to make discretionary matching contributions only if the Company achieves ROA of 15% from the Transition Period through Fiscal 2019. Amounts deferred under the DCP are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. Common Stock is also an investment option for certain of our executive officers. Amounts deferred into the Common Stock fund remain invested in the Common Stock fund until distribution. See “Executive Compensation — Nonqualified Deferred Compensation” for additional details regarding the terms of the DCP.

Other Compensation
Termination and Change in Control Agreements
Certain compensation arrangements of NCI include provisions providing special payments or benefits upon specified termination events or upon the occurrence of a change in control of NCI. However, these arrangements do not include “gross-ups” for golden parachute excise taxes or other taxes. We believe that these termination and change in control benefits provide our Named Executive Officers an incentive to act in the stockholders’ best interests during a takeover despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities. We also believe that, in some cases, our termination and change in control benefits are necessary to attract and retain certain executives. For a description of the terms of the employment agreements, consulting agreement and equity awards, see “Executive Compensation — Potential Payments upon Termination or Change in Control.”
The Company has entered into employment agreements with each of its NEOs other than Mr. Buckley and Mr. Steinhafel. Except for the agreements with Mr. Metcalf and Mr. Riley, the term of the employment agreements for each NEO who has an employment agreement runs for a period of two years, subject to automatic one-year extensions thereafter, unless either party gives notice of non-renewal. The initial term of Mr. Metcalf’s agreement will expire on November 16, 2021 and the initial term of Mr. Riley’s agreement will expire on June 30, 2020. Each is subject to one-year extensions thereafter, unless either party gives a one year notice of non-renewal. The employment agreements provide for severance payments and termination benefits upon a future termination of an NEO’s employment in a qualifying termination (i.e.upon termination by the Company without “cause” or by the employee with “good reason”), both prior to and following a change in control of the Company. Where a qualifying termination occurs other than during a potential change in control period or following a change in control of the Company, each employment agreement (except for the agreement with Mr. Little) provides for (1) payment of one times (two times, in the case of Mr. Metcalf, Mr. Poe, and Mr. Riley) the executive’s then-current base salary (at the highest annualized rate in effect during the one-year period immediately preceding the date of termination, in the case of Mr. Poe), payable in equal installments on regular payroll dates over the course of the one-year period (two-year period, in the case of Mr. Metcalf and Mr. Poe) immediately following the date of termination, (2) a pro-rated annual bonus based on actual performance in the year of termination, (3) twelve months of continued COBRA coverage (in the case of Mr. Metcalf and Mr. Riley, a lump sum cash payment equal to eighteen months of the premium cost of family medical coverage at the active-employee rate) and (4) in the case of Mr. Metcalf, payment of two times his target annual bonus, payable in equal installments on regular payroll dates over the course of the two-year period immediately following the date of termination (each, a “Qualifying Termination Severance Package”). Mr. Buckley does not have an employment agreement with the Company, but during the Transition Period he was covered by a retention agreement, which expired December 31, 2018. Under the agreement, in the event of his termination without cause or resignation following a material adverse change in his employment, Mr. Buckley would have been entitled to (i) a severance payment equal to twelve months of base salary, paid over a one-year period, (ii) a prorated bonus equal to the lesser of the target or actual amount that would have been paid under the incentive award plan had the officer remained employed through the year of termination, and (iii) continuation of medical and dental benefits for one year following termination of employment.
In the case of Mr. Poe, where a qualifying termination occurs prior to November 16, 2020, the employment agreement provides for the Qualifying Termination Severance Package, except that (1) the base salary payment is payable in a lump sum, (2) the COBRA coverage is for a period of eighteen months, and (3) he is entitled to an additional lump-sum payment equal to two times his target annual bonus.
Where a qualifying termination occurs during a potential change in control period or two years following a change in control of the Company, Mr. Metcalf’s employment agreement provides for his Qualifying Termination Severance Package, except that the target bonus payment is instead equal to three times his target bonus and each of the base salary and target bonus payments are to be paid to the maximum extent permitted under Section 409A of the Internal Revenue Code in a lump sum (with any remainder paid in installments over two years). In the case of Mr. Riley, his employment agreement provides for his Qualifying Termination Severance Package, except that he is entitled to a payment equal to the sum of two times his base salary plus three times his target annual bonus. In the case of Ms. Theroux, the employment agreement provides for (1) the same cash severance payment as is payable upon a qualifying termination prior to a change in control (except that, to the maximum extent practicable, such payment is to be made in a lump sum), (2) an additional lump-sum cash severance payment in an amount equal to the sum of  (x) one times the executive’s then-current base salary and (y) two times the executive’s target annual bonus for the fiscal year in which the termination occurs, (3) a pro-rated annual bonus payment based on actual performance in the year of termination and (4) an additional six months of continued COBRA coverage. For Mr. Little, where a qualifying termination occurs during a potential change in control period or two years following a change in control of the Company, his employment agreement provides for (1) a lump-sum cash payment equal to two times Mr. Little’s annual base salary at the highest annualized rate in effect during the one-year period immediately preceding the date of termination, (2) a pro-rated annual bonus based on actual performance in the year of termination and (3) eighteen months of continued COBRA coverage.
For purposes of the employment agreements, “change in control” means (A) any person who becomes the beneficial owner of 25% or more of the combined voting power of NCI, (B) as a result of, or in connection with, a tender or exchange offer, merger or other business combination, persons who were directors immediately before the transaction cease to constitute the majority of NCI’s Board of Directors, (C) NCI is merged or consolidated with another company or transfers substantially all of its assets to another company and, as a result, either (i) less than 50% of the outstanding voting securities of the resulting company are owned in the aggregate by former NCI stockholders or (ii) 50% or more of the outstanding voting securities of the resulting company continue to be owned in the aggregate by former NCI stockholders but other than in substantially the same relative proportions as immediately prior to the transaction, or (D) a tender or exchange offer is made for 25% or more of the combined voting power of NCI. To the extent payments under the employment agreements to our Named Executive Officer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments to be received by the officer may be reduced to the extent a reduction in the payment amount would put the officer in a better after-tax position than he or she would be in if the excise tax under Section 4999 were imposed on such payments.
The Merger was a change in control for purposes of the employment agreements with Messrs. Riley, and Little and Ms. Theroux. Therefore, if one of the aforementioned NEOs experiences a qualifying termination prior to November 16, 2020, then he or she will be entitled to enhanced change in control severance as described above.
The Merger was also a change in control for purposes of outstanding equity awards under the Incentive Plan. Therefore, in connection with the Merger, RSUs and PSUs held by officers (including our NEOs) that were granted prior to May 31, 2016 and certain restricted stock awards held by Mr. Riley and Ms. Theroux vested in full, with all applicable performance metrics deemed satisfied at maximum, as described in the Company’s Proxy Statement related to the Special Shareholder Meeting filed October 17, 2018.
PSUs held by officers that were granted on or following May 31, 2016 were converted into service-vesting RSUs upon the effective time of the Merger, and will continue to vest based on continued service through the end of the applicable performance period or upon an earlier qualifying termination. The number of shares of Common Stock subject to the service-vesting RSUs following this conversion was determined based on a formula described in the Company’s Proxy Statement related to the Special Shareholder Meeting filed October 17, 2018.

The table below sets forth, for each NEO, the number of awards that vested or converted in connection with the Merger:
Named Executive Officer	Restricted Stock Vested in the Merger	RSUs Vested in the Merger	RSUs That Did Not Become Vested in the Merger	Unvested PSUs Converted in the Merger to Service- Vesting RSUs	PSUs Vested in the Merger
James S. Metcalf	—	—	—	—	—
Shawn K. Poe	—	—	—	—	—
Donald R. Riley	5,513	8,489	55,687	84,529	53,246
Bradley S. Little	—	7,491	5,673	14,239	19,016
John L. Buckley	—	—	—	—	—
Arthur W. Steinhafel	—	—	—	—	—
Katy K. Theroux	1,900	4,851	15,015	25,899	30,426
In addition to the change in control arrangements described above, outstanding shares of restricted stock, RSUs, options and PSUs granted to the Named Executive Officers, including RSUs and PSUs held by our NEOs that did not vest in connection with the Merger, may vest in connection with certain termination events during the two years following the effective time of the Merger or in connection with a subsequent change in control of the Company (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Equity Incentive Awards”).
Perquisites and Personal Benefits
We offer only de minimis perquisites or personal benefits.
Gross-Ups
With the exception of limited, one-time tax indemnification in connection with the incurrence of relocation expenses under our relocation policy, NCI does not provide for any tax assistance or “gross-ups” for any of its executives.
CEO Compensation
The Compensation Committee is directly responsible for determining the salary level of the CEO and all awards and grants to the CEO under the Bonus Program, Incentive Plan and the DCP. In November 2018, the Company entered into an employment agreement with our CEO, Mr. Metcalf, in connection with his appointment as Chairman and Chief Executive. During the Transition Period, 86% of the compensation of Mr. Metcalf was “at-risk,” meaning it was comprised of long- and short-term incentive equity awards and our Bonus Program, none of which are guaranteed to be paid. Mr. Metcalf’s overall compensation package has also been set at a level that we believe provides appropriate differentiation between CEO compensation and the compensation of other executive officers hired from time to time. Information on Transition Period compensation for Mr. Metcalf and for our former CEO, Mr. Riley, is set forth in the compensation tables following this CD&A.
Deductibility of Compensation
Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes a $1 million limit on the amount that a public company may deduct each year for compensation paid to certain executive officers. As in effect during Fiscal 2018, deduction limitations applied to the Company’s chief executive officer and three other most highly compensated executive officers (other than the chief financial officer) employed as of the end of the year. During the Company’s Fiscal 2018, this limitation did not apply to compensation paid by the Company contingent upon the executive’s performance meeting pre-established objective goals based on performance criteria approved by our stockholders. Where possible and considered appropriate, we took action during Fiscal 2018 to preserve the deductibility of compensation paid to our CEO and our three other highest paid executives (other than the CFO).

As of the Transition Period, however, these deductions are no longer available to the Company as a result of the 2017 Tax Cuts and Jobs Act (the “Act”), which eliminated the “performance based compensation” exception to the Section 162(m) deduction limitations (except for certain “grandfathered” arrangements that qualify for transition relief under the Act), beginning with the next tax year that commences after December 31, 2017 (which, in NCI’s case, began with the Transition Period). Accordingly, we have chosen to award compensation that might not be fully tax deductible as we have determined that such compensation is nonetheless in the best interests of NCI and its stockholders. While NCI seeks to take advantage of favorable tax treatment for executive compensation where appropriate, we believe that the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent.
We will continue to review NCI’s executive compensation practices and will seek to preserve tax deductions for executive compensation to the extent consistent with our objective of providing compensation arrangements necessary and appropriate to foster achievement of NCI’s business goals.
Stock Ownership Guidelines
In November 2016, our Board approved the NCI Building Systems, Inc. Executive Stock Ownership Guidelines, which were further amended in August 2017. Pursuant to the stock ownership guidelines, certain of our executives, including our NEOs, and non-employee directors are required to acquire and hold a certain level of our common stock based on a multiple of salary or cash retainer, as applicable. The stock ownership guidelines were developed with the assistance of FW Cook and were adopted to further align the interests of our senior management team with those of our stockholders.
Under the stock ownership guidelines, each of our NEOs is required to acquire and hold a number of shares of our common stock having a value equal to a multiple of his or her annual salary as set forth in the table below. The number of shares required to be held by each NEO will be calculated based on his or her annual salary as of the Annual Meeting of the Stockholders, which for the Transition Period will be May 23, 2019, and the average of our month-end closing stock prices throughout the previous fiscal year.
Covered Person	Multiple of Salary
Chief Executive Officer	5x
President	2x
Chief Financial Officer	2x
Other Executive Vice Presidents and Vice Presidents	1x
Under the stock ownership guidelines, the required holdings do not have to be met within a specified period of time. However, until the required number of shares is attained, upon (i) the exercise of stock options, (ii) the settlement of performance shares and (iii) the vesting of restricted shares, our NEOs must retain the number of shares received upon the occurrence of these events having a value equal to 50% of the after-tax profit realized upon the occurrence of these events. Once the required number of shares is attained, compensation increases and changes in stock price will no longer have an effect on holding requirements and retention guidelines. As long as the executive continues to hold the required number of shares, he or she will be in compliance with the stock ownership guidelines. Finally, under the stock ownership guidelines, any sale of shares by covered executives and directors, including our NEOs, must be reviewed by our legal department to ensure continued compliance with the guidelines.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
During the Transition Period, no member of the Compensation Committee served as an executive officer of the Company, and, except as described in “Transactions with Related Persons” below, no such person had any relationship with the Company requiring disclosure herein. During the Transition Period, there were no Compensation Committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT
The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this proxy statement.
KATHLEEN J. AFFELDT (Chair)
GEORGE L. BALL
NATHAN K. SLEEPER
JOHN KRENICKI

EXECUTIVE COMPENSATION
Transition Period Summary Compensation Table
The following table shows information regarding the total compensation paid to the Named Executive Officers for each of our last three completed fiscal years and the Transition Period. The compensation reflected for each individual was for their services provided in all capacities to us.
Name & Principal Position	Year(a)	Salary ($)(b)	Bonus ($)(c)	Stock Awards ($)(d)	Option Awards ($)(e)	Non-Equity Incentive Plan Compensation ($)(f)	All Other Compensation ($)(g)	Total ($)
James S. Metcalf Chairman and Chief Executive Officer(h)	2MO 18	110,000	600,000	2,804,219	1,595,765	—	—	5,109,984
Shawn K. Poe Chief Financial Officer(h)	2MO 18	100,962	—	1,423,158	809,864	—	4,206	2,338,189
Donald R. Riley Former President and Chief Executive Officer	2MO 18	130,385	—	1,869,467	1,063,847	—	221	3,063,920
	2018	750,000	—	2,436,246	—	789,000	43,620	4,018,866
	2017	594,231	250,000	1,203,286	—	434,044	30,253	2,511,814
	2016	517,385	—	1,151,553	—	550,534	79,804	2,299,276
Bradley S. Little Former Interim Chief Financial Officer and Treasurer(h)	2MO 18	70,769	74,093	239,990	148,450	—	694	533,996
	2018	338,442	—	243,640	—	268,260	8,974	859,316
John L. Buckley President, Siding Business Unit – Residential(h)	2MO 18	96,154	—	1,733,688	986,576	—	4,177	2,820,595
Arthur W. Steinhafel President, U.S. Windows Business Unit – Residential(h)	2MO 18	96,154	—	1,733,688	986,576	—	3,600	2,820,018
Katy K. Theroux Executive Vice President, Corporate Marketing and Chief Human Resources Officer	2MO 18	66,538	—	1,116,216	635,196	—	543	1,818,493
	2018	400,000	—	548,176	—	315,600	9,251	1,273,027
	2017	372,404	—	509,158	—	186,639	8,108	1,076,309
	2016	357,477	—	494,487	—	361,815	3,158	1,216,937

(a)
“2MO 18” refers to the Transition Period (October 29 to December 31, 2018). Amounts for the Transition Period are not annualized and reflect actual amounts earned during such period.

(b)
The amounts reported in the “Salary” column are calculated by taking into account the NEOs’ increases in base salary in the Transition Period, Fiscal 2018, Fiscal 2017 and Fiscal 2016. See “Compensation Discussion & Analysis — Base Salary” above.

(c)
The amount reported in the “Bonus” column reflects: (i) for Mr. Metcalf, a one-time $600,000 signing bonus in connection with his appointment as Chairman and CEO; (ii) for Mr. Riley, a one-time $250,000 cash promotion bonus for Fiscal 2017 in connection with his appointment as CEO; and (iii) for Mr. Little, a $74,093 installment of a one-time cash retention bonus of  $222,500 for Fiscal 2018, the remainder of which will become payable in May 2019 subject to his continued employment through such date.

(d)
The amounts reported in the “Stock Awards” column reflects the aggregate grant date fair value of the awards granted under our Incentive Plan in the relevant fiscal years and as Founders Awards in November 2018 in connection with the Merger, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018 for additional detail regarding assumptions underlying the valuation of equity awards of RSUs and PSUs. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

(e)
The amounts reported in the “Option Awards” column reflect the aggregate grant date fair value of the option awards, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018 for additional detail regarding assumptions underlying the valuation of equity awards of options. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

(f)
The amounts in this column reflect the amounts earned for the relevant fiscal years under the Company’s Bonus Program and, with respect to Mr. Buckley, Mr. Poe, and Mr. Steinhafel, amounts earned in respect of the Ply Gem Management Incentive Compensation Program in the Transition Period. During the Transition Period, the Company did not award bonuses under the Company’s Bonus Program as a result of the Company’s change in fiscal year. Instead, cash bonuses for the Transition Period will be included in our Fiscal 2019 annual bonus program and paid to these participants (except former Ply Gem executives, as described below) following Fiscal 2019. See “Compensation Discussion & Analysis — Annual Bonus.”

(g)
The “All Other Compensation” column includes NCI 401(k) matching contributions and DCP contributions with respect to the named executive officers described below and the taxable value of a life insurance benefit.

In Fiscal 2018, NCI 401(k) matching contributions were made with respect to each of our Named Executive Officers, and a DCP matching contribution of  $31,449 was made with respect to Mr. Riley.
(h)
Messrs. Buckley, Metcalf, Poe and Steinhafel were not Named Executive Officers in Fiscal 2018, Fiscal 2017 or Fiscal 2016. Mr. Little was not a Named Executive Officer in Fiscal 2017 or Fiscal 2016.

Transition Period Grants of Plan-Based Awards Table
The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers under the Bonus Program and the Incentive Plan during the Transition Period.
Name	Grant Date	Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards; Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Grant Date Fair Value of Stock and Option Awards ($)(b)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Metcalf	11/16/2018	RSU and PSU	—	—	—	26,905	76,870	153,740	153,740	—	2,804,219
	11/16/2018	Option	—	—	—	—	—	—	—	307,481	1,595,765
Mr. Poe	11/16/2018	RSU and PSU	—	—	—	13,654	39,012	78,024	78,024		1,423,158
	11/16/2018	Option	—	—	—	—	—	—	—	156,049	809,864
Mr. Riley	11/16/2018	RSU and PSU	—	—	—	17,936	51,246	102,492	102,493		1,869,467
	11/16/2018	Option	—	—	—	—	—	—	—	204,988	1,063,847
Mr. Little	11/16/2018	RSU	—	—	—	—	—	—	19,736		239,990
	11/16/2018	Option	—	—	—	—	—	—	—	28,604	148,450
Mr. Buckley	11/16/2018	RSU and PSU	—	—	—	16,633	47,524	95,048	95,049		1,733,688
	11/16/2018	Option	—	—	—	—	—	—	—	190,099	986,576
Mr. Steinhafel	11/16/2018	RSU and PSU	—	—	—	16,633	47,524	95,048	95,049		1,733,688
	11/16/2018	Option	—	—	—	—	—	—	—	190,099	986,576
Ms. Theroux	11/16/2018	RSU and PSU	—	—	—	10,709	30,598	61,196	61,196		1,116,216
	11/16/2018	Option	—	—	—	—	—	—	—	122,393	635,196

(a)
Represents target and maximum amounts potentially payable under NCI’s Bonus Program for the Transition Period and, with respect to Mr. Buckley, Mr. Poe, and Mr. Steinhafel, amounts earned in respect of the Ply Gem Management Incentive Compensation Program in the Transition Period. See “Compensation Discussion & Analysis — Annual Bonus.”

(b)
The grant date fair value of plan-based awards of RSUs and PSUs granted to each of our NEOs is based on a price per share of  $12.16, which was our closing stock price on November 16, 2018. The grant date fair value of option awards granted to each of our NEOs was $5.19, which was calculated using our closing stock price on November 16, 2018.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table
Employment Agreements
The Company has entered into employment agreements with each of its NEOs. For a description of the material terms of the employment agreements and for a discussion of enhanced severance benefits upon certain terminations in connection with a change in control of the Company, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
Transition Period Bonus Program
During the Transition Period, former Ply Gem executives received bonuses in respect of the Ply Gem Management Incentive Compensation Program based on performance criteria established for Ply Gem for the period from January 1 to December 31, 2018. As a result of the Company’s change in fiscal year, however, the Company did not award bonuses under the Company’s Bonus Program in the Transition Period. See “Compensation Discussion & Analysis — Annual Bonus” for additional information.
Transition Period Long-Term Incentive Awards
In November 2018, our Compensation Committee granted options, RSUs and PSUs to our NEOs. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in Fiscal 2018 to NEOs” and “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Incentive Awards Granted in the Transition Period to NEOs — Founders Awards.”

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information concerning unexercised stock options and unvested restricted stock, RSUs and PSUs held by each of our Named Executive Officers as of December 31, 2018.
	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(a)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Grant Award Date	Number of Shares or Units of Stock That Have Not Vested (#)(b)	Market Value of Shares or Units of Stock That Have Not Vested ($)(c)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(d)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(e)
Mr. Metcalf	—	307,481	12.16	11/16/28	11/16/18	153,740	1,114,615	76,870	557,308
Mr. Poe	—	156,049	12.16	11/16/28	11/16/18	78,024	565,674	39,012	282,837
Mr. Riley	—	—	—	—	12/15/16	7,089	51,395	25,018	181,381
	—	—	—	—	07/01/17	15,370	111,433	—	—
	—	—	—	—	12/15/17	33,228	240,903	59,511	431,455
	—	204,988	12.16	11/16/28	11/16/18	102,493	743,074	51,246	371,534
Mr. Little	—	—	—	—	12/15/16	2,349	17,030	8,287	60,081
	—	—	—	—	12/15/17	3,324	24,099	5,952	43,152
	—	28,604	12.16	11/16/28	11/16/18	19,736	143,086	—	—
Mr. Buckley	—	190,099	12.16	11/16/28	11/16/18	95,049	689,105	47,524	344,549
Mr. Steinhafel	—	190,099	12.16	11/16/28	11/16/18	95,049	689,105	47,524	344,549
Ms. Theroux	—	—	—	—	12/15/16	3,545	25,701	12,509	90,690
	—	—	—	—	07/01/17	3,993	28,949	—	—
	—	—	—	—	12/15/17	7,477	54,208	13,390	97,078
	—	122,393	12.16	11/16/28	11/16/18	61,196	443,671	30,598	221,836

(a)
All exercisable stock options previously granted (i) have an exercise price not less than the closing price of NCI’s Common Stock on the day before the grant date, (ii) became exercisable with respect to 25% of the total option shares each year, starting on the first anniversary of the grant date, and (iii) were granted for a term of 10 years. Additional terms governing the stock option awards are described in the narrative above entitled “Executive Compensation — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Restricted Stock and Restricted Stock Unit Awards and Stock Options.”

(b)
Reflects the Founders Awards and FY 2018 and FY 2017 Awards granted to the Named Executive Officers on November 16, 2018, December 15, 2017 and December 15, 2016, respectively and (2) one-time awards of restricted stock granted in July 2017 to Mr. Riley and Ms. Theroux. For a description of the vesting of these awards, see “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

(c)
This column represents the closing price of our Common Stock on December 31, 2018, the last business day of the Transition Period, which is $7.25, multiplied by the number of shares of restricted stock.

(d)
This column represents the performance unit award portion of the Founders Awards and FY 2018 and FY 2017 Awards granted to the Named Executive Officers, determined assuming the target level of performance is achieved.

(e)
This column represents the closing price of our Common Stock on December 31, 2018, the last business day of Transition Period, which is $7.25, multiplied by the number of shares underlying the performance share units, determined assuming the target level of performance is achieved.

Option Exercises and Stock Vested
The following table sets forth information concerning the exercise of options and vesting of restricted stock, RSUs, and PSUs of each of our Named Executive Officers during the Transition Period:
	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(b)
Mr. Metcalf	—	—	11,159	109,581
Mr. Poe	—	—	—	—
Mr. Riley	—	—	90,493	1,052,054
Mr. Little	—	—	30,422	363,156
Mr. Buckley	—	—	—	—
Mr. Steinhafel	—	—	—	—
Ms. Theroux	—	—	44,299	525,356

(a)
The value realized on exercise represents the difference between the market value of our common stock at the time the applicable option was exercised and the exercise price of the option.

(b)
This column represents the closing price of our common stock on either November 15, 2018 or December 14, 2018 (whichever is the day before the vesting date of the applicable restricted stock) multiplied by the number of shares of restricted stock held by each NEO.

Pension Benefits
We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our Named Executive Officers.
Nonqualified Deferred Compensation
The following table sets forth information concerning nonqualified deferred compensation benefits of each of our Named Executive Officers under the DCP for the Transition Period:
Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(b)
Mr. Metcalf	—	—	—	—	—
Mr. Poe	—	—	—	—	—
Mr. Riley	—	—	2,025	128,337	—
Mr. Little	—	—	386	34,747	6,769
Mr. Buckley	—	—	—	—	—
Mr. Steinhafel	—	—	—	—	—
Ms. Theroux	—	—	—	—	—

(a)
Contributions made by the Named Executive Officers during the Transition Period are included in each such executive’s salary and bonus amounts, as applicable, as reported in the “Summary Compensation Table.”

(b)
Of the totals in the “Aggregate Balance at Last FYE” column, the following amounts were reported as compensation in the “Summary Compensation Table” of our proxy statements in the Transition Period and previous years pursuant to the SEC’s current disclosure rules: Mr. Riley, $126,312 and Mr. Little, $41,130. Mr. Little was not a Named Executive Officer prior to Fiscal 2018.

Eligible participants in the DCP include certain employees and non-employee directors of NCI who are selected by the Compensation Committee to participate. The DCP is a nonqualified retirement plan created to provide specified benefits to our highly compensated employees and directors. The DCP allows employees, including the Named Executive Officers, to defer up to 80% of their annual salaries and up to 90% of their annual cash bonuses, and allows NCI’s non-employee directors to defer up to 100% of their annual fees and meeting attendance fees, until a specified date in the future, including at or after retirement. Elections to defer under the DCP must be made prior to the end of the year preceding the year the compensation will be earned. Elections to defer incentive payments based on services to be performed over at least a twelve-month period must be made no later than six months prior to the end of the designated performance period.
The DCP also allows discretionary matching contributions to provide a supplemental retirement benefit to executives. For the Transition Period, we determined to make discretionary matching contributions only if the Company achieves ROA of 15% from the Transition Period through Fiscal 2019. In addition, NCI made discretionary matching contributions to make up for certain limits applicable to the 401(k) Plan (the “Restoration Match”). Executives generally become vested in the Restoration Match in a manner consistent with NCI’s match in the NCI 401(k) plan, which generally vests ratably over a six-year period. Discretionary matching contributions vest ratably over a three-year period. However, effective upon the consummation of the Equity Investment on October 20, 2009, all matching contributions then allocated to a participant’s account under the DCP became 100% vested. Matching contributions allocated to a participant’s account following October 20, 2009, will also become fully vested upon any subsequent change in control or upon the participant’s retirement, death or disability.
Amounts deferred are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. No above-market or preferential earnings are paid under the DCP and, therefore, none of the aggregate earnings reported in the table above are included in the Summary Compensation Table. With the exception of amounts deferred into Common Stock, participants may change their investment options at any time, subject to the administrative procedures adopted by the plan administrator. The table below shows the funds available in the DCP and the annual return of each for the Transition Period:
Investment Funds	Rate of Return
Wells Fargo Government Money Market Fund	.35%
American Funds EuroPacific Growth Fund	(3.77)%
American Beacon Stephens Small Cap Growth Fund	(10.90)%
Fidelity® 500 Index Fund	(7.18)%
Baird Aggregate Bond Fund	2.23%
NCI Stock Fund	(40.82)%
Withdrawal elections under the DCP will be made in conjunction with the deferral election, and the scheduled distribution date elected will be the first day of a plan year at least three years after the end of the plan year to which the amounts subject to the election relate. A participant may elect to receive a scheduled in-service distribution in a lump sum or in installments. Changes to withdrawal elections must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. In-service withdrawals are permitted to satisfy an unforeseeable emergency plus the amounts anticipated to pay taxes on the withdrawal amount. If a participant withdraws amounts from the DCP upon an unforeseeable emergency, the participant’s participation in the DCP may be suspended. Upon a change in control or the participant’s death, disability or other termination (other than due to retirement), a participant will receive his vested plan account in a lump sum. Upon a change in control, a participant’s deferral elections immediately terminate with respect to any prospective compensation payable following the change in control.

NEOs may defer receipt of the shares of Common Stock that they earn with respect to the awards granted during the Transition Period. If a deferral election is made, these deferrals will be credited as phantom shares of Common Stock. These deferrals must remain in the form of phantom shares during the entire deferral period and may not be exchanged into any of the other investment options under the DCP. The phantom shares will be settled in actual shares of Common Stock on settlement dates elected by the participant at the time of deferral.
We have established a rabbi trust to provide for NCI’s obligations under the DCP and have formed an administrative committee to manage the DCP and its assets. Pursuant to the investment agreement, effective on October 20, 2009 (the “Investment Agreement”), the DCP was amended to eliminate the right to appoint a third-party administrator of the DCP after October 20, 2009. Similarly, the rabbi trust that is the source of funding for obligations under the DCP was amended so that certain administrative protections that would have gone into effect following a change in control did not apply as a result of the Equity Investment. In addition, as a result of the amendment, the requirement to fully fund the rabbi trust upon a change in control did not apply as a result of the Equity Investment. Prior to the Merger, the rabbi trust was amended on November 12, 2018 to provide that neither the Merger nor any transaction contemplated thereunder constituted a change in control for purposes of the DCP.
Potential Payments upon Termination or Change in Control
We describe below certain payments and benefits that would be received by our Named Executive Officers upon specified terminations of their employment, and up on a change in control of us, under the employment agreements to which we and our Named Executive Officers are parties, as well as under our Incentive Plan and the outstanding equity awards as of the end of the Transition Period, including the Founders Awards which were granted outside the Incentive Plan.
Employment Agreements
Each Named Executive Officer other than Mr. Buckley and Mr. Steinhafel has an employment agreement with the Company that provides for severance payments and termination benefits upon a termination of a Named Executive Officer’s employment by the Company without “cause” or by the Named Executive Officer for “good reason,” both prior to and following a change in control of the Company. For a description of the severance benefits to which Named Executive Officers are entitled under the employment agreements, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
Mr. Buckley does not have an employment agreement with the Company, but during the Transition Period he was covered by a retention agreement, which expired December 31, 2018. Under the agreement, in the event of his termination without cause or resignation following a material adverse change in his employment, Mr. Buckley would have been entitled to (i) a severance payment equal to twelve months of base salary, paid over a one-year period, (ii) a prorated bonus equal to the lesser of the target or actual amount that would have been paid under the incentive award plan had the officer remained employed through the year of termination, and (iii) continuation of medical and dental benefits for one year following termination of employment.
Equity Incentive Awards
FY 2016 Awards
The unvested RSUs granted to the Named Executive Officers as part of the FY 2016 Awards, FY 2017 Awards and FY 2018 Awards become fully vested prior to the completion of the stated vesting period (1) upon the Named Executive Officer’s death or disability, or (2) upon the occurrence of a change in control.
The unvested performance share units granted to the Named Executive Officers as part of the FY 2016 Awards become vested prior to the completion of the performance period as follows: (1) on a pro rata basis (a) in the event the Named Executive Officer’s employment is terminated by NCI without cause, (b) in the event the Named Executive Officer terminates his or her employment for good reason or (c) upon the

Named Executive Officer’s death or disability, such pro rata vesting to be determined based on the elapsed portion of the performance period (except that, if the performance period is less than one-half completed, the performance share units will be forfeited upon any such termination other than for death or disability) and measured against the actual satisfaction of the performance criteria; and (2) as to the maximum number of performance share units under the award upon a change in control.
For a discussion of the actual treatment of these awards in the Merger, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
FY 2017 Awards and FY 2018 Awards
Upon a change in control (as defined above), the FY 2017 Awards and FY 2018 Awards provide that they will be assumed or replaced by economically equivalent alternative awards, and, further, that these awards are intended to fully vest only to the extent that they are not assumed or replaced with alternative awards. The terms of any alternative award must be at least as favorable as the terms of the award being replaced (including an equal or better vesting schedule and, in the case of stock options, an identical or better method of exercise) and must provide for full acceleration in the event that the grantee is terminated by the successor without cause or by the award holder with good reason within two years following the change in control with respect to which the alternative award was granted.
For a discussion of the actual treatment of these awards in the Merger, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
Transition Period Awards
Upon a change in control (as defined above), the Founders Awards provide that they will be assumed or replaced by economically equivalent alternative awards, and, further, that these awards are intended to fully vest only to the extent that they are not assumed or replaced with alternative awards. The terms of any alternative award must be at least as favorable as the terms of the award being replaced (including an equal or better vesting schedule and, in the case of stock options, an identical or better method of exercise) and must provide for full acceleration in the event that the grantee is terminated by the successor without cause or by the award holder with good reason within two years following the change in control with respect to which the alternative award was granted.
For a discussion of the actual treatment of these awards in the Merger, see “Compensation Discussion & Analysis — Other Compensation — Termination and Change in Control Agreements.”
Quantification of Payments
Termination Payments (unrelated to a Change in Control)
The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if his or her employment terminated on December 31, 2018 (the last business day of the Transition Period) under the circumstances shown and making the following assumptions, and for whom the table instead reflects the actual payments and benefits received in connection with their departure. The table excludes (i) amounts accrued through the end of the Transition Period that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) benefits generally available to all of our salaried employees, and (iii) stock options with a strike price below the closing stock price on December 31, 2018. The amounts reflected for the acceleration of the FY 2016 Awards, FY 2017 Awards and FY 2018 Awards assume that these awards would be settled at target levels. The amounts disclosed assume that the price of our Common Stock was $7.25, which was the closing price of our stock on December 31, 2018. Therefore, such amounts and disclosures should be considered “forward looking statements.”

Name	Benefit	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
Mr. Metcalf	Non-CIC Severance	—	5,182,378	—	—	—	—
	Accelerated RSU Vesting	—	—	—	—	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	—	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—	—	—	—	—
	Transition Period Award	—	—	—	1,671,923		1,671,923
	Life Insurance	—	—	—	—	—	3,300,000
Mr. Poe(a)	Non-CIC Severance	—	1,058,252	—	—	—	—
	Accelerated RSU Vesting	—	—	—	—	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	—	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—	—	—	—	—
	Transition Period Awards	—	—	—	848,511	—	848,511
	Life Insurance	—	—	—	—	—	—
Mr. Riley	Non-CIC Severance	—	2,103,570	—	—	—	—
	Accelerated RSU Vesting	—	403,731	—	403,731	—	403,731
	Accelerated FY 2017 Awards Vesting (PSU)	—	181,381	—	181,381	—	181,381
	Accelerated FY 2018 Awards Vesting (PSU)	—	431,455	—	431,455	—	431,455
	Transition Period Awards	—	—	—	1,114,608	—	1,114,608
	Life Insurance	—	—	—	—	—	100,000
Mr. Little	Non-CIC Severance	—	277,378	—	—	—	—
	Accelerated RSU Vesting	—	41,129	—	41,129	—	41,129
	Accelerated FY 2017 Awards Vesting (PSU)	—	60,081	—	60,081	—	60,081
	Accelerated FY 2018 Awards Vesting (PSU)	—	43,152	—	43,152	—	43,152
	Transition Period Awards	—	—	—	143,086	—	143,086
	Life Insurance	—	—	—	—	—	50,000
Mr. Buckley(b)	Non-CIC Severance	—	525,000	—	—	—	—
	Accelerated RSU Vesting	—	—	—	—	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	—	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—	—	—	—	—
	Transition Period Awards	—	—	—	1,033,654	—	1,033,654
	Life Insurance	—	—	—	—	—	—
Mr. Steinhafel	Non-CIC Severance	—	—	—	—	—	—
	Accelerated RSU Vesting	—	—	—	—	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—	—	—	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—	—	—	—	—
	Transition Period Awards	—	—	—	1,033,654	—	1,033,654
	Life Insurance	—	—	—	—	—	—

Name	Benefit	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
Ms. Theroux	Non-CIC Severance	—	408,572	—	—	—	—
	Accelerated RSU Vesting	—	108,859	—	108,859	—	108,859
	Accelerated FY 2017 Awards Vesting (PSU)	—	90,690	—	90,690	—	90,690
	Accelerated FY 2018 Awards Vesting (PSU)	—	97,078	—	97,078	—	97,078
	Transition Period Awards	—	—	—	665,507	—	665,507
	Life Insurance	—	—	—	—	—	100,000

(a)
Shortly following the Transition Period, Mr. Poe announced his resignation effective as of May 31, 2019. This table does not take his planned resignation into account.

(b)
Represents amounts payable under a retention agreement with Mr. Buckley that expired December 31, 2018.

Change-in-Control Payments
The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if a change in control occurred on December 31, 2018 (the last business day of the Transition Period). The table is intended to provide additional information about the effects of a change in control on the compensation of the Named Executive Officers, and should not be understood to supplement or replace the information provided in the table above, which represents payments to the Named Executive Officers upon a termination unrelated to a change in control. Column (A) represents the value of the payments to which each Named Executive Officer would be entitled upon the occurrence of the change in control, without regard to whether the Named Executive Officer continued to be employed by the Company following a change in control. Column (B) represents the value of the payments to which each Named Executive Officer would be entitled if the Named Executive Officer’s employment was terminated in connection with the change in control either by the Company without cause or by the Named Executive Officer for good reason. The payments shown in Column B include the payments in Column A (i.e., the payments in Column (B) are the sum of the “single-trigger” payments shown in Column (A), plus any additional termination benefits to which the Named Executive Officer would be entitled if he or she were terminated following a change in control). The same exclusions and assumptions applicable to the table in “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Quantification of Payments — Termination Payments” were applied to the following table. Accordingly, such amounts and disclosures should be considered “forward looking statements.”
		(A)	(B)
Name	Benefit	Change in Control ($)	Change in Control Followed by a Termination Without Cause or by Executive for Good Reason ($)
Mr. Metcalf	CIC Severance	—	6,667,378
	Accelerated RSU Vesting	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—
	Transition Period Awards	—	1,671,923
Mr. Poe	CIC Severance	—	1,845,752
	Accelerated RSU Vesting	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—
	Transition Period Awards	—	848,511

		(A)	(B)
Name	Benefit	Change in Control ($)	Change in Control Followed by a Termination Without Cause or by Executive for Good Reason ($)
Mr. Riley	CIC Severance	—	3,762,378
	Accelerated RSU Vesting	—	403,731
	Accelerated FY 2017 Awards Vesting (PSU)	—	181,381
	Accelerated FY 2018 Awards Vesting (PSU)	—	431,455
	Transition Period Awards	—	1,114,608
Mr. Little	CIC Severance	—	741,128
	Accelerated RSU Vesting	—	41,129
	Accelerated FY 2017 Awards Vesting (PSU)	—	60,081
	Accelerated FY 2018 Awards Vesting (PSU)	—	43,152
	Transition Period Awards	—	143,086
Mr. Buckley	CIC Severance	—	—
	Accelerated RSU Vesting	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—
	Transition Period Awards	—	1,033,654
Mr. Steinhafel	CIC Severance	—	—
	Accelerated RSU Vesting	—	—
	Accelerated FY 2017 Awards Vesting (PSU)	—	—
	Accelerated FY 2018 Awards Vesting (PSU)	—	—
	Transition Period Awards	—	1,033,654
Ms. Theroux	CIC Severance	—	1,108,572
	Accelerated RSU Vesting	—	108,859
	Accelerated FY 2017 Awards Vesting (PSU)	—	90,690
	Accelerated FY 2018 Awards Vesting (PSU)	—	97,078
	Transition Period Awards	—	665,507

OTHER COMPENSATION INFORMATION
Pay Ratio Disclosure
Pursuant to Item 402(u) of Regulation S-K and Section 953(b) of the Dodd-Frank Act, presented below is the ratio of the annual total compensation of our CEO, Mr. Metcalf, to the annual total compensation of our median employee (excluding Mr. Metcalf).
The ratio presented below is a reasonable estimate calculated in a manner consistent with Item 402(u). The SEC’s rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies may not be comparable to the pay ratio reported below, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios.
We identified our median employee from all full-time and part-time workers who were included as employees on our payroll records as of a determination date of December 31, 2018. The median was identified using base pay, overtime, and bonuses during the Transition Period. International employees’ pay was converted to US dollar equivalents using exchange rates as of the determination date and pay was annualized for any employees hired during the period.
The total compensation earned by Mr. Metcalf during the Transition Period as determined under Item 402 of Regulation S-K, as reported in the Summary Compensation Table of this proxy statement was $5,109,984. The total compensation earned during the same period as determined under Item 402 of Regulation S-K for our median employee was $8,109. The ratio of Mr. Metcalf’s total compensation to our median employee’s total compensation for the Transition Period is 630:1. The ratio was affected by numerous factors including the short duration of the Transition Period and the grant of Founders Awards to Mr. Metcalf.
Compensation of Directors
Directors of NCI who are also employees of NCI do not receive additional compensation for their service as directors. Non-employee directors of NCI receive compensation in addition to reimbursement for expenses incurred to attend and/or participate in meetings. During the Transition Period, the Compensation Committee, with assistance from FW Cook, undertook a review of its compensation policy for non-employee directors. The following table sets forth a summary of the revised cash compensation program:
Annual Retainer Fee	$75,000
Audit Committee Chair Annual Retainer Fee	$22,500
Compensation Committee Chair Annual Retainer Fee	$15,500
Audit Committee Member Annual Retainer Fee	$10,000
Compensation Committee Member Annual Retainer Fee	$7,500
Nominating and Corporate Governance Committee Member Annual Retainer Fee	$6,500
Chair of Nominating and Corporate Governance Committee	$13,500
Affiliated Transactions Committee Member Annual Retainer Fee	$3,000
Executive Committee Member Annual Retainer Fee	$3,000
Our non-employee directors are eligible to participate in our Deferred Compensation Plan and may defer a portion of their annual and meeting attendance fees, subject to certain specified maximum deferral amounts. See “Executive Compensation — Nonqualified Deferred Compensation” for additional details regarding the terms of the DCP.
In addition, under the revised compensation policy each non-employee director receives a grant of RSUs under the Incentive Plan having an aggregate fair market value of  $110,000 on December 15 of each year. These RSUs generally vest over a one-year period of service, subject to the same acceleration provisions as applied to the restricted stock units granted to our NEOs (see “Executive Compensation — Potential Payments upon Termination or Change in Control — Equity Incentive Awards”). Pursuant to our stock ownership guidelines, our non-employee directors are required to acquire and hold a number of shares of our common stock having a value equal to five times (5x) their annual retainer fee. See “Compensation Discussion & Analysis — Stock Ownership Guidelines” for additional information about our stock ownership guidelines.
Messrs. Sleeper and Zrebiec assign all of the compensation each would receive for his services as a director, including any RSUs, to CD&R, LLC.
Transition Period Director Compensation Table
The following table provides information concerning the compensation of our non-employee directors during the Transition Period. The Stock Awards were made in respect of the combined Transition Period and Fiscal 2019.
Name	Fees Earned or Paid in Cash ($)(a)(b)	Stock Awards ($)(c)	Option Awards ($)(c)	All Other Compensation ($)	Total ($)
Kathleen J. Affeldt	14,917	66,855	—	—	81,772
George L. Ball	14,750	66,855	—	—	81,605
Gary L. Forbes	14,917	66,855	—	—	81,772
John J. Holland	13,833	66,855	—	—	80,688
Lawrence J. Kremer	11,333	66,855	—	—	78,188
George Martinez	13,000	66,855	—	—	79,855
Timothy O’Brien	34,333	66,855			101,188
John Krenicki	10,833	—	—	—	10,833
Nathan K. Sleeper	12,583	66,855	—	—	79,438
Jonathan L. Zrebiec	10,833	66,855	—	—	77,688

(a)
Includes amounts earned during the Transition Period with respect to annual retainer fees, supplemental retainer fees for Committee Chairmen, Board meeting fees and Committee meeting fees for each non-employee director as more fully explained in the preceding paragraphs.

(b)
The amounts reported in the “Fees Earned or Paid in Cash” column for each of Messrs. Sleeper and Zrebiec represents amounts paid to CD&R, LLC, as assignee of compensation payable to those directors, each of whom is an employee or partner of CD&R, LLC.

(c)
The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of the awards granted under our Incentive Plan during the Transition Period, computed in accordance with FASB ASC Topic 718. See Note 7 of the consolidated financial statements in NCI’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018 for additional detail regarding assumptions underlying the valuation of equity awards. As of December 31, 2018, the non-employee directors held the following outstanding restricted stock awards and stock options: (i) Ms. Affeldt (6,808 restricted shares), (ii) Mr. Ball (6,808 restricted shares), (iii) Mr. Forbes (6,808 restricted shares), (iv) Mr. Holland (6,808 restricted shares), (v) Mr. Kremer (6,808 restricted shares), (vi) Mr. Martinez (6,808 restricted shares), and (vii) Mr. O’Brien (6,808 restricted shares). Amounts reported for Messrs. Krenicki, Sleeper and Zrebiec represent grants of restricted Common Stock issued to CD&R, LLC, as assignee of compensation payable to those directors, each of whom is an employee or partner of CD&R, LLC.

BOARD OF DIRECTORS
Independence and Meetings
On July 25, 2016, the Company ceased being deemed a “controlled company,” within the meaning in the NYSE Listed Company Manual. Following a one year phase-in, both the Nominating & Corporate Governance Committee and the Compensation Committee are now entirely comprised of independent directors. As of the date of this proxy statement, the Company’s board is comprised of a majority of independent directors, as required by the NYSE. For a description of the transaction resulting in our no longer being deemed a controlled company, please see “Transactions with Related Persons — CD&R Transactions.”
Our Board determined, after considering all of the relevant facts and circumstances, that Ms. Affeldt, Mr. Ball, Mr. Forbes, Mr. Holland, Mr. Kremer, Mr. Krenicki, Mr. Martinez, Mr. O’Brien, Mr. Sleeper and Mr. Zrebiec are independent from our management, as “independence” is defined by the listing standards of the NYSE. For a description of transactions between us and certain members of our Board, please see “Transactions with Related Persons — CD&R Transactions.”
Our Board met seven times during the fiscal year ended October 28, 2018. Each of our directors attended 75% or more of the aggregate of the total number of meetings of our Board of Directors held during the period in which he or she was a director and the total number of meetings held by all board committees on which he or she served during the periods that he or she served. It is our policy to schedule a meeting of our Board of Directors on the date of the Annual Meeting, and we encourage all of our directors to attend both meetings. All of our then-current directors attended last year’s Annual Meeting.
Our non-management directors meet without the presence of management at regularly scheduled executive sessions. These executive sessions typically occur before or after regularly scheduled meetings of our Board of Directors. The presiding director of these executive sessions is the Chair of the Nominating and Corporate Governance Committee, if such person is an independent director; otherwise, the Chair of the Audit Committee serves as presiding director. For information on how you can communicate with our non-management directors, please see “Communications with Our Board.”
Board Committees
Our Board has six standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Affiliate Transactions Committee and the Routine Transactions Committee. Below is a table disclosing our Board of Directors and committee compositions as of April 8, 2019.
BOARD AND COMMITTEE APPOINTMENTS
Name	Board	Class	Expiration	Audit	Compensation	Nominating & Corporate Governance	Executive	Affiliate Transactions(b)	Routine Transactions Committee
Kathleen J. Affeldt	Member	III	2020		Chair	Member	Member	Member
George L. Ball	Member	III	2020	Member	Member		Member	Member	Chair
Gary L. Forbes	Member	II	2019(a)	Chair			Member	Member
John J. Holland	Member	I	2021	Member		Member		Member
Lawrence J. Kremer	Member	I	2021					Member
John Krenicki	Member	I	2021		Member	Chair	Chair
George Martinez	Member	II	2019(a)	Member				Member
James S. Metcalf	Chairman	II	2019(a)				Member	Member	Member
Timothy O’Brien	Member	III	2020			Member
Nathan K. Sleeper	Member	III	2020		Member		Member
Jonathan L. Zrebiec	Member	II	2019(a)						Member

(a)
Messrs. Forbes, Martinez, Metcalf, and Zrebiec are Class II directors. The Class II directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2022.

(b)
No chair exists for the Affiliate Transactions Committee.

Executive Committee
The Executive Committee is generally authorized to act on behalf of our Board between scheduled meetings of our Board of Directors, except as provided by the New Stockholders Agreement and by our By-Laws, to the fullest extent permitted by Delaware corporate law. However, the Executive Committee does not have the authority to approve amendments to our charter or By-Laws or specified extraordinary corporate transactions. The Executive Committee operates under a charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.”
As of the end of Fiscal 2018, the members of the Executive Committee were Mr. James Berges, Mr. Forbes, Mr. Metcalf, Mr. Riley and Mr. Sleeper, with Mr. Berges serving as Chairman. The Executive Committee did not meet during the fiscal year ended October 28, 2018. In connection with their resignation from the Board, Messrs. Berges and Riley resigned from the Executive Committee, effective November 16, 2018. The Board appointed Messrs. Krenicki and O’Brien to the Executive Committee, effective November 16, 2018. As of April 8, 2019, the members of the Executive Committee were Ms. Affeldt, Mr. Ball, Mr. Forbes, Mr. Krenicki, Mr. Metcalf and Mr. Sleeper, with Mr. Krenicki serving as Chairman.
Audit Committee
The Audit Committee assists our Board in fulfilling its responsibilities relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The Audit Committee assists the Board in monitoring the integrity of our financial statements, the independence, qualifications and performance of our independent auditors; the performance of our internal audit function, our compliance with legal and regulatory requirements, and the preparation of our Audit Committee’s report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors and has the sole authority to appoint, retain, replace or terminate the independent auditor.
As of the end of Fiscal 2018, the members of the Audit Committee were Mr. Ball, Mr. Forbes, Mr. Holland and Mr. Martinez, with Mr. Forbes serving as Chairman. The Audit Committee met six times during the fiscal year ended October 28, 2018.
The Audit Committee is composed solely of directors who are not our officers or employees, have the requisite financial literacy to serve on the Audit Committee, as determined by our Board of Directors, and whom our Board of Directors has determined are “independent” under the listing standards of the NYSE and the rules and regulations of the SEC, including the heightened independence standards for Audit Committee members under Section 303A.06 of the NYSE Listed Company Manual, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Rule 10A3 promulgated thereunder.
Our Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Forbes, the Chair of our Audit Committee, is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.
The Audit Committee operates under a written Audit Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.”
Compensation Committee
The Compensation Committee assists our Board in fulfilling its responsibilities relating to our compensation practices. The Compensation Committee discharges the Board’s responsibilities relating to compensation of directors, officers and senior managers, oversees, evaluates, and advises our Board regarding NCI’s overall compensation policies and structure, including benefit plans and programs, prepares reports on executive compensation required for inclusion in our proxy statements and discusses these reports with our management. The Compensation Committee is permitted to delegate its authority on all matters for which it is responsible to subcommittees consisting of one or more members. The Compensation Committee met three times during the fiscal year ended October 28, 2018.

As of the end of Fiscal 2018, the members of the Compensation Committee were Ms. Affeldt, Mr. Ball, Mr. Holland, Mr. Martinez, Mr. Metcalf and Mr. Sleeper, with Ms. Affeldt serving as Chairperson. Effective as of November 16, 2018, Messrs. Holland and Martinez resigned from the Compensation Committee. The Board appointed Mr. Krenicki to the Compensation Committee, effective November 16, 2018. As of April 8, 2019, the members of the Compensation Committee were Ms. Affeldt, Mr. Ball, Mr. Krenicki and Mr. Sleeper, with Ms. Affeldt serving as Chairperson. The Compensation Committee is composed solely of directors who are not our officers or employees.
The Compensation Committee operates under a Compensation Committee Charter adopted by our Board, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.”
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee is responsible, subject to and in accordance with the New Stockholders Agreement, for identifying or assisting in the identification of, and recommending qualified candidates to serve on our Board and, subject to and in accordance with the New Stockholders Agreement, recommending to our Board the director nominees to be elected by our stockholders at each annual or special meeting. In addition, the Nominating and Corporate Governance Committee is responsible for developing and advising our Board with respect to guidelines for the governance of NCI, including monitoring compliance with those guidelines, as well as overseeing succession planning and the evaluation and review of the performance of our Board.
As of the end of Fiscal 2018, the members of the Nominating and Corporate Governance Committee were Mr. Berges, Mr. Holland, Mr. Forbes, Mr. Kremer, Mr. Metcalf and Mr. VanArsdale, with Mr. Berges serving as Chairman. In connection with their resignation from the Board, Messrs. Berges and VanArsdale resigned from the Nominating and Corporate Governance Committee, effective November 16, 2018. Messrs. Forbes, Kremer and Metcalf also resigned from the Nominating & Corporate Governance Committee, effective November 16, 2018. The Board appointed Ms. Affeldt, Mr. Krenicki and Mr. O’Brien to the Nominating and Corporate Governance Committee, effective November 16, 2018. As of April 8, 2019, the members of the Nominating & Corporate Governance Committee were Ms. Affeldt, Mr. Holland, Mr. Krenicki and Mr. O’Brien, with Mr. Krenicki serving as Chairman. The Nominating and Corporate Governance Committee met two times during the fiscal year ended October 28, 2018.
The Nominating and Corporate Governance Committee operates under a Nominating and Corporate Governance Committee Charter adopted by our Board, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.” Our Corporate Governance Guidelines adopted by our Board, a copy of which is available at our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters,” include the criteria our Board believes are important in the selection of director nominees.
Pursuant to and in accordance with the New Stockholders Agreement, for so long as the CD&R Investors own at least 7.5% of the outstanding shares of Common Stock, the CD&R Investors are entitled to nominate for election, fill vacancies and appoint replacements for a number of Board members in proportion to the CD&R Investors’ percentage beneficial ownership of outstanding Common Stock, but never to exceed one less than the number of independent, non-CD&R-affiliated directors serving on the Board (the “CD&R Investor Director Number”). At each annual meeting or special meeting of stockholders at which any directors of NCI are to be elected, we will take all corporate and other actions necessary to cause the applicable CD&R Investors’ nominees or designees to be nominated for election to our Board and we will solicit proxies in favor of the election of such nominees or designees to be elected at such meeting.
Further, pursuant to and in accordance with the New Stockholders Agreement, for so long as stockholders unaffiliated with the CD&R Investors own in the aggregate at least 7.5% of the voting power of NCI, our Board at all times must be comprised of  (i) the Chief Executive Officer of NCI, (ii) such number of CD&R Investor Directors (as defined in the New Stockholders Agreement), not to exceed the CD&R Investor Director Number, (iii) directors who will not be appointed or designated by the CD&R Investors and will be independent of both the CD&R Investors and NCI (the “Independent Non-CD&R

Investor Directors”), and (iv) up to one (1) additional director that is not a CD&R Investor Director or the Chief Executive Officer of NCI (the “Unaffiliated Shareholder Director”), who upon election would not be an Independent Non-CD&R Investor Director, provided that if the election or appointment of such person would have the effect of reducing the CD&R Investor Director Number, no such person shall be nominated or appointed without the approval of the CD&R Investor Directors.
Further, pursuant to the New Stockholders Agreement, for so long as the CD&R Investor Voting Interest (as defined in the New Stockholders Agreement) is at least 20% of the voting power of NCI, the CD&R Investors are entitled to representation proportionate to the CD&R Investor Voting Interest (rounded to the nearest whole number) on all committees of the Board, provided that, notwithstanding the foregoing, the CD&R Investors are entitled to have a minimum of one (1) CD&R Investor Director serving on each committee of the Board, subject to applicable restrictions set forth in the New Stockholders Agreement, applicable law and New York Stock Exchange rules.
Pursuant to the New Stockholders Agreement, the CD&R Directors who are members of the Nominating and Corporate Governance Committee (or, if none serve thereon, the remaining CD&R Directors or, if no CD&R Directors remain in office, the CD&R Investors) have the right to designate the CD&R Investor Director(s) to serve as members of a board committee, and the Unaffiliated Shareholder Directors shall have the right to designate the Unaffiliated Shareholder Director to serve as a member of a committee, in each case in accordance with Section 3.1(e)(i) of the New Stockholders Agreement.
In identifying and evaluating nominees for director other than directors appointed by the CD&R Investors pursuant to the New Stockholders Agreement, the Nominating and Corporate Governance Committee first looks at the overall size and structure of our Board to determine the need to add or remove directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our Board.
The Board codified standards for directors in the Board’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter. The Corporate Governance Guidelines provide that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. Each director also is expected to:
•
exhibit high personal and professional ethics, strength of character, integrity, and values;

•
possess commitment and independence of thought and judgment;

•
possess education, experience, intelligence, independence, fairness, practical wisdom and vision to exercise sound, mature judgments;

•
use his or her skills and experiences to provide independent oversight of our business;

•
possess personality, tact, sensitivity, and perspective to participate in deliberations in a constructive and collegial manner;

•
be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;

•
devote the time and effort necessary to learn our business; and

•
represent the long-term interests of all stockholders.

In addition, our Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of its oversight of NCI. To that end, our Board places a premium on its members’ professional experience in positions such as a senior manager, chief operations officer, chief financial officer, or chief executive officer of a relatively complex organization such as a corporation, university, or foundation. Ultimately, our Board believes it should be comprised of persons with skills in areas that may include some of the following: finance; manufacturing; sales and markets;

strategic planning; development of strategies for sustainability; human resources; safety; legal; international business; and information technology. The age at the time of election of any nominee for director should be such to assure a minimum of three years of service as a director.
In addition to the targeted skill areas, the Nominating and Corporate Governance Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to our Board, including:
•
Strategy — knowledge of our business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;

•
Leadership — skills in coaching senior executives and the ability to assist the CEO in his development;

•
Organizational Issues — understanding of strategy implementation, change management processes, group effectiveness, and organizational design;

•
Relationships — understanding how to interact with customers, vendors, governments, investors, financial analysts, and communities in which we operate;

•
Functional — understanding of financial matters, financial statements and auditing procedures, legal issues, information technology, and marketing; and

•
Ethics — the ability to identify and raise key ethical issues concerning our activities and senior management as they affect the business community and society.

As part of its periodic self-assessment process, our Board annually determines the diversity of specific skills and experiences necessary for the optimal functioning of our Board in its oversight of NCI over both the short and long term.
The Corporate Governance Guidelines state our policy regarding the director selection process that requires the Nominating and Corporate Governance Committee to review the skills and characteristics that the Board seeks in its members individually and in relation to the composition of our Board as a whole. As part of this process, the Board will assess the skill areas currently represented on our Board and those skill areas represented by directors expected to retire or leave our Board in the near future against the target skill areas established annually by our Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its function.
The Nominating and Corporate Governance Committee then establishes the specific target skill areas, characteristics or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours (e.g., growth companies, companies that have grown through acquisitions, or companies that have restructured their organizations successfully), leadership experience and relevant geographical experience. The Board’s current composition reflects diversity in skills and experiences.
The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for directors other than directors appointed by the CD&R Investors pursuant to the New Stockholders Agreement, including referrals from our current directors and management, as well as input from third-party executive search firms. The Chair of the Nominating and Corporate Governance Committee and our Chairman of the Board will then interview qualified candidates. Qualified candidates are then invited to meet the remaining members of the Nominating and Corporate Governance Committee. The remaining directors also have an opportunity to meet and interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a candidate be nominated to our Board.
The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders. Stockholders may submit recommendations to the Nominating and Corporate Governance Committee in care of our Chairman of the Board and Corporate Secretary at our

address set forth on page one of this proxy statement in the form and timing provided in our By-Laws. Subject to the requirements of the New Stockholders Agreement described above, nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.
Nominations by stockholders for seats on the Board not required to be filled by the CD&R Investors’ designees may also be made at an annual meeting of stockholders in the manner provided in our By-Laws. Our By-Laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our Board at a meeting of stockholders by complying with required notice procedures. To be timely, nominations must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by us.
The notice must specify:
•
as to each person the stockholder proposes to nominate for election or re-election as a director:

 —
the name, age, business address and residence address of the person;

 —
the principal occupation or employment of the person;

 —
the class and number of shares of our capital stock that are owned of record or beneficially by the person on the date of the notice; and

 —
any other information relating to the person that is required to be disclosed in solicitations for proxies with respect to nominees for election as directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and

•
as to the stockholder giving the notice:

 —
the name and record address of the stockholder and any other stockholder known by that stockholder to be supporting the nominee; and

 —
the class and number of shares of our capital stock that are owned of record or beneficially by the stockholder making the nomination and by any other supporting stockholders.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.
Affiliate Transactions Committee
The Affiliate Transactions Committee is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the CD&R Investors and their affiliates, on the other hand. This committee is made up of  (x) the Unaffiliated Shareholder Directors then in office and (y) one CD&R Investor Independent Director (as defined in the New Stockholders Agreement), if a CD&R Investor Independent Director is then serving on the Board, and otherwise, the Chief Executive Officer of the Company serving as a director on the Board. As of the end of Fiscal 2018, the members of the Affiliate Transactions Committee were Mr. Ball, Mr. Forbes, Mr. Holland and Mr. Martinez. Effective November 16, 2018, the Board appointed Ms. Affeldt, Mr. Metcalf and Mr. Kremer to the Affiliate Transactions Committee. As of April 8, 2019, the members of the Affiliate Transactions Committee were Ms. Affeldt, Mr. Ball, Mr. Forbes, Mr. Holland, Mr. Kremer, Mr. Martinez and Mr. Metcalf. The Affiliate Transactions Committee has no chair.
The Affiliate Transactions Committee operates under an Affiliate Transactions Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.”

Routine Transactions Committee
On December 12, 2018, the Board delegated certain responsibilities and duties relating to certain matters of NCI to a Routine Transactions Committee to assist the Board in fulfilling certain of the Board’s oversight responsibilities. The Routine Transactions Committee is responsible for reviewing, considering and approving the following proposed transactions: (i) expenditures of capital or other assets outside the ordinary course and not part of the annual capital expenditure plan; (ii) mergers or acquisitions; (iii) non-ordinary course asset divestitures; (iv) any non-ordinary course joint ventures or similar arrangements with third-parties; and (v) certain derivative contracts used for risk management. On February 27, 2019, the Board further delegated to the Routine Transactions Committee the authority to oversee the Company’s Derivatives Use Policy, which governs the Company’s objectives, policies, procedures and practices to manage exposure to interest rate, currency and commodity risk positions. The members of the Routine Transactions Committee as of April 8, 2019 are Mr. Ball, Mr. Metcalf and Mr. Zrebiec, with Mr. Ball serving as Chairperson.

CORPORATE GOVERNANCE
Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available at our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.” These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board any changes to the guidelines. You may obtain copies of the charters for our Audit Committee, Compensation Committee, Executive Committee, Affiliate Transactions Committee and our Nominating and Corporate Governance Committee, and our Corporate Governance Guidelines, free of charge, from our website at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters” or by writing to us at NCI Building Systems, Inc., 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, Attention: Investor Relations, Darcey Matthews.
Our Board has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions.
The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Business Conduct and Ethics also provides that our directors who are employed by CD&R, LLC or any other affiliate of the CD&R Investors will not be deemed in violation of our Code of Business Conduct and Ethics as a result of any investment by the CD&R Investors, insofar as such investment, affiliate transaction and information access is not prohibited under the terms of the Company’s stockholders agreement with the CD&R Investors and is otherwise in accordance with NCI’s Certificate of Incorporation, By-Laws and the laws of the State of Delaware.
Our Code of Business Conduct and Ethics is available, free of charge, on our website, along with other corporate governance information, at www.ncibuildingsystems.com under the heading “Investors — Committees & Charters.” You may also obtain a copy by writing to Investor Relations at the address above.
Waivers from our Code of Business Conduct and Ethics are discouraged, and any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions or any other executive officer or director must be approved by our Nominating and Corporate Governance Committee, which is composed solely of directors whom we believe are independent of management, and will be disclosed to the fullest extent as required by law and will be posted on our website at www.ncibuildingsystems.com within four business days of any such waiver.
The Board’s Role in Risk Oversight
One of the Board’s functions is oversight of risk management at NCI. NCI recognizes that certain risks are inherent in the operation of an integrated manufacturer of metal buildings and metal building components. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that creates losses or adversely interferes with opportunity gains.
Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole but primarily through the Audit Committee, oversees and reviews certain aspects of our risk management efforts. Specific risk management activities performed by management include: identifying and prioritizing risk and risk controls related to significant business activities; monitoring the emergence and onset of certain key risks; and reviewing and determining the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. In most cases the Audit Committee of the Board oversees issues related to internal control over financial reporting and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail herein. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of the company.
Risk Analysis of Our Compensation Plans
The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on NCI.
In Fiscal 2018, members of our management team conducted an assessment of the risks arising from our compensation policies and practices. The team reviewed and discussed the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, sales incentives, performance share units and restricted stock unit awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.
Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout NCI and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. Field sales personnel are paid primarily on a sales commission basis, but all of our officers are paid under the programs and plans for non-sales employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:
•
Our overall compensation levels are competitive with the market.

•
Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for stock awards, primarily consisting of a mix of service-based and performance-based equity awards.

•
An important portion of our executive compensation for our NEOs is tied to how our stock price performs over a period of multiple years. As described in “Compensation Discussion & Analysis” above, 60% of the value of long-term incentive awards granted to our NEOs in Fiscal 2018 consisted of performance share units, which vest depending upon the satisfaction of performance goals through the end of the specified multi-year performance period. This minimizes the benefit of a temporary spike in stock price and the possibility that an executive would be motivated to create short-term gain in the stock price without regard to long-term performance.

•
The Compensation Committee has discretion to adjust performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.

•
Any additions or changes to stock awards or bonus levels must be approved by NCI’s Executive Vice President, Corporate Marketing and Chief Human Resources Officer, as well as senior management.

•
Executive officers are subject to certain holding requirements and our Clawback Policy, Insider Trading Policy, and policies prohibiting the pledging of Company securities or engaging in hedging transactions involving Company securities owned by our executive officers and non-employee directors. See “Compensation Discussion & Analysis — Compensation Philosophy and Objectives of NCI’s Compensation Program.”

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions.

Historic restricted stock and stock option awards are subject to time-based vesting conditions, which retain value even in a depressed market, and performance share unit awards are subject to vesting based on sustained increases in stock price or satisfaction of other performance metrics over performance periods longer than a single year, and so executives are less likely to take unreasonable risks.
With respect to our historic annual equity grants under the Incentive Plan, which included a fixed and variable component, assuming achievement of at least a minimum level of performance, payouts resulted in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.
Based on these considerations, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

LEADERSHIP STRUCTURE OF THE BOARD
Our Board currently combines the role of chairman of the board with the role of chief executive officer, coupled with a Lead Director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for NCI at this time. Our Board believes combining the chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.
To assure effective independent oversight, the Board has adopted a number of governance practices, including:
•
a strong, independent, clearly defined presiding director role (see below for a full description of the role);

•
the opportunity for executive sessions of the independent directors after every Board meeting; and

•
annual performance evaluations of the chairman and CEO by the independent directors.

However, no single leadership model is right for all companies and at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate in the future. Accordingly, the Board periodically reviews its leadership structure.
The Lead Director recommends to the Board an appropriate process by which a new chairman and chief executive officer will be selected. The Board has no required procedure for executing this responsibility because it believes that the most appropriate process will depend on the circumstances surrounding each such decision.
A key responsibility of the CEO and our Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in NCI. Each year, succession planning reviews are held at every significant organizational level of NCI, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.
In addition, the CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

COMMUNICATIONS WITH OUR BOARD
Any stockholder or interested party who wishes to communicate with our Board or any specific directors, including non-management and independent directors, may write to:
Board of Directors
NCI Building Systems, Inc.
5020 Weston Parkway, Suite 400
Cary, North Carolina 27513
Depending on the subject matter, management will:
•
forward the communication to the director or directors to whom it is addressed (for example, if the communication received pertains to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chair of the Audit Committee for review);

•
attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board or an individual director; or

•
not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic (in accordance with the explicit instructions of our non-management directors).

At each meeting of our Board, our Chairman of the Board presents a summary of all communications received since the last meeting of our Board that were not forwarded and makes those communications available to any director on request.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Our employees prepare these reports for our directors and executive officers who request it on the basis of the information obtained from them and from NCI’s records. Our directors and officers are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.
To the Company’s knowledge, based solely on our review of the copies of the forms received by us with respect to Fiscal 2018, or written representations from the reporting persons, we believe that all Section 16(a) executive officers, directors and greater than 10% beneficial stockholders of NCI complied with applicable Section 16(a) requirements during Fiscal 2018; except that one report, covering one transaction, was filed late by Mr. Metcalf.
TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures
The Nominating and Corporate Governance Committee has approved and adopted a written statement of policy and procedures with respect to related party transactions. This policy covers the review, approval or ratification of transactions between us and “related parties” (generally, directors, executive officers and employees required to file reports under Section 16 of the Exchange Act and their immediate family members, beneficial owners of 5% or more of any class of our securities, and any entity in which any such persons are employed, are principals, partners or hold a similar position or in which they have a beneficial interest of 5% or more). The policy covers transactions in which NCI and any related party are participants in which a related party has a material interest, other than (1) transactions between us and affiliates of CD&R, LLC, which are evaluated by the Affiliate Transactions Committee pursuant to the guidelines in the New Stockholders Agreement, (2) transactions involving less than $25,000 when aggregated with all similar transactions, and (3) certain exceptions for the employment of executive officers, director compensation, employees of the related party and transactions in which all stockholders receive proportional benefits. The policy generally requires that any related party transaction be approved by the

Nominating and Corporate Governance Committee or its Chairman in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, a related party must make full written disclosure of all of the facts and circumstances relating to the transaction to our Chief Financial Officer or General Counsel, who must assess this information and decide whether it is a related party transaction. If either of the Chief Financial Officer or General Counsel makes this determination, they must submit the transaction to the Nominating and Corporate Governance Committee or to its Chairman. The Nominating and Corporate Governance Committee or its Chairman will approve such transaction only if, in its good faith determination, it is in, or is not inconsistent with, the best interests of NCI and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Nominating and Corporate Governance Committee or the Chairman thereof, and such committee or Chair, as the case may be will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction. In addition, certain transactions with related stockholders may be subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). Section 203 of the DGCL prohibits certain publicly held Delaware corporations from engaging in a business combination with an interested stockholder for a period of three years following the time such person became an interested stockholder unless the business combination is approved in a specified manner. Generally, an interested stockholder is a person who, together with its affiliates and associates, owns 15% or more of the corporation’s voting stock, or is affiliated with the corporation and owns or owned 15% of the corporation’s voting stock within three years before the business combination.
The Affiliate Transactions Committee, which is further described in “Board of Directors — Board Committees — Affiliate Transactions Committee,” is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the CD&R Investors and their affiliates, on the other hand. This committee is made up of  (x) the Unaffiliated Shareholder Directors then in office and (y) one CD&R Investor Independent Director, if a CD&R Investor Independent Director is then serving on the Board, and otherwise, the Chief Executive Officer of the Company serving as a director on the Board.
CD&R Transactions
On October 20, 2009, we completed a financial restructuring that resulted in a change in control of NCI. Pursuant to an investment agreement (as amended, the “Investment Agreement”), we issued and sold to the CD&R Fund VIII Investors, for an aggregate purchase price of  $250 million, an aggregate of 250,000 shares of Series B Cumulative Convertible Participating Preferred Stock, or “Preferred Stock,” convertible into 39,221,839 shares of Common Stock (adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010) based on the initial conversion price (or approximately 68.4% of our then voting power) (such purchase and sale, the “Equity Investment”).
In connection with the Equity Investment, NCI and the CD&R Fund VIII Investors entered into a stockholders agreement, dated October 20, 2009 (the “Old Stockholders Agreement”). Among other provisions, the Old Stockholders Agreement entitled the CD&R Fund VIII Investors to certain nomination or designation rights with respect to our Board; subscription rights with respect to future issuances of common stock by us; corporate governance rights; and consent rights with respect to certain types of transactions we may enter into in the future. In connection with the Equity Investment, we made a determination that the acquisition of our equity interests by the CD&R Fund VIII Investors would not be subject to the provisions of Section 203 of the DGCL. At the time of the Equity Investment, we also entered into a registration rights agreement (the “Old Registration Rights Agreement”) with the CD&R Fund VIII Investors, which provided for customary demand and piggyback registration rights with respect to the shares of our common stock held by the CD&R Fund VIII Investors. The Old Registration Rights Agreement also provided that we would indemnify the CD&R Fund VIII Investors and their affiliates in connection with the registration of our securities thereunder.
On May 8, 2012, we entered into an Amendment Agreement with the CD&R Fund VIII Investors (the “Amendment Agreement”) to terminate our dividend obligation on the Preferred Stock, which accrued at an annual rate of 12% unless paid in cash at 8% (the “Dividend Knock-out”). As consideration for the Dividend Knock-out, the CD&R Fund VIII Investors received a total of 37,834 additional shares of Preferred Stock.

On May 14, 2013, the CD&R Fund VIII Investors delivered a formal notice requesting the conversion of all of their Preferred Stock into shares of our Common Stock (the “Conversion”). In connection with the Conversion request, we issued to the CD&R Fund VIII Investors 54,136,817 shares of our Common Stock (representing the shares of Common Stock issuable in connection with the conversion of  (1) the shares of Preferred Stock purchased by the CD&R Fund VIII Investors pursuant to the Investment Agreement, (2) the shares of Preferred Stock issued in satisfaction of our dividend obligations prior to the Dividend Knock-out and (3) the additional shares of Preferred Stock issued in consideration for the Dividend Knock-out). The Conversion eliminated all the outstanding Preferred Stock.
On January 15, 2014, the CD&R Fund VIII Investors completed a registered underwritten offering of 9,775,000 shares of our Common Stock pursuant to our shelf registration statement previously filed and declared effective by the SEC on March 27, 2013 (the “2014 Secondary Offering”). The CD&R Fund VIII Investors received all proceeds from the 2014 Secondary Offering, which was effected pursuant to the Old Registration Rights Agreement. In addition, on January 6, 2014, we entered into a separate agreement with the CD&R Fund VIII Investors to repurchase 1,150,000 shares of our Common Stock, contingent on the closing of the 2014 Secondary Offering and subject to other conditions, at a price per share equal to the price per share to be paid by the underwriters to the CD&R Fund VIII Investors in the 2014 Secondary Offering (the “2014 Stock Repurchase”). The 2014 Stock Repurchase was a private, non-underwritten transaction that was approved and recommended by the Affiliate Transactions Committee of our Board, and closed simultaneously with the 2014 Secondary Offering. We have cancelled all shares repurchased in the 2014 Stock Repurchase.
On July 25, 2016, the CD&R Fund VIII Investors completed a registered underwritten offering, in which the CD&R Fund VIII Investors offered 9 million shares of our Common Stock at a price to the public of  $16.15 per share (the “2016 Secondary Offering”), pursuant to our shelf registration statement previously filed and declared effective by the SEC on April 8, 2016. The underwriters also exercised their option to purchase 1.35 million additional shares of our Common Stock from the CD&R Fund VIII Investors. The aggregate offering price for the 10.35 million shares sold in the 2016 Secondary Offering was approximately $160.1 million, net of underwriting discounts and commissions. The CD&R Fund VIII Investors received all of the proceeds from the 2016 Secondary Offering and no shares in the 2016 Secondary Offering were sold by the Company or any of its officers or directors (although certain of our directors are affiliated with the CD&R Fund VIII Investors). In addition, concurrent with the 2016 Secondary Offering, the Company repurchased approximately 2.9 million shares from the CD&R Fund VIII Investors, at a price per share equal to the price per share to be paid by the underwriters to the CD&R Fund VIII Investors in the 2016 Secondary Offering (the “2016 Stock Repurchase”). The 2016 Stock Repurchase was a private, non-underwritten transaction that was approved and recommended by our Affiliate Transactions Committee of our Board, and closed simultaneously with the 2016 Secondary Offering. We have cancelled all shares repurchased in the 2016 Stock Repurchase.
Upon closing of the 2016 Secondary Offering and 2016 Stock Repurchase, the CD&R Fund VIII Investors’ beneficial ownership in the Company decreased from approximately 58.6% to 42.0%. As a result, the CD&R Fund VIII Investors no longer controlled a majority of the voting power of the Company’s common stock resulting in the Company no longer being deemed a “controlled company” within the meaning of the corporate governance rules of the NYSE.
Pursuant to an Underwriting Agreement, dated December 11, 2017 (the “Underwriting Agreement”), among the Company, the CD&R Fund VIII Investors, and Goldman Sachs & Co. LLC (“Goldman”) and RBC Capital Markets, LLC (“RBC” and, together with Goldman, the “Underwriters”), on December 13, 2017 CD&R Fund VIII sold 7,132,145 and F&F Fund VIII sold 17,855 shares of Common Stock, in each case, to the Underwriters at a price of  $19.36 per share, in a registered offering (the “2017 Secondary Offering”). Pursuant to the Underwriting Agreement, at the CD&R Fund VIII Investors’ request, the Company purchased 1,150,000 shares of the Common Stock from the Underwriters in the 2017 Secondary Offering at a price per share equal to the price at which the Underwriters purchased the shares from the CD&R Fund VIII Investors. Upon closing of the 2017 Secondary Offering, the CD&R Fund VIII Investors’ beneficial ownership in the Company decreased from approximately 44.8% to 34.7%.
On July 17, 2018, the Company entered into the Merger Agreement. At the Special Shareholder Meeting, NCI’s shareholders approved, among other matters, the Merger Agreement and the Stock

Issuance. The Company consummated the Stock Issuance on November 16, 2018, pursuant to which CD&R Pisces and the GG Shareholders each received 39,128,929 and 16,739,403 shares of Common Stock, respectively.
Pursuant to the terms of the Merger Agreement, on November 16, 2018, the Company entered into the New Stockholders Agreement with each of the CD&R Investors and the Golden Gate Investors.
Pursuant to the New Stockholders Agreement, among other matters, the CD&R Investors are entitled to nominate for election, fill vacancies and appoint five out of twelve initial members of our Board of Directors and, thereafter, so long as the CD&R Investors beneficially owns at least 7.5% of the outstanding shares of Common Stock, to nominate for election, fill vacancies and appoint replacements for a number of Board members in proportion to the CD&R Investors’ percentage beneficial ownership of outstanding Common Stock, but never to exceed one less than the number of independent, non-CD&R-affiliated directors serving on the Board. The New Stockholders Agreement contains voting agreements between the Company and each of the Investors, including the requirement that each Investor shall vote all of the shares of Common Stock that it beneficially owns (a) in favor of all director nominees, other than CD&R Investor Nominees or director nominees proposed by a Golden Gate Investor, nominated by the Board for election by the stockholders of the Company in accordance with the terms of the New Stockholders Agreement and the By-Laws, (b) as recommended by the Board, on any and all (i) proposals relating to or concerning compensation or equity incentives for directors, officers or employees of the Company adopted in the ordinary course of business consistent with past practice, (ii) proposals by stockholders of the Company, other than a proposal by a CD&R Investor or a Golden Gate Investor, and (iii) proposals the subject matter of which is a CD&R Investor Consent Action (as defined in the New Stockholders Agreement), provided that, in respect of clauses (i) and (iii) only, that the Board’s recommendation is consistent with the CD&R Investors’ exercise of their consent rights provided in the New Stockholders Agreement, and (c) not in favor of any transaction constituting, or that would result in, a Change of Control (as defined in the New Stockholders Agreement) that has not been approved by a majority of the Independent Non-CD&R Investor Directors, if the per share consideration to be received by any CD&R Investor or Golden Gate Investor in connection with such transaction is not equal to, and in the same form as, the per-share consideration to be received by the shareholders not affiliated with the Investors.
Each CD&R Investor and Golden Gate Investor will also have preemptive rights to subscribe for any equity securities the Company proposes to issue in accordance with each Investor’s percentage beneficial ownership of Common Stock, subject to customary exceptions. The CD&R Investors and the Golden Gate Investor Group have each agreed, among other things, that until such time that its percentage beneficial ownership of the outstanding Common Stock falls below 10% and stays below such threshold for a period of six months, to be subject to standstill, voting and transfer restrictions and limitations, including a prohibition on transferring Common Stock to any third party or group that beneficially owns, or would, after giving effect to such transfer, beneficially own 10% or more of Common Stock outstanding. The Company and the CD&R Fund VIII Investors terminated the Old Stockholders Agreement pursuant to the terms of the New Stockholders Agreement.
Pursuant to the terms of the Merger Agreement, the Company entered into a registration rights agreement (the “New Registration Rights Agreement”), dated November 16, 2018, with the CD&R Investors and the Golden Gate Investors, pursuant to which the Company granted the CD&R Investors and the Golden Gate Investors customary demand and piggyback registration rights, including rights to demand registrations and underwritten shelf registration statement offerings with respect to the shares of Common Stock that are held by the CD&R Investors and the Golden Gate Investors following the consummation of the Merger. The Company and the CD&R Fund VIII Investors terminated the Old Registration Rights Agreement pursuant to the terms of the New Registration Rights Agreement.
As holders of approximately 49.4% of our outstanding Common Stock as of the record date, the CD&R Investors will be able to significantly influence matters submitted to stockholders for vote, including the proposals considered in this proxy statement.

As a result of their respective positions with CD&R, LLC and its affiliates, Mr. Krenicki, Mr. Sleeper and Mr. Zrebiec may be deemed to have an indirect material interest in certain agreements executed in connection with the Equity Investment and the Merger, including:
•
an Indemnification Agreement indemnifying CD&R and its affiliates against certain liabilities arising out of the transactions with CD&R and certain other liabilities and claims;

•
the Merger Agreement;

•
the New Stockholders Agreement; and

•
the New Registration Rights Agreement.

For additional information regarding the transactions with CD&R, LLC and the CD&R Investors’ relationship with CD&R, LLC and the above referenced agreements, see “Item 1. Business” and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended October 28, 2018, as well as Notes 12, 13 and 23 to our audited financial statements included in our Annual Report on Form 10-K for the fiscal year ended October 28, 2018, along with the updated presentation of the disclosure identified above, contained in the exhibits attached to our Current Report on Form 8-K, filed with the SEC on February 19, 2019.

AUDIT COMMITTEE AND AUDITORS
Report of the Audit Committee
We have reviewed and discussed with management the audited financial statements contained in NCI Building Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 28, 2018. We also have discussed the audited financial statements with Ernst & Young LLP, NCI’s independent registered public accountants for the fiscal year ended October 28, 2018. Our discussions with Ernst & Young LLP included, among other things, the matters required to be discussed by the statement on Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, including the quality of NCI’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. We also reviewed written disclosures and the letter from Ernst & Young LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board, Ernst & Young LLP’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP its independence. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.
Based on those discussions and review, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 28, 2018, for filing with the SEC. We have appointed Grant Thornton LLP as NCI’s independent auditors for Fiscal 2019, and have submitted the appointment for stockholder ratification.
We also reviewed and discussed the fees paid to Ernst & Young LLP for the fiscal year ended October 28, 2018 for audit and non-audit services, which fees and services are described in the proxy statement under the title “Our Independent Auditors and Fees,” and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP’s independence. The Board of Directors recommends that stockholders ratify this selection at the Annual Meeting.
This report is submitted by the members of the Audit Committee.
GARY L. FORBES (Chair)
GEORGE L. BALL
JOHN J. HOLLAND
GEORGE MARTINEZ
Our Independent Registered Public Accounting Firm and Audit Fees
Ernst & Young LLP served as our independent registered public accountants for Fiscal 2018. Grant Thornton LLP served as our independent registered public accountant for the Transition Period and currently serves as our independent registered public accountant for the fiscal year ended December 31, 2019. A representative of Grant Thornton LLP is expected to attend our Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions. Representatives of Ernst & Young LLP are not expected to attend our Annual Meeting.
Audit Fees.   We incurred fees of  $2,289,285 during Fiscal 2018 and $2,473,345 during Fiscal 2017 for Ernst & Young LLP’s independent audit of our annual financial statements, review of the financial statements contained in our quarterly reports on Form 10-Q and assistance regarding other SEC filings. All of the audit services provided to us by Ernst & Young LLP during Fiscal 2018 and Fiscal 2017 were pre-approved by the Audit Committee.
Audit-Related Fees.   We did not incur any audit-related fees during Fiscal 2018 or 2017.
Tax Fees.   We did not incur any tax fees during Fiscal 2018 or 2017.
All Other Fees.   We incurred fees of  $2,160 during Fiscal 2018 and $2,143 during Fiscal 2017 for research tool subscriptions rendered by Ernst & Young LLP. All of the research tool subscriptions provided to us by Ernst & Young LLP during Fiscal 2018 and Fiscal 2017 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services
The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for us by Grant Thornton LLP. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by Grant Thornton LLP, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee before the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is compatible with maintaining the independence of Grant Thornton LLP and its status as our independent auditors.
The Audit Committee has delegated to its members the authority to consider and approve management proposals for the engagement of Grant Thornton LLP to perform certain permitted non-audit services for fees of up to an aggregate of  $25,000 between quarterly meetings of the Audit Committee; provided that those pre-approvals are presented to the entire Audit Committee at its next regularly scheduled meeting. Management proposals arising between quarterly Audit Committee meetings are presented for pre-approval to the Chair of the Audit Committee, Mr. Forbes, and in the event of his unavailability, to another member of the Audit Committee.
All of the services performed by Ernst & Young LLP in Fiscal 2018 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. Additionally, during Fiscal 2018, Ernst & Young LLP did not provide any services prohibited by the Sarbanes-Oxley Act of 2002.
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS
Stockholder Proposals for the 2020 Annual Meeting
If you wish to present a proposal for inclusion in our proxy material for consideration at our Annual Meeting to be held in 2020, you must submit the proposal in writing to our Corporate Secretary at the address shown on the first page of this proxy statement, and we must receive your proposal not later than close of business (5:30 p.m. CST) on December 24, 2019 (the 120th day prior to April 22, 2020, the anniversary of the date on which this year’s proxy was mailed to you). As the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included. That proposal must comply with Section 8 of Article II of our By-Laws and, if it is to be included in our proxy materials, Rule 14a8 under the Exchange Act.
Advance Notice Required for Stockholder Nominations and Proposals for the 2020 Annual Meeting
Our By-Laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2020 if it is received not less than 90 nor more than 120 days prior to the first anniversary of the date of the 2019 Annual Meeting of Stockholders. Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our By-Laws may be obtained by writing to our Corporate Secretary at the address shown on the first page of this proxy statement. Our By-Laws require our Board or the presiding officer of the Annual Meeting to reject any untimely or non-complying proposal.
ANNUAL REPORT
A copy of our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for Fiscal 2018, as amended by Amendment no. 1 thereto, our Current Report on Form 8-K, including Exhibits 99.1 – 99.6 thereto, as filed with the SEC on February 19, 2019, our Transition Report on Form 10-QT and our Current Report on Form 8-K, as filed with the SEC on January 11, 2019, accompanies this proxy statement. These materials do not form part of the material for the solicitation of proxies.
These filings, which we have filed with the SEC, are available free of charge on our web site at www.ncibuildingsystems.com and at the SEC’s web site at www.sec.gov.
Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, as amended by Amendment No. 1 thereto, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibits.
STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS
We are sending only one copy of our proxy statement and Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.
If you received a household mailing this year and you would like to have additional copies of our proxy statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Investor Relations in writing at 5020 Weston Parkway, Suite 400, Cary, North Carolina 27513, or call us at (888) 975-9436. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.
MISCELLANEOUS
Our Board knows of no business other than that described above to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on those matters.
The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. Unless otherwise indicated, all information relating to any beneficial owner of more than 5% of any class of our equity securities is based upon information contained in reports filed by that owner with the SEC.
By Order of the Board of Directors
/s/ Todd R. Moore

TODD R. MOORE
Executive Vice President, Chief Legal, Risk & Compliance Officer and Corporate Secretary
Cary, North Carolina
April 22, 2019
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held May 23, 2019
The Notice of Annual Meeting of Stockholders, our Proxy Statement and our Annual Report to Stockholders are available at www.edocumentview.com/NCS.

Annex A
THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
NCI BUILDING SYSTEMS, INC.
(Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware)
NCI Building Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:
A. The name of the Corporation is NCI Building Systems, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 23, 1991. The original name of the Corporation was NCI Acquisition Corporation.
B. Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Third Amended and Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation of this corporation.
C. The Board of Directors duly adopted resolutions proposing to amend and restate the Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the approval of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:
FIRST.
The name of the Corporation is Cornerstone Building Brands, Inc.
SECOND.
The Corporation’s registered office in the State of Delaware is 1209 Orange Street, Corporation Trust Center, in the City of Wilmington, County of New Castle. The name and address of its registered agent is The Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.
THIRD.
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.
FOURTH.
Section 1. Capitalization. The Corporation is authorized to issue 201,000,000 shares of capital stock. 200,000,000 of the authorized shares shall be common stock, one cent ($0.01) par value each (“Common Stock”), and 1,000,000 of the authorized shares shall be preferred stock, one dollar ($1.00) par value each (“Preferred Stock”).
Each holder of shares of capital stock of the Corporation shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock of the Corporation held by the stockholder, unless otherwise specifically provided pursuant to this Third Amended and Restated Certificate of Incorporation.
Section 2. Preferred Stock.
A. The Preferred Stock may, from time to time, be divided into and issued in one or more series with each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The shares of each series may have such powers, designations, preferences, relative rights, qualifications, limitations or restrictions as are stated herein and in one or more resolutions providing for the issue of such series adopted by the Board of Directors as provided below.

B. To the extent that this Third Amended and Restated Certificate of Incorporation does not fix and determine the variations in the relative rights and preferences of the Preferred Stock, both in relation to the Common Stock and as between series of Preferred Stock, the Board of Directors of the Corporation is expressly vested with the authority to divide the Preferred Stock into one or more series and, within the limitations set forth in this Third Amended and Restated Certificate of Incorporation, to fix and determine the relative rights and preferences of the shares of any series so established, and, with respect to each such series, to fix by one or more resolutions providing for the issue of such series, the following:
(i) The maximum number of shares to constitute such series and the distinctive designation thereof;
(ii) The annual dividend rate, if any, on the shares of such series and the date or dates from which dividends shall commence to accrue or accumulate as herein provided, and whether dividends shall be cumulative;
(iii) The price at and the terms and conditions on which the shares of such series may be redeemed, including, without limitation, the time during which shares of the series may be redeemed, the premium, if any, over and above the par value thereof and any accumulated dividends thereon that the holders of shares of such series shall be entitled to receive upon the redemption thereof, which premium may vary at different dates and may also be different with respect to shares redeemed through the operation of any retirement or sinking fund;
(iv) The liquidation preference, if any, over and above the par value thereof, and any accumulated dividends thereon, that the holders of shares of such series shall be entitled to receive upon the voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(v) Whether or not the shares of such series shall be subject to the operation of a retirement or sinking fund, and, if so, the extent and manner in which any such retirement or sinking fund shall be applied to the purchase or redemption of the shares of such series for retirement or for other corporate purposes, and the terms and provisions relative to the operations of such retirement or sinking fund;
(vi) The terms and conditions, if any, on which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of capital stock of the Corporation or any series of any other class or classes, or of any other series of the same class, including the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, provided that shares of such series may not be convertible into shares of a series or class that has prior or superior rights and preferences as to dividends or distribution of assets of the Corporation upon voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation;
(vii) The voting rights, if any, on the shares of such series; and
(viii) Any or all other preferences and relative, participating, optional or other special rights, or qualifications, limitations or restrictions thereof, as shall not be inconsistent with the law or with this Article Fourth.
C. Nothing herein contained shall limit any legal right of the Corporation to purchase any shares of the Preferred Stock.
Section 3. Common Stock.
A. Shares of Common Stock may be issued by the Corporation from time to time for such consideration as may lawfully be fixed by the Board of Directors.
B. Subject to the prior rights and preferences of the Preferred Stock set forth in this Article Fourth, or in any resolution or resolutions providing for the issuance of a series of Preferred Stock, and to the extent permitted by the laws of the State of Delaware, the holders of Common Stock shall be entitled to receive such cash dividends as may be declared and made payable by the Board of Directors.
C. After payment shall have been made in full to the holders of any series of Preferred Stock having preferred liquidation rights, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the remaining assets and funds of the Corporation shall be distributed among the holders of the Common Stock according to their respective shares.

FIFTH.
Section 1. Number, Election and Terms of Directors; Board Action. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors. The number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors. Commencing with the first shareholders’ meeting after adoption of this Third Amended and Restated Certificate of Incorporation at which directors are elected, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the 1993 annual meeting of shareholders, the term of office of the second class to expire at the 1994 annual meeting of shareholders and the term of office of the third class to expire at the 1995 annual meeting of shareholders, with each director to hold office until his or her successor shall been duly elected and qualified. At each annual meeting of shareholders, commencing with the 1993 annual meeting, (i) directors elected to succeed those directors whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall been duly elected and qualified, and (ii) if authorized by a resolution of the Board of Directors, directors may be elected to fill any vacancy on the Board of Directors, regardless of how such vacancy shall have been created.
Section 2. Shareholder Nomination of Director Candidates and Introduction of Business. Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the by-laws of the Corporation.
Section 3. Newly Created Directorships and Vacancies. Subject to applicable law and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires and until such director’s successor shall have been duly elected and qualified. No decrease in the numbers of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
Section 4. Removal. Any director, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holder or holders of 80 percent of the outstanding voting power of the Corporation.
Section 5. Stockholders’ Meetings. Meetings of stockholders of the Corporation may be called by the Chief Executive Officer, by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, or by the Secretary of the Corporation at the written request of the holder or holders of 25 percent of the outstanding voting power of the Corporation.
Section 6. [RESERVED]
Section 7. Amendment, Repeal or Alteration. Notwithstanding any other provision of this Third Amended and Restated Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the capital stock required by law or this Third Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least 80 percent of the voting power of all of the then-outstanding shares of the voting stock, voting together as a single class, shall be required to alter, amend or repeal this Article Fifth.
SIXTH.
Cumulative voting for the election of directors shall not be permitted.
SEVENTH.
[RESERVED]

EIGHTH.
The Board of Directors of the Corporation shall have the power to make, alter or repeal the By-Lawsof the Corporation, subject to such restrictions upon the exercise of such powers as may be imposed by the stockholders in any by-laws adopted by them from time to time.
NINTH.
It shall be a proper corporate purpose, reasonably calculated to benefit stockholders, for the Board of Directors to base the response of the Corporation to any Acquisition Proposal on the evaluation by the Board of Directors of what response is in the best interests of the Corporation, and for the Board of Directors, in evaluating what response is in the best interests of the Corporation, to consider: (i) the best interests of the stockholders and, for this purpose, the Board of Directors shall consider, among other factors, not only the consideration being offered in the Acquisition Proposal, in relation to the market price, but also in relation to the value of the Corporation in a freely negotiated transaction and in relation to the estimate by the Board of Directors of the future value of the Corporation as an independent entity; and (ii) such other factors as the Board of Directors determines to be relevant, including, among other factors, the social, legal and economic effects upon the Corporation’s employees, suppliers, customers and business and the communities in which the Corporation operates. For purposes of this Article Ninth “Acquisition Proposal” means any proposal of any person or entity (a) for a tender offer or exchange offer for any equity security of the Corporation, (b) to merge or consolidate the Corporation with another corporation, or (c) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation.
TENTH.
[RESERVED]
ELEVENTH.
No contract or other transactions between the Corporation and any other corporation, firm or individual shall be affected or invalidated by the fact that any one or more of the directors or officers of the Corporation is or are interested in or is a director or officer of such other corporation, or a member of such firm, and any director or officer, individually or jointly, may be a party to or may be interested in any contract or transaction with this Corporation, or in which this Corporation is interested, and no contract, act or transaction of this Corporation with any person or persons, firms or corporations, shall be affected or invalidated by the fact that any director or officer of this Corporation is a party to or interested in such contract, act or transaction, or in any way connected with such person or persons, firms or corporations, and each and every person who may become a director or officer of this Corporation is hereby relieved from any liability that might otherwise exist from contracting with the Corporation for the benefit of himself or any firm or corporation in which he may be in any way interested in each case so long as the director’s or officer’s interest or relationship is disclosed to the Board of Directors or any designated committee thereof prior to the execution of any such contract or prior to the time the Corporation becomes legally committed to, or first engages in, any such transaction.
TWELFTH.
To the fullest extent permitted by Delaware statutory or decisional law, as the same exists or may hereafter be amended or interpreted, a director of the Corporation shall not be liable to the Corporation or its stockholders for any act or omission in such director’s capacity as a director. Any repeal or amendment of this Article, or adoption of any other provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Article, by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the liability to the Corporation or its stockholders of a director of the Corporation existing at the time of such repeal, amendment or adoption of an inconsistent provision.

THIRTEENTH.
Notwithstanding any other provisions of this Third Amended and Restated Certificate of Incorporation or the by-laws (and notwithstanding the fact that a lesser percentage may be specified by law, this Third Amended and Restated Certificate of Incorporation or the by-laws), the affirmative vote of the holders of two-thirds or more of the outstanding voting stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, Articles Ninth, Twelfth or this Article Thirteenth of this Third Amended and Restated Certificate of Incorporation. Except as provided in this Article Thirteenth, this Third Amended and Restated Certificate of Incorporation may be amended in the manner provided by the General Corporation Law of the State of Delaware. The by-laws of the Corporation may be altered, amended or repealed, or new By-Laws adopted, only at any regular or special meeting of the Board of Directors or upon the affirmative vote of the holders of two-thirds or more of the outstanding shares entitled to vote at any regular or special meeting of stockholders, and only if such proposed alteration, amendment, repeal or adoption be contained in the notice of such regular or special meeting.

IN WITNESS WHEREOF, the Corporation has caused this Third Amended and Restated Certificate of Incorporation to be executed by a duly authorized officer on this     day of May, 2019.
NCI Building Systems, Inc.
By:

Name: James S. Metcalf
Title:   Chairman of the Board and
Chief Executive Officer

Annex B
FIRST AMENDMENT TO THE
NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of January 27, 2018)
NCI Building Systems, Inc. (the “Company”), a corporation organized under the laws of the State of Delaware, by resolution of its Board of Directors (the “Board”) adopted the NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as amended and restated effective as of January 27, 2018 (the “Plan”). Section 17 of the Plan authorizes the Board to amend the Plan at any time or from time to time. This amendment to the Plan was adopted by resolution of the Board on April 10, 2019. This Plan amendment, together with the Plan, constitutes the entire Plan as amended to date.
1. Section 3 of the Plan is amended by deleting the first sentence of Section 3 in its entirety and replacing it with the following new sentence: “Subject to adjustment pursuant to Section 13(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 19,550,000 (the “Pool Limit”).”
2. Except as expressly amended hereby, the remaining provisions of the Plan shall continue in full force and effect, without any waiver, amendment or modification of any provision thereof.
Dated: April 10, 2019
NCI BUILDING SYSTEMS, INC.
By: /s/ Todd R. Moore Name: Todd R. Moore
Title: Chief Legal, Risk and Compliance Officer and Corporate Secretary
B-1

Annex C
NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN
(As Amended and Restated Effective as of January 27, 2018)
1.PURPOSE.   The purposes of the Plan are to attract and retain for the Company and its Subsidiaries the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Subsidiaries. The Plan was originally approved by the Company’s stockholders on March 14, 2003, and as amended and restated was approved on March 12, 2008, February 19, 2010 and February 26, 2013, and the plan was further amended effective May 31, 2016.
2.INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.   Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Cash Awards; (f) Performance Share Awards; (g) Phantom Stock Awards and (h) Restricted Stock Unit Awards.
3.SHARES SUBJECT TO PLAN.   Subject to adjustment pursuant to Section 13(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 13,350,000 (the “Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Effective as of February 19, 2010 and applicable to all Awards outstanding under the Plan on that date (i.e., whether granted before or after February 19, 2010), each share of Common Stock issued pursuant to an Award shall count against the Pool Limit as one (1) full share of Common Stock. Subject to the terms of this paragraph, the number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or Stock Appreciation Rights exercised. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Pool Limit and shall remain available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. The shares to be delivered under the Plan shall be made available from authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company.
4.ELIGIBILITY.      Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.
5.LIMITATION ON INDIVIDUAL AWARDS.   Except for Cash Awards described in Section 11(a), no individual shall be granted, in any fiscal year, Awards under the Plan covering or relating to an aggregate of more than 3,000,000 shares of Common Stock. No individual shall receive payment for Cash Awards during any fiscal year aggregating in excess of  $3,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code or any successor thereto, in each case to the extent applicable under then-current law.
6.LIMITATION ON NON-EMPLOYEE DIRECTOR AWARDS.   No non-employee director of the Company may be granted (in any fiscal year) cash and non-cash compensation, with respect to the non-employee director’s service to the Company or its affiliates as a director, with an aggregate value in excess of  $500,000, with the value of any stock-based Awards based on the accounting grant date value of such Award.

7.STOCK OPTIONS.
(a) Grant of Options.   An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Options prior to exercise.
(b) Limitations on Incentive Stock Options.   The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of Incentive Stock Options granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all Incentive Stock Options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute Incentive Stock Options and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of  $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 7(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment. All Awards that can be delivered under the Plan (as adjusted pursuant to Section 13) may be delivered through Incentive Stock Options.
(c) Acquisitions and Other Transactions.   Notwithstanding the provisions of Section 12(h), in the case of an Option issued or assumed pursuant to Section 12(h), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.
(d) Payment on Exercise.   Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a NASD Dealer whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (iii) pursuant to a “net exercise” to the extent permitted by the Committee or (iv) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.
8.RESTRICTED STOCK AWARDS.
(a) Restricted Stock Awards.   A Restricted Stock Award is a grant of shares of Common stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.
(b) Forfeiture Restrictions.   Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The

Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.
(c) Rights as Stockholder.   Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that (i) the Grantee shall not be entitled to delivery of the shares of Common Stock (or related dividends) except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.
(d) Stock Certificate Delivery.   One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his or her acceptance of the Restricted Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.
(e) Payment for Restricted Stock.   The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.
(f) Forfeiture of Restricted Stock.   Unless otherwise provided in a Restricted Stock Agreement, on termination of the Grantee’s employment or service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.
(g) Waiver of Forfeiture Restrictions; Committee’s Discretion.   With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation or other exception to the deduction limitations under Section 162(m) of the Code, in any case to the extent such exceptions are available, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.
9.STOCK APPRECIATION RIGHTS.
(a) Stock Appreciation Rights.   A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates. As of the grant date of an Award of a Stock Appreciation Right, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in stock or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise. In no event shall dividends, dividend equivalents or other distributions be payable in respect of Stock Appreciation Rights prior to exercise and the receipt of shares of Common Stock in respect thereof.
(b) Tandem Rights.   Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each

Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.
(c) Limitations on Exercise of Stock Appreciation Rights.   A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.
10.PERFORMANCE SHARE AWARDS, PHANTOM STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.
(a) Performance Share Awards.   A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period or periods over which the performance applicable to the Performance Share Award of the Grantee shall be measured. The Committee shall determine the effect of termination of employment or service during the performance period on a Grantee’s Performance Share Award, which shall be set forth in the Award Agreement.
(b) Phantom Stock Awards.   Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof  (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.
(c) Restricted Stock Unit Awards.   Restricted Stock Unit Awards are Awards denominated in units evidencing the right to receive shares of Common Stock, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof  (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.
(d) Payment.   Following the end of the performance period of a Performance Share Award or the determined vesting period for a Phantom Stock Award or a Restricted Stock Unit Award, the Grantee shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, if any, based on (1) the achievement of the performance measures for such performance period for a Performance Share Award or (2) the then vested value of the Phantom Stock Award or the number of shares of Common Stock evidences by the Restricted Stock Unit Award, each as determined by the Committee. If awarded, cash dividend equivalents shall be accumulated and paid at the end of, the vesting period with respect to Phantom Stock Awards or Restricted Stock Unit Awards, as determined by the Committee.
11.CASH AWARDS AND PERFORMANCE AWARDS.
(a) Cash Awards.   In addition to granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Phantom Stock Awards and Restricted Stock Unit Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 11(a) shall be specified in the applicable Award Agreement.

(b) Designation as a Performance Award.   The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.
(c) Performance Objectives.   The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Grantee, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: revenue; increased revenue; net income measures (including income after capital costs and income before or after taxes); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); earnings; earnings before interest, taxes, depreciation, and amortization (EBITDA); earnings before interest and taxes (EBIT); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); changes in working capital; margins; stockholder value; total stockholder return; proceeds from dispositions; total market value; customer satisfaction or growth; employee satisfaction; and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing. To the extent not required to preserve deductibility under Section 162(m) of the Code or any successor thereto, the Committee may select other criteria not included in the preceding list.
(d) Section 162(m) of the Code.   Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with any applicable exceptions to the deduction limits under Section 162(m) of the Code, to the extent available, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.
(e) Waiver of Performance Objectives.   The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify, to the extent such exception may be available, as qualified performance-based compensation or another applicable exception, in each case as may be available under Section 162(m) of the Code (or any successor) and the relevant Award Agreement provides for such discretion.
12.GENERAL PROVISIONS REGARDING AWARDS.
(a) Form of Award Agreement.   Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder, and that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.
(b) Awards Criteria.   In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate.

(c) Date of Grant.   The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award on or following the date the Committee determines to grant the Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award.
(d) Stock Price.   The exercise price or other measurement of stock value relative to any Award (other than Awards assumed or substituted pursuant to Section 12(h)) shall be not less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Award. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.
(e) Period of Award.   Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards, Restricted Stock Unit Awards, Performance Share Awards and Phantom Stock Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) the 30th day after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than death of the Grantee, Disability or retirement at or after the Normal Retirement Age; (iv) one year after death; or (v) one year (with respect to an Incentive Option) or five years (with respect to any other Award) after Disability of the Grantee or after his or her retirement at or after the Normal Retirement Age from any capacity as an Employee, Consultant or Director of the Company.
(f) Acceleration of Vesting or Lapse of Restrictions.   Unless otherwise provided in an Award Agreement, if the Grantee dies or becomes Disabled while serving as an Employee, Consultant or Director of the Company or retires at or after Normal Retirement Age, or if there occurs a Change in Control and Awards are not honored, assumed, continued, substituted or replaced, then 100% of the benefits dependent upon lapse of time will become vested, all Forfeiture Restrictions and other forfeiture and repurchase provisions will lapse and, subject to meeting any performance or other criteria for such Award, such benefits will be available thereafter for purchase or payment during the Award term.
(g) Transferability.   Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, (i) Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer and (ii) Awards granted to non employee directors may be assigned with the consent of the Board, in each case, for no consideration. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.
(h) Acquisitions and Other Transactions.   The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan, provided that such assumed, replaced or substituted Awards will not count against the number of shares of Common Stock that may be granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant. Available shares under a stockholder approved plan of an acquired company (as appropriately adjusted to reflect the transaction) may be used for Awards under the Plan (subject to New York Stock Exchange rules) and will not count against the number of shares of Common Stock that may be granted under the Plan, subject to applicable stock exchange requirements.
(i) Payment.   Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.
(j) Notice.   If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise notice approved by the Committee, stating the number of shares of Common Stock being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise, together with payment in full of any exercise price for any shares being purchased.
(k) Withholding Taxes.   The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold federal or state income taxes or other taxes with respect to any Award granted under the Plan in an amount not to exceed the maximum individual tax rates that apply to the Grantee in the Grantee’s applicable jurisdictions, as determined by the Company. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.
(l) Limitations on Exercise.   The obligation of the Company to issue any shares of Common Stock or otherwise make payments hereunder shall be subject to the condition that any exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.
(m) Privileges of Stock Ownership.   Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan. Further, notwithstanding anything to the contrary, during the period of restriction of shares of Restricted Stock or prior to the vesting and settlement of Restricted Stock Unit Awards and Performance Share Awards, as applicable, all dividends (whether ordinary or extraordinary and whether paid in cash, additional shares or other property) and dividend equivalents or other distributions paid with respect to any such Award will be retained by the Company for the account of the relevant Grantee. Such dividends and dividend equivalents or other distributions will revert to the Company if for any reason the Awards upon which such dividends and dividend equivalents or other distributions were paid reverts to the Company or the Award is not settled into shares of Common Stock. Upon the expiration of the period of restriction or upon settlement, as applicable, all such dividends and dividend equivalents or other distributions made on such Award and retained by the Company will be paid, without interest, to the relevant Grantee.
(n) Breach; Additional Terms.   A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award. For the avoidance of doubt, nothing contained herein or in any Award Agreement shall be construed to waive any right that is not subject to waiver by private agreement under federal, state or local employment or other laws or shall prohibit the Grantee from (i) reporting possible violations of federal law or regulations, including any possible securities laws violations, to any governmental agency or entity, (ii) making any other disclosures that are protected under the whistleblower provisions of federal law or regulations or (iii) otherwise fully participating in any federal whistleblower programs, including but not limited to any such programs managed by the U.S. Securities Exchange Commission.
(o) Prohibition on Repricing of Awards.   Except as provided in Section 13, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights, cancel outstanding Options or Stock Appreciation Rights for which the exercise price equals or exceeds the Fair Market Value of a share of Common Stock in exchange for cash, other awards or Options or Stock Appreciation Rights, in each case with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights or otherwise be subject to any action that would be treated as a “repricing” of such Options or Stock Appreciation Rights, without stockholder approval.
(p) Tax Cuts and Jobs Act.   In light of changes to the Code resulting from federal legislation referred to as the Tax Cuts and Jobs Act, if any provision of this Plan is necessary for compliance with Section 162(m) of the Code as to any Award, whether prior to or following the enactment of the Tax Cuts and Jobs Act, that provision of the Plan is unaffected by this amendment and restatement; but if a provision of the Plan is not necessary for compliance with Section 162(m) of the Code as to any Award, then that provision shall not operate to constrain or limit the discretion of the Committee as to any Award.
(q) Clawback.   Awards under this Plan will be subject to any clawback or recapture policy that the Company may adopt from time to time to the extent provided in such policy and, in accordance with such policy, may be subject to the requirement that the Awards be repaid to the Company after they have been distributed to the Grantee.
13.ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.
(a) Capital Adjustments.   The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 3 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, extraordinary cash dividend, stock split, reverse stock split, combination, spin-off, reclassification or similar change in the capital structure of the Company without receipt of consideration or a merger, consolidation or Change in Control transaction, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up or down to the nearest whole number, as determined by the Committee and as permitted by applicable law.
(b) Change in Control.   Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or a Subsidiary, if, during the effectiveness of the Plan, a Change in Control occurs, to the extent not honored or assumed, continued, substituted or replaced by a successor award with equivalent economic value as determined by the Company in its discretion, (i) each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock (which, in the case of Options and Stock Appreciation Rights, may equal the excess, if any, of the value of the consideration to be paid in the Change in Control transaction to holders of the same number of shares of Common Stock subject to such Options or Stock Appreciation Rights over the aggregate exercise price of such Options or Stock Appreciation Rights, such that Options and Stock Appreciation Rights with an exercise price per share of Common Stock equal to or greater than the value of such consideration may be cancelled without payment to the holder thereof).
(c) Section 409A Adjustments.   No adjustment or substitution pursuant to this Section 13 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.
14.ADMINISTRATION.   This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock or other payments received pursuant to an Award.
15.EFFECT OF PLAN.   Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s service or interfere or affect in any way with the right of the Company or a Subsidiary to terminate such person’s employment or service at any time, with or without cause.
16.NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.   Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.
17.AMENDMENT OR TERMINATION OF PLAN.   The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of agreement or instrument to be executed pursuant to the Plan; provided, however, that if an amendment of the Plan requires shareholder approval to comply with the Code, including Sections 162(m) and 422 of the Code, or other applicable laws and regulations or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not adversely affect in any material respect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.

18.EFFECTIVE DATE AND TERM OF PLAN.   The Plan as set forth herein shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated by action of the Board.
19.GOVERNING LAW.   The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.
20.DEFINITIONS.   As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:
“Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.
“Award Agreement” means a written agreement, which may be in electronic form, with a Grantee with respect to any Award.
“Board” means the Board of Directors of the Company.
“Cash Award” means an Award granted under Section 11(a) of the Plan.
“Change in Control” of the Company means:
(i) with respect to Awards granted prior to May 31, 2016: the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (provided, that, with respect to each Award granted after December 1, 2009, the acquisition of additional voting securities by a person that, prior to such acquisition, is the beneficial owner of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (a “Controlling Person”) shall not constitute a Change in Control hereunder); (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities (other than such a tender offer made and consummated by a Controlling Person); and
(ii) with respect to Awards granted on or after May 31, 2016: the first occurrence of any of the following events following the date of grant of such Awards: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding securities, excluding (x) any such acquisition by any person that owns such percentage of the Company’s then outstanding securities as of the date of grant of such Award (a “ Controlling Person “) and (y) any acquisition of the Company’s then outstanding securities following the date of grant of such Award by a person which is inadvertent and/or otherwise not entered into for the purpose of, and does not have the effect of, changing or influencing the control of, the Company (including, but not limited to, the sale of securities by a Controlling Person in the public market) (clause (x) or (y), a “ Non-Control Transaction “), (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “ Transaction “), the persons who were directors of the Company immediately before the Transaction (each, an “Incumbent Director”) shall cease to constitute a majority of the Board or the board of directors of any successor to the Company (or, if applicable, the parent thereof resulting from the Transaction); provided that any director elected or nominated for election to the Board (or such board) by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this clause (ii), except that that any member of the Board whose initial assumption of office occurs as a result of  (including by reason of the settlement of) an actual or threatened proxy contest, election contest or other contested election of directors shall in no event be considered an Incumbent Director, (iii) the Company is merged or consolidated with another person, or transfers substantially all of its assets to another person, and immediately following the merger, consolidation or transfer either (x)(I) less than 50 percent of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company or (II) 50 percent or more of the outstanding voting securities of the acquiring, surviving or resulting person (as applicable) shall then be owned in the aggregate by the former stockholders of the Company but other than in substantially the same relative proportions as immediately prior to such transaction, and in each case excluding a Non-Control Transaction or (y) the individuals who were members of the Incumbent Board immediately prior to the agreement providing for such transaction constitute less than a majority of the members of the board of directors of the acquiring, surviving or resulting person (as applicable), or, if applicable the ultimate parent entity of such person, and in each case excluding a Non-Control Transaction, or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 25 percent or more of the combined voting power of the Company’s then outstanding voting securities (excluding a Non-Control Transaction). In addition, and for the avoidance of doubt, with respect to Awards granted on or after May 31, 2016, in no event shall a Change in Control be deemed to have occurred solely as a result of investment funds affiliated with Clayton, Dubilier & Rice, LLC selling in the public market equity securities held by them as of May 31, 2016.
Notwithstanding the foregoing, any Award under the Plan that constitutes “non-qualified deferred compensation” (within the meaning of Section 409A of the Code) that is payable as a result of a Change in Control shall only be payable if such Change in Control also constitutes a “change in control event” within the meaning of Section 409A of the Code.
“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.
“Committee” means the committee, (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements as may be in effect with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are or are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act, and the term “Committee” as used herein shall also be applicable to such committee. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.
“Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue in replacement or substitution thereof.
“Company” means NCI Building Systems, Inc., a Delaware corporation.
“Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and who is a “consultant or advisor” within the meaning of Form S-8 promulgated under the Securities Act.
“Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, or in each case as determined for purposes of Section 162(m) of the Code or any successor thereto.
“Director” means a member of the Board or the board of directors of a Subsidiary.
“Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time,

“Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.
“Effective Date” means the date on which the Plan, as amended and restated herein, is approved by the Board (subject to the further approval of the stockholders of the Company).
“Employee” means any person who is employed, within the meaning of Section 3401 of the Code, by the Company or a Subsidiary. The term “Employee” shall also include officers of the Company and its Subsidiaries. The provision of compensation by the Company or a Subsidiary to a Director solely with respect to such individual rendering services in the capacity of a Director shall not be sufficient to constitute “employment” by the Company or that Subsidiary.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, or if no prices are quoted on such date, on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.
(ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.
“Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.
“Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.
“NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.
“Non-Employee Director” means a Director of the Company who either (i) is not an Employee, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.
“Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.
“Normal Retirement Age” means the age established by the Board from time to time as the normal age for retirement of a Director or Employee, as applicable. In the absence of a determination by the Board with respect to any class of Grantee, the Normal Retirement Age shall be deemed to be 65 years of age.
“Option” means an award granted under Section 7 of the Plan.

“Option Agreement” means a written or electronic agreement with a Grantee with respect to the Award of an Option.
“Optionee” means an individual to whom an Option has been granted under the Plan.
“Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or a “Subsidiary corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or a “Subsidiary corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or a “Subsidiary corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or a “Subsidiary corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.
“Performance Award” means an Award made pursuant to Section 11 of the Plan to a Grantee that is subject to the attainment of one or more Performance Objectives.
“Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.
“Performance Share Award” means an Award granted under Section 10(a) of the Plan.
“Phantom Stock Award” means an Award granted under Section 10(b) of the Plan.
“Plan” means this NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.
“Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.
“Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.
“Restricted Stock Agreement” means a written or electronic agreement with a Grantee with respect to a Restricted Stock Award.
“Restricted Stock Award” means an Award granted under Section 8 of the Plan.
“Restricted Stock Unit Award” means an Award granted under Section 10(c) of the Plan.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.
“Section” means a section of the Plan unless otherwise stated or the context otherwise requires.
“Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.
“Stock Appreciation Right” means an Award granted under Section 9 of the Plan.
“Stock Appreciation Rights Agreement” means a written or electronic agreement with a Grantee with respect to an Award of Stock Appreciation Rights.
“Subsidiary” means (i) for purposes of Awards other than Incentive Stock Options, any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (ii) with respect to an Option that is intended to be an Incentive Stock Option, any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the

“Subsidiary group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity that may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.
“Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

2. Provide an Advisory Vote on the Frequency of theAdvisory Vote on Executive Compensation.1 Year 2 Years 3 Years Abstain01 - Gary L. Forbes(term will expire in 2022)04 - Jonathan L. Zrebiec(term will expire in 2022)02 - George Martinez(term will expire in 2022)03 - James S. Metcalf(term will expire in 2022)For Against Abstain For Against Abstain For Against Abstain1 U P XUsing a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.031V4B++A Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 3, 4, 5 and 6, and EVERY ONE YEAR in Proposal 2.3. Advisory Vote on Executive Compensation.1. Election of Directors:Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, executor, guardian or trustee, please add your title as such. If held by acorporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign the partnership’s name by an authorized partner or officer.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. — Date and Sign Below4. Ratification of Grant Thornton LLP as the Company’sIndependent registered public accounting firm for the fiscalyear ended December 31, 2019.5. Approval of the Company’s Third Amended and RestatedCertificate of Incorporation to effectuate a change of the nameof the Company from “NCI Building Systems, Inc.” to“Cornerstone Building Brands, Inc.”6. Approval of an amendment to the 2003 Long-Term StockIncentive Plan.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qAnnual Meeting Proxy CardFor Against AbstainFor Against AbstainFor Against AbstainFor Against Abstain000004MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345MMMMMMMMMMMMMMMMMMMMMMMM4 1 4 7 6 3MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDMR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE ANDC 1234567890 J N TC123456789MMMMMMMMMMMMMMMMMMM000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 ext000000000.000000 extIf no electronic voting,delete QR code and control #Δ ≈You may vote online or by phone instead of mailing this card.OnlineGo to www.investorvote.com/NCSor scan the QR code — login details arelocated in the shaded bar below.Save paper, time and money!Sign up for electronic delivery atwww.investorvote.com/NCSPhoneCall toll free 1-800-652-VOTE (8683) withinthe USA, US territories and CanadaVotes submitted electronically or by phonemust be received by 5:00 p.m., EDT, onMay 22, 2019.Your vote matters – here’s how to vote!

steps make an impact.Help the environment by consenting to receive electronicdelivery, sign up at www.investorvote.com/NCSTHIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.Proxy for Annual Meeting of StockholdersMay 23, 2019 - 10:00 AM EDTThe share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) James S. Metcalf and Todd R. Moore with or withoutothers, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at theAnnual Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), to be held on May 23, 2019 at 10:00 a.m. EDT, at The Umstead Hotel and Spa located at100 Woodland Pond Drive, Cary, North Carolina 27513, and at any reconvened meeting following any adjournment or postponement thereof, as follows on thereverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 22, 2019 is hereby acknowledged.THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR ALL NOMINEES LISTED INPROPOSAL 1 AND FOR PROPOSALS 3, 4, 5 AND 6 AND EVERY ONE YEAR IN PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESSAS MAY PROPERLY COME BEFORE THE MEETING.PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY MAIL IN THEPOSTAGE-PAID ENVELOPE PROVIDED.Proxy — NCI BUILDING SYSTEMS, INC.qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.qC Non-Voting Items++Change of Address — Please print new address below.Important notice regarding the Internet availability ofproxy materials for the Annual Meeting of shareholders.The Annual Report and Proxy Statement are available at:www.edocumentview.com/NCS

2. Provide an Advisory Vote on the Frequency of theAdvisory Vote on Executive Compensation.1 Year 2 Years 3 Years AbstainFor Against Abstain For Against Abstain For Against Abstain1 U P X01 - Gary L. Forbes(term will expire in 2022)04 - Jonathan L. Zrebiec(term will expire in 2022)02 - George Martinez(term will expire in 2022)03 - James S. Metcalf(term will expire in 2022)Using a black ink pen, mark your votes with an X as shown in this example.Please do not write outside the designated areas.031V5B++Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, executor, guardian or trustee, please add your title as such. If held by acorporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign the partnership’s name by an authorized partner or officer.Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.B Authorized Signatures — This section must be completed for your vote to count. — Date and Sign BelowqPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qAnnual Meeting Proxy CardA Proposals — The Board recommends a vote FOR all nominees, FOR Proposals 3, 4, 5 and 6, and EVERY ONE YEAR in Proposal 2.3. Advisory Vote on Executive Compensation.1. Election of Directors:4. Ratification of Grant Thornton LLP as the Company’sIndependent registered public accounting firm for the fiscalyear ended December 31, 2019.5. Approval of the Company’s Third Amended and RestatedCertificate of Incorporation to effectuate a change of the nameof the Company from “NCI Building Systems, Inc.” to“Cornerstone Building Brands, Inc.”6. Approval of an amendment to the 2003 Long-Term StockIncentive Plan.For Against AbstainFor Against AbstainFor Against AbstainFor Against AbstainMMMMMMMMM 414763MMMMMMMMMMMM

THIS PROXY IS SOLICITED BY THE NCI BUILDING SYSTEMS, INC. BOARD OF DIRECTORS.Proxy for Annual Meeting of StockholdersMay 23, 2019 - 10:00 AM EDTThe share owner(s) whose signature(s) appear(s) on the reverse side of this Proxy hereby appoint(s) James S. Metcalf and Todd R. Moore with or withoutothers, proxies with full power of substitution and resubstitution to vote all shares of common stock that the share owner(s) would be entitled to vote at theAnnual Meeting of Stockholders of NCI Building Systems, Inc. (“NCI”), to be held on May 23, 2019 at 10:00 a.m. EDT, at The Umstead Hotel and Spa located at100 Woodland Pond Drive, Cary, North Carolina 27513, and at any reconvened meeting following any adjournment or postponement thereof, as follows on thereverse side. Receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement dated April 22, 2019 is hereby acknowledged.THIS PROXY IS TO BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY IS TO BE VOTED FOR ALL NOMINEES LISTED INPROPOSAL 1 AND FOR PROPOSALS 3, 4, 5 AND 6 AND EVERY ONE YEAR IN PROPOSAL 2, AND IN THE DISCRETION OF THE PROXIES UPON SUCH OTHER BUSINESSAS MAY PROPERLY COME BEFORE THE MEETING.PLEASE COMPLETE, SIGN, DATE AND PROMPTLY RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE. THIS PROXY MUST BE RECEIVED BY MAIL IN THEPOSTAGE-PAID ENVELOPE PROVIDED.Proxy — NCI BUILDING SYSTEMS, INC.qPLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qImportant notice regarding the Internet availability ofproxy materials for the Annual Meeting of shareholders.The Annual Report and Proxy Statement are available at:www.edocumentview.com/NCS